Exhibit 10.12

Dated 31 May 2024
PALMERAIE FINANCE LIMITED
as Existing Borrower
ROYAL CARIBBEAN CRUISES LTD.
as New Borrower
CITIBANK EUROPE PLC, UK BRANCH
as Facility Agent
CITICORP TRUSTEE COMPANY LIMITED
as Security Trustee
CITIBANK N.A., LONDON BRANCH
as Global Coordinator
HSBC CONTINENTAL EUROPE
as French Coordinating Bank

HSBC CONTINENTAL EUROPE
as ECA Agent
and
THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
as Upsize Lenders

Amendment Agreement in connection with the Credit Agreement in respect of Hull No. A35 at Chantiers de l’Atlantique S.A.

Contents

Clause		Page

1	Interpretation and definitions	1
2	Amendment of the Novation Agreement and amendment and restatement of the Novated Credit Agreement	3
3	Conditions of effectiveness	3
4	Representations and Warranties	4
5	Incorporation of Terms	5
6	Costs and Expenses	5
7	Pre-delivery Commitment Fees	5
8	Accession of Upsize Lenders	5
9	Counterparts	6
10	Governing Law	6
Schedule 1 The Lenders		7
Schedule 2 Form of Amendment Effective Date confirmation – Hull A35		8
Schedule 3 Form of Amended and Restated Novated Credit Agreement		9
Schedule 4 Amendments to the Novation Agreement		10
Schedule 5 Replacement Exhibit A to the form of Novated Credit Agreement		12
Schedule 6 Exhibit O to the form of Novated Credit Agreement		13

THIS AMENDMENT AGREEMENT (this Amendment) is dated 31 May 2024 and made BETWEEN:

(1)	PALMERAIE FINANCE LIMITED as transferor (the Existing Borrower);
(2)	ROYAL CARIBBEAN CRUISES LTD. as transferee (the New Borrower);
(3)	CITIBANK EUROPE PLC, UK BRANCH as facility agent for the other Finance Parties (the Facility Agent);
(4)	CITICORP TRUSTEE COMPANY LIMITED as security trustee for itself and the other Finance Parties (the Security Trustee);
(5)	CITIBANK N.A., LONDON BRANCH as global coordinator (the Global Coordinator);
(6)	HSBC CONTINENTAL EUROPE as French coordinating bank (the French Coordinating Bank);
(7)	HSBC CONTINENTAL EUROPE as ECA agent (the ECA Agent); and
(8)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as upsize lenders (the Upsize Lenders).
WHEREAS:
(A)    Reference is made to the facility agreement dated 13 December 2019 (as supplemented, amended and restated from time to time, the Facility Agreement) and made between (1) the Existing Borrower as borrower, (2) the banks and financial institutions named therein as original lenders, (3) the Mandated Lead Arrangers as mandated lead arrangers, (4) the Facility Agent as facility agent, (5) the Security Trustee as security trustee, (6) the Global Coordinator as global coordinator, (7) the French Coordinating Bank as French coordinating bank and (8) the ECA Agent as ECA agent, pursuant to which the Existing Lenders (as defined below) have agreed to make available a loan of up to €1,126,400,000 to the Existing Borrower in connection with the purchase by the Existing Borrower of the Receivable from the Seller pursuant to the Receivable Purchase Agreement.
(B)    This Amendment is supplemental to the novation agreement dated 13 December 2019 (as supplemented, amended and restated from time to time, the Novation Agreement) in respect of the financing of the acquisition of the Vessel pursuant to the Facility Agreement and made between, amongst others, (1) the Existing Borrower as the existing borrower, (2) the New Borrower as the new borrower, (3) the banks and financial institutions named therein as original lenders, (4) the Mandated Lead Arrangers as mandated lead arrangers, (5) the Facility Agent as facility agent, (6) the Security Trustee as security trustee, (7) the Global Coordinator as global coordinator, (8) the French Coordinating Bank as French coordinating bank and (9) the ECA Agent as ECA agent.
(C)    The New Borrower has requested that the form of Novated Credit Agreement scheduled to the Novation Agreement (as such Novated Credit Agreement has previously been amended and / or amended and restated from time to time) be amended and restated on the basis set out in this Amendment in order to increase the Maximum Loan Amount (as defined therein) by an amount equal to the Upsize Additional Advance to be made available by the Upsize Lenders (each as defined below) and to reflect certain amendments that have been made to the form of Novated Credit Agreement pursuant to amendment agreements previously entered into between one or more of the Parties.
(D)    It is acknowledged and agreed that certain parties to this Amendment have, or promptly will, enter into a separate amendment agreement (the Other Amendment) in order to amend the form of Novated Credit Agreement attached to the Novation Agreement in connection with the matters referred to in the consent request letter issued by the New Borrower on 17 April 2024. The expectation is that the Amendment Effective Date under this Amendment shall occur prior to the amendment effective date under the Other Amendment and accordingly the form of the amended and restated Novated Credit Agreement set out in Schedule 3 does not reflect the amendments to the form of Novated Credit Agreement separately agreed, or to be agreed, pursuant to (and as set out in) the Other Amendment.

(E)    The Parties have agreed to amend the Novation Agreement and amend and restate the form of Novated Credit Agreement attached to the Novation Agreement, on the basis set out in this Amendment.
NOW IT IS AGREED as follows:
1    Interpretation and definitions
1.1    Definitions in the Facility Agreement and the Novation Agreement
(a)    Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions defined in the Novation Agreement or the Facility Agreement shall have the same meanings when used in this Amendment (including in the recitals).
(b)    The principles of construction set out in clause 1.3 of the Novation Agreement shall have effect as if set out in this Amendment.
1.2    Definitions
In this Amendment:
Amended Novation Agreement means the Novation Agreement as amended by this Amendment.
Amendment Effective Date means the date specified as such in the confirmation signed by the Facility Agent in accordance with clause 3.2.
Existing Lenders means the Lenders at the date of this Amendment (as more particularly set out in Schedule 1).
Loan Documents has the meaning given to such term in the form of the replacement Novated Credit Agreement set out in Schedule 3.
Party means each of the parties to this Amendment.
Previous Amendment Agreement means the amendment agreement to the Novation Agreement dated 21 July 2022 entered into between, amongst others, the Existing Borrower, the New Borrower and the Finance Parties, pursuant to which the form of Novated Credit Agreement scheduled to the Novation Agreement was amended on the basis set out therein.
Upsize Additional Advance has the meaning given to such term in the Amended Novation Agreement.
1.3    Third party rights
Other than BpiFAE in respect of the rights of BpiFAE under the Finance Documents and the Loan Documents, unless expressly provided to the contrary in a Finance Document or a Loan Document, no term of this Amendment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.
1.4    Designation
Each of the Parties designates this Amendment as a Loan Document for the purposes of the replacement Novated Credit Agreement and a Finance Document for the purposes of the Facility Agreement.

1.5    Security Trustee
Each of the parties acknowledges that the Security Trustee is entering into this Amendment on the irrevocable and unconditional instructions of the Facility Agent and the Security Trustee shall have all of the rights, powers and protections conferred on it under the Finance Documents hereunder.
2    Amendment of the Novation Agreement and amendment and restatement of the Novated Credit Agreement
In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the satisfaction of the conditions precedent set forth in clause 3:
(a)    the Novation Agreement shall be (and it is hereby) amended in accordance with the amendments set out in Schedules 3 and 4;
(b)    the form of the Novated Credit Agreement (but without all its Exhibits which shall (other than in respect of Exhibit A) remain in the same form and continue to form part of the Novated Credit Agreement) set out in Schedule 3 of the Novation Agreement shall be (and it is hereby) amended and restated so as to read in accordance with the form of the amended and restated Novated Credit Agreement set out in Schedule 3;
(c)    Schedule 5 shall be (and it is hereby) attached to the form of the amended and restated Novated Credit Agreement in replacement of Exhibit A thereto; and
(d)    Schedule 6 shall be (and it is hereby) attached to the form of the amended and restated Novated Credit Agreement as a new Exhibit O thereto.
3    Conditions of effectiveness
3.1    The agreement of the Parties referred to in clause 2 shall be subject to each of the following conditions being satisfied to the reasonable satisfaction of the Facility Agent:
(a)    the Facility Agent shall have received from the New Borrower:
(i)    a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment, and upon which certificate the Existing Lenders and the Upsize Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the New Borrower cancelling or amending such prior certificate; and
(ii)    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the New Borrower;
(b)    the Facility Agent shall have received from the Existing Borrower:
(i)    a certificate from an authorised officer of the Existing Borrower, confirming that there have been no changes or amendments to its constitutional documents, certified copies of which were previously delivered to the Facility Agent pursuant to the Facility Agreement, or attaching revised versions in case of any changes or amendments; and

(ii)    a copy, certified by an authorised officer of the Existing Borrower, of (A) resolutions of its board of directors approving the transactions contemplated by this Amendment and authorising a person or persons to execute this Amendment and any notices or other documents to be given pursuant hereto and (B) if applicable, any power of attorney issued pursuant to such resolutions (which shall be certified as being in full force and effect and not revoked or withdrawn);
(c)    the Facility Agent shall have received evidence that all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent) required to be paid by the New Borrower pursuant to clause 6 below, and all other documented fees and expenses that the New Borrower has otherwise agreed in writing to pay to the Facility Agent, have been paid or will be paid promptly upon being demanded;

(d)    the ECA Agent and the Facility Agent shall have received evidence satisfactory to them (each acting on the instructions of the Lenders) that BpiFAE has approved the arrangements referred to in this Amendment;
(e)    the Facility Agent shall have received opinions, addressed to the Facility Agent (and capable of being relied upon by the Existing Lenders and the Upsize Lenders) from:
(i)    Watson Farley & Williams LLP, counsel to the New Borrower, as to matters of Liberian law (and being issued in substantially the same form as the corresponding Liberian legal opinion issued in respect of the Previous Amendment Agreement); and
(ii)    Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of English law (and being issued in substantially the same form as the corresponding English legal opinion issued in respect of the Previous Amendment Agreement);
(f)    the representations and warranties set out in clause 4 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect (which shall be accurate in all respects)) as of the Amendment Effective Date;
(g)    no Event of Default shall have occurred and be continuing or would result from the amendment of the Novation Agreement pursuant to this Amendment;
(h)    the Existing Borrower and the New Borrower shall, as required pursuant to clause 5, have each provided a letter to the Facility Agent which confirms that the relevant process agent has accepted its appointment as process agent in respect of this Amendment; and
(i)    the Facility Agent shall have received evidence that, as required pursuant to clause 9.6(c) of the Receivable Purchase Agreement, the Seller has consented to the amendments to the Novation Agreement set out in this Amendment.
3.2    The Facility Agent shall notify the Existing Lenders, the Upsize Lenders, the Existing Borrower and the New Borrower of the Amendment Effective Date by way of a confirmation in the form set out in Schedule 2 and such confirmation shall be conclusive and binding.
4    Representations and Warranties
4.1    The Existing Borrower shall be deemed to repeat the representations and warranties in clause 7.1 of the Facility Agreement on the date of this Amendment and the Amendment Effective Date, in each case, as if made with reference to the facts and circumstances existing on such dates.
4.2    The New Borrower represents and warrants that each of the representations set out in Article VI of the form of the replacement Novated Credit Agreement (other than Section 6.10) set out in Schedule 3 are true and correct as if made at the date of this Amendment and at the Amendment Effective Date, in each case with reference to the facts and circumstances existing on such day, as if references to the Loan Documents include this Amendment and as if the form of the replacement Novated Credit Agreement was effective at the time of each such repetition.

5    Incorporation of Terms
The provisions of clauses 13 (Miscellaneous and notices), 14.2 (Submission to jurisdiction) and 14.3 (Waiver of immunity) of the Novation Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if (a) references to each Party are references to each Party to this Amendment and (b) references to ‘this Agreement’ include this Amendment.
6    Costs and Expenses
◦Save as may otherwise be agreed in writing between the New Borrower and each relevant payee (or the Facility Agent on its behalf), the New Borrower agrees to pay on demand, on an after-tax basis, all reasonable out-of-pocket costs and expenses in connection with:
(a)    the preparation, execution and delivery of; and
(b)    the administration, modification and amendment of,
◦this Amendment and all other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Norton Rose Fulbright LLP as the legal adviser to the Facility Agent and the Security Trustee.
7    Pre-delivery Commitment Fees
It is acknowledged and agreed that, with effect from the Amendment Effective Date, the Maximum Loan Amount (as defined in the form of Novated Credit Agreement) shall be increased by an amount of €34,908,760 (being an amount equal to the Upsize Additional Advance) and each Upsize Lender shall be a “Lender” for the purpose of the Upsize Additional Advance. As a result of such increase, the Existing Borrower shall (again with effect from the Amendment Effective Date) be required to pay an additional Pre-delivery Commitment Fee under clause 5.1 of the Facility Agreement in an amount equal to the product of the Applicable Commitment Rate, multiplied by, for each day elapsed since the Amendment Effective Date, 25% of the undrawn amount of the Upsize Additional Advance, divided by 360 days. Such additional Pre-delivery Commitment Fee shall be payable to the Facility Agent (for the account of the Upsize Lender) on each Commitment Fee Payment Date on the basis set out in clause 5.1 of the Facility Agreement and:
(a)    the payment of such amount shall, as with the other commitment fees payable under clause 5.1 of the Facility Agreement, be made from the proceeds of the Loan pursuant to clause 2.2 of the Facility Agreement; and
(b)    the provisions of Schedule 3 of the Receivable Purchase Agreement shall be construed accordingly.
8    Accession of Upsize Lenders
        In connection with the Upsize Additional Advance, it is hereby agreed that, with effect from the Amendment Effective Date:
(a)    each Upsize Lender is hereby made a party to the Amended Novation Agreement and a Lender for the purposes of such Amended Novation Agreement and the Novated Credit Agreement as if it were an original signatory to the Novation Agreement and each Upsize Lender agrees to assume and will assume all of the obligations under the Amended Novation Agreement and, with effect from the Novation Effective Time, the Novated Credit Agreement with respect to the Upsize Additional Advance;
(b)    each reference to the Lenders in the Amended Novation Agreement and the Novated Credit Agreement shall be deemed to include each Upsize Lender, and accordingly the Amended Credit Agreement shall henceforth be construed in all respects as if references to the Lenders included the Upsize Lenders;

(c)    only the Upsize Lenders shall have the responsibility (pro rata to their commitments in the Upsize Additional Advance) of making available the Upsize Additional Advance to the New Borrower and no Existing Lender shall have any obligation to make available, or contribute to, such Upsize Additional Advance, on the basis that the existing Commitments of all Existing Lenders and their obligations in respect of the same under the Facility Agreement and, with effect from the Novation Effective Time, the Novated Credit Agreement shall otherwise continue in full force and effect;
(d)    each Upsize Lender appoints the Facility Agent and Security Trustee in their capacities as such on the basis set out in the Agency and Trust Deed and the Security Trust Deed (as applicable) and, with effect from the Novation Effective Time, also appoints the Facility Agent in its capacity as such under Article X of the Novated Credit Agreement; and
(e)    the administration details of, and the address for notices and other communications to, the Upsize Lenders as at the date of this Amendment shall be the same details as those of Citibank, Europe, Plc as Existing Lender.
9    Counterparts
This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. The Parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.
10    Governing Law
This Amendment, and all non-contractual obligations arising in connection with it, shall be governed by and construed in accordance with English law.
The Parties have executed this Amendment the day and year first before written.

Schedule 1
The Lenders

Existing Lenders
Citibank Europe Plc
Banco Santander, S.A.
Banco Bilbao Vizcaya Argentaria S.A., Paris Branch
BNP Paribas SA
HSBC Continental Europe
Société Générale
SMBC Bank International plc UniCredit Bank AG
SFIL

Upsize Lenders
Citibank Europe Plc
•

Schedule 2
Form of Amendment Effective Date confirmation – Hull A35
To:    Royal Caribbean Cruises Ltd.

Hull No. A35 Amendment Agreement dated [●] 2024 (the Amendment Agreement)
We, CITIBANK EUROPE PLC, UK BRANCH, refer to the Amendment Agreement and confirm that all conditions precedent referred to in clause 3.1 of the Amendment Agreement have been satisfied and, accordingly, the “Amendment Effective Date” for the purposes of the Amendment Agreement is [●] 2024.

Facility Agent
Signed by ………………………………………………………………..
For and on behalf of CITIBANK EUROPE PLC, UK BRANCH

Schedule 3
Form of Amended and Restated Novated Credit Agreement

_________________________________________
HULL NO. A35 CREDIT AGREEMENT
_________________________________________
dated 13 December 2019 as novated, amended and restated
on the Actual Delivery Date pursuant to
a novation agreement dated 13 December 2019
(as amended and/or restated from time to time)
BETWEEN
Royal Caribbean Cruises Ltd.
as the Borrower,
the Lenders from time to time party hereto,
Citibank N.A., London Branch
as Global Coordinator
HSBC Continental Europe as ECA Agent
and
Citibank Europe plc, UK Branch as Facility Agent
and
Citibank Europe plc, HSBC Continental Europe, Banco Santander S.A., Banco Bilbao Vizcaya Argentaria S.A., Paris Branch, BNP Paribas SA, SMBC Bank International plc, Société Générale and Unicredit Bank AG as Mandated Lead Arrangers

TABLE OF CONTENTS
PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.1. Defined Terms    2
SECTION 1.2. Use of Defined Terms    29
SECTION 1.3. Cross-References    29
SECTION 1.4. Accounting and Financial Determinations    29
SECTION 1.5. Construction of certain provisions relating to the Floating Rate Loan    30
ARTICLE II COMMITMENTS AND BORROWING PROCEDURES
SECTION 2.1. Commitment    31
SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments    31
SECTION 2.3. Borrowing Procedure    31
SECTION 2.4. Funding    34
ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
SECTION 3.1. Repayments    34
SECTION 3.2. Prepayment    34
SECTION 3.3. Interest Provisions.    35
SECTION 3.3.1. Rates.    36
SECTION 3.3.2. [Intentionally omitted]    36
SECTION 3.3.3. Interest stabilisation.    36
SECTION 3.3.4. Post-Maturity Rates.    36
SECTION 3.3.5. Payment Dates.    36
SECTION 3.3.6. Interest Rate Determination    37
SECTION 3.4. Commitment Fees.    37
SECTION 3.4.1. Payment.    37
SECTION 3.5. Other Fees.    37
    1

ARTICLE IV CERTAIN FLOATING RATE AND OTHER PROVISIONS
SECTION 4.1. Floating Rate Lending Unlawful.    37
SECTION 4.2. [Intentionally omitted]    38
SECTION 4.3. Increased Floating Rate Loan Costs, etc.    38
SECTION 4.4. Funding Losses    39
SECTION 4.4.1. Indemnity.    39
SECTION 4.4.2. Exclusion    41
SECTION 4.5. Increased Capital Costs    41
SECTION 4.6. Taxes    42
SECTION 4.7. Reserve Costs    44
SECTION 4.8. Payments, Computations, etc.    45
SECTION 4.9. Replacement Lenders, etc.    45
SECTION 4.10. Sharing of Payments    46
SECTION 4.10.1. Payments to Lenders.    46
SECTION 4.10.2. Redistribution of payments.    47
SECTION 4.10.3. Recovering Lender's rights.    47
SECTION 4.10.4. Reversal of redistribution    47
SECTION 4.10.5. Exceptions.    47
SECTION 4.11. Set-off    47
SECTION 4.12. Use of Proceeds    48
SECTION 4.13. FATCA Information.    48
SECTION 4.14. Resignation of the Facility Agent    49
ARTICLE V CONDITIONS TO BORROWING
SECTION 5.1. Advance of the Loan    49
SECTION 5.1.1. Resolutions, etc.    49
SECTION 5.1.2. Opinions of Counsel.    50
    2

SECTION 5.1.3. BpiFAE Insurance Policy.    50
SECTION 5.1.4. Closing Fees, Expenses, etc.    50
SECTION 5.1.5. Compliance with Warranties, No Default, etc    51
SECTION 5.1.6. Loan Request    51
SECTION 5.1.7. Foreign Exchange Counterparty Confirmations.    51
SECTION 5.1.8. Protocol of delivery.    51
SECTION 5.1.9. Title to Purchased Vessel.    51
SECTION 5.1.10. Interest Stabilisation.    52
SECTION 5.1.11. Escrow Account Security.    53
SECTION 5.1.12. LNG Change Order    53
ARTICLE VI REPRESENTATIONS AND WARRANTIES
SECTION 6.1. Organization, etc.    53
SECTION 6.2. Due Authorization, Non-Contravention, etc.    53
SECTION 6.3. Government Approval, Regulation, etc.    54
SECTION 6.4. Compliance with Environmental Laws    54
SECTION 6.5. Validity, etc.    54
SECTION 6.6. No Default, Event of Default or Prepayment Event    54
SECTION 6.7. Litigation    54
SECTION 6.8. The Purchased Vessel    55
SECTION 6.9. Obligations rank pari passu; Liens    55
SECTION 6.10. Withholding, etc.    55
SECTION 6.11. No Filing, etc. Required    55
SECTION 6.12. No Immunity    55
SECTION 6.13. Investment Company Act    56
SECTION 6.14. Regulation U    56
SECTION 6.15. Accuracy of Information    56
    3

SECTION 6.16. Compliance with Laws.    56
ARTICLE VII COVENANTS
SECTION 7.1. Affirmative Covenants    57
SECTION 7.1.1. Financial Information, Reports, Notices, etc.    57
SECTION 7.1.2. Approvals and Other Consents.    60
SECTION 7.1.3. Compliance with Laws, etc.    60
SECTION 7.1.4. The Purchased Vessel.    60
SECTION 7.1.5. Insurance    61
SECTION 7.1.6. Books and Records    61
SECTION 7.1.7. BpiFAE Insurance Policy/French Authority Requirements    62
SECTION 7.1.8. [Intentionally omitted]    62
SECTION 7.1.9. Equal Treatment with Pari Passu Creditors    62
SECTION 7.1.10. [Intentionally omitted]    62
SECTION 7.2. Negative Covenants    62
SECTION 7.2.1. Business Activities    63
SECTION 7.2.2. Indebtedness    63
SECTION 7.2.3. Liens    63
SECTION 7.2.4. Financial Condition    66
SECTION 7.2.5. Additional Undertakings.    68
SECTION 7.2.6. Consolidation, Merger, etc.    76
SECTION 7.2.7. Asset Dispositions, etc.    76
SECTION 7.2.8. Borrower’s Procurement Undertaking.    77
SECTION 7.2.9. Lien and Guarantee Restriction.    77
SECTION 7.3. Covenant Replacement    79
SECTION 7.4. Lender incorporated in the Federal Republic of Germany    79
    4

ARTICLE VIII EVENTS OF DEFAULT
SECTION 8.1. Listing of Events of Default    79
SECTION 8.1.1. Non-Payment of Obligations    79
SECTION 8.1.2. Breach of Warranty    79
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations    79
SECTION 8.1.4. Default on Other Indebtedness    80
SECTION 8.1.5. Bankruptcy, Insolvency, etc.    81
SECTION 8.2. Action if Bankruptcy    81
SECTION 8.3. Action if Other Event of Default    81
ARTICLE IX PREPAYMENT EVENTS
SECTION 9.1. Listing of Prepayment Events    82
SECTION 9.1.1. Change of Control    82
SECTION 9.1.2. Unenforceability    82
SECTION 9.1.3. Approvals    82
SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations    82
SECTION 9.1.5. Judgments    82
SECTION 9.1.6. Condemnation, etc.    83
SECTION 9.1.7. Arrest    83
SECTION 9.1.8. Sale/Disposal of the Purchased Vessel    83
SECTION 9.1.9. BpiFAE Insurance Policy    83
SECTION 9.1.10. Illegality.    83
SECTION 9.1.11. [Intentionally omitted]    83
SECTION 9.1.12. [Intentionally omitted]    83
SECTION 9.2. Mandatory Prepayment    83
SECTION 9.3. Mitigation    84
    5

ARTICLE X THE FACILITY AGENT AND THE ECA AGENT
SECTION 10.1. Actions    84
SECTION 10.2. Indemnity    84
SECTION 10.3. Funding Reliance, etc    85
b)    85
SECTION 10.4. Exculpation    87
SECTION 10.5. Successor    87
SECTION 10.6. Loans by the Facility Agent    88
SECTION 10.7. Credit Decisions    88
SECTION 10.8. Copies, etc    89
SECTION 10.9. The Agents’ Rights    89
SECTION 10.10. The Facility Agent’s Duties    89
SECTION 10.11. Employment of Agents    90
SECTION 10.12. Distribution of Payments    90
SECTION 10.13. Reimbursement    90
SECTION 10.14. Instructions    90
SECTION 10.15. Payments    91
SECTION 10.16. “Know your customer” Checks    91
SECTION 10.17. No Fiduciary Relationship    91
SECTION 10.18. Illegality    91
ARTICLE XI MISCELLANEOUS PROVISIONS
SECTION 11.1. Waivers, Amendments, etc.    91
SECTION 11.2. Notices    92
SECTION 11.3. Payment of Costs and Expenses    94
SECTION 11.4. Indemnification    94
SECTION 11.5. Survival    96
    6

SECTION 11.6. Severability    96
SECTION 11.7. Headings    96
SECTION 11.8. Execution in Counterparts, Effectiveness, etc.    96
SECTION 11.9. Third Party Rights    96
SECTION 11.10. Successors and Assigns    96
SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan    97
SECTION 11.11.1. Assignments    97
SECTION 11.11.2. Participations    99
SECTION 11.11.3. Register    100
SECTION 11.11.4. Rights of BpiFAE to payments    100
SECTION 11.12. Other Transactions    100
SECTION 11.13. BpiFAE Insurance Policy.    100
SECTION 11.13.1. Terms of BpiFAE Insurance Policy    100
SECTION 11.13.2. Obligations of the Borrower.    101
SECTION 11.13.3. Obligations of the ECA Agent and the Lenders.    101
SECTION 11.14. Law and Jurisdiction    102
SECTION 11.14.1. Governing Law    102
SECTION 11.14.2. Jurisdiction    102
SECTION 11.14.3. Alternative Jurisdiction    102
SECTION 11.14.4. Service of Process    102
SECTION 11.15. Confidentiality    103
SECTION 11.16. French Authority Requirements.    104
SECTION 11.17. Waiver of immunity.    104
SECTION 11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.    104

    7

EXHIBITS
Exhibit A    -    Form of Loan Request
Exhibit B-1    -    Form of Opinion of Liberian Counsel to Borrower
Exhibit B-2    -    Form of Opinion of English Counsel to the Facility Agent and the Lenders
Exhibit B-3    -    Form of Opinion of French Counsel to the Facility Agent and the Lenders
Exhibit B-4    -    Form of Opinion of US Tax Counsel to the Lenders
Exhibit C    -    Form of Lender Assignment Agreement
Exhibit D    -    Form of Certificate of French Content
Exhibit E-1    -    Form of Delivery Non-Yard Costs Certificate
Exhibit E-2     -    Form of Final Non-Yard Costs Certificate
Exhibit F     -    Silversea Indebtedness and Liens
Exhibit G    -    Form of First Priority Guarantee
Exhibit H    -    Form of Second Priority Guarantee
Exhibit I    -    Form of Third Priority Guarantee
Exhibit J    -    Form of Senior Parties Subordination Agreement
Exhibit K    -    Form of Other Senior Parties Subordination Agreement
Exhibit L    -    Framework
Exhibit M    -    Debt Deferral Extension Regular Monitoring Requirements
Exhibit N    -    Replacement covenants with effect from the Guarantee Release Date
Exhibit O    -    Floating Rate Loan Provisions

    8

CREDIT AGREEMENT
HULL NO. A35 CREDIT AGREEMENT, dated 13 December 2019 as novated, amended and restated on the Actual Delivery Date (as defined below) and as amended and restated from time to time, is among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), HSBC Continental Europe in its capacity as agent for the Lenders referred to below in respect of BpiFAE-related matters (in such capacity, the “ECA Agent”), Citibank Europe plc, UK Branch in its capacity as facility agent (in such capacity, the “Facility Agent”) and the financial institutions listed in Schedule 1 to the Novation Agreement (as defined below) as lenders (in such capacity, together with each of the other Persons that shall become a “Lender” in accordance with clause 12 of the Novation Agreement or Section 11.11.1 hereof, each of them individually a “Lender” and, collectively, the “Lenders”).
W I T N E S S E T H:
WHEREAS,
(A)    The Borrower and Chantiers de l’Atlantique S.A. (previously known as STX France S.A.) (the “Builder”) have entered on 30 September 2016 into a Contract for the Construction and Sale of Hull No. A35 (as amended from time to time, the “Construction Contract”) pursuant to which the Builder has agreed to design, construct, equip, complete, sell and deliver the passenger cruise vessel bearing Builder’s hull number A35 and which shall be owned by the Nominated Owner (the “Purchased Vessel”).
(B)    The Lenders have agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility calculated on the amount (the “Maximum Loan Amount”) equal to the EUR sum of:
(i)    eighty per cent (80%) of the Contract Price (as defined below) of the Purchased Vessel, and including Non-Yard Costs of up to EUR 145,910,000 (the “Maximum Non-Yard Costs Amount”) but which shall not include any Other Basic Contract Price Increases (as defined below);
(ii)    eighty per cent (80%) of the Change Orders (as defined below) of up to EUR 174,955,000 effected in accordance with the Construction Contract; and
(iii)    100% of the BpiFAE Premium (as defined below),
    being an amount no greater than EUR 1,319,112,760.00 and being made available in the US Dollar Equivalent of that Maximum Loan Amount (as such Dollar amount may be adjusted pursuant to clause 5.3 of the Novation Agreement).
(C)    Of the amounts referred to in recital (B)(i) and (ii) above, the Lenders have made certain amounts available to the Original Borrower during the period prior to the Actual Delivery Date pursuant to this Agreement (the liability for which amount has been assumed by the Borrower following the novation of this Agreement pursuant to the Novation Agreement) and, the balance of such amounts has been, or shall be, made available to the Borrower as Additional Advances pursuant to the Novation Agreement and this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“2.875% Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 2.875% Convertible Notes Indenture which are, in accordance with the provisions of the said 2.875% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 2.875% Maturity Date.
“2.875% Convertible Notes Indenture” means that certain Indenture, dated as of October 16, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $575,000,000 2.875% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.
“2.875% Maturity Date” has the meaning given to the term Maturity Date in the 2.875% Convertible Notes Indentures (and being, as of July 21, 2022, November 15, 2023).
“4.25% Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 4.25% Convertible Notes Indenture which are, in accordance with the provisions of the said 4.25% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 4.25% Maturity Date.
“4.25% Convertible Notes Indenture” means that certain Indenture, dated as of June 9, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $1,150,000,000 4.250% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.
“4.25% Maturity Date” has the meaning given to the term Maturity Date in the 4.25% Convertible Notes Indenture (and being, as of July 21, 2022, June 15, 2023).
    “Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Actual Delivery Date” means the date on which the Purchased Vessel is delivered by the Builder to, and accepted by, the Borrower under the Construction Contract, being also the date on which the final balance of the Loan is advanced by way of the Additional Advances.
“Add Back End Date” means the date falling 30 days after the end of the Fiscal Quarter ending June 30, 2025.
“Additional Advances” is defined in the Novation Agreement.
“Additional BpiFAE Premium” means the additional premium payable to BpiFAE under, and in respect of, the amendment to the BpiFAE Insurance Policy made in connection with the Seventh Novation Agreement Supplement and the making available of the Upsize Additional Advance.
“Additional Guarantee” means a guarantee of the Obligations provided by a New Guarantor in a form and substance substantially the same as the other Guarantees (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and acceptable to BpiFAE.
“Additional Subordination Agreement” means any subordination agreement with respect to the Second Priority Guarantee or the Third Priority Guarantee, as applicable, in a form and substance substantially the same as the other Subordination Agreements (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and the beneficiaries of any Indebtedness incurred by the relevant Guarantor, as applicable, and acceptable to BpiFAE.
“Adjustable Amount” means, as of any time of determination, $500,000,000; provided if the aggregate amount of New Capital is equal to or greater than $500,000,000, then the Adjustable Amount shall be $350,000,000.
“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agent” means either the ECA Agent or the Facility Agent and “Agents” means both of them.
“Agreement” means, on any date, this credit agreement as originally in effect on the Signing Date and as novated, amended and restated by the Novation Agreement and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.
“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.
“Annualized Net Cash from Operating Activities” means, with respect to any calculation of net cash from operating activities for any period:

(a)    in the case of the period of four consecutive Fiscal Quarters ending with the first Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (A) net cash from operating activities for such first Fiscal Quarter and (B) four,
(b)    in the case of the period of four consecutive Fiscal Quarters ending with the second Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (i) the sum of net cash from operating activities for such second Fiscal Quarter and the immediately preceding Fiscal Quarter and (ii) two; and
(c)    in the case of the period of four consecutive Fiscal Quarters ending with the third Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (i) the sum of net cash from operating activities for such third Fiscal Quarter and the two immediately preceding Fiscal Quarters and (ii) four-thirds, in each case determined in accordance with GAAP as shown in the Borrower’s consolidated statements of cash flows for such period.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Anticipated Delivery Date” means the Expected Delivery Date (as defined in the Receivable Purchase Agreement) as at the Signing Date, namely 16 November 2023.
“Applicable Commitment Rate” means (x) from the Signing Date up to and including the date falling two years prior to the Anticipated Delivery Date, 0.15% per annum, (y) from the day following the date falling two years prior to the Anticipated Delivery Date up to and including the date falling one year prior to the Anticipated Delivery Date, 0.25% per annum, and (z) from the day following the date falling one year prior to the Anticipated Delivery Date until the Commitment Fee Termination Date, 0.30% per annum.
“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Assignee Lender” is defined in Section 11.11.1.
“Authorized Officer” means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.
“Bail-In Legislation” means:
(a)    in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)    in relation to the United Kingdom, the UK Bail-In Legislation; and
(c)    in relation to any other state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Bank Indebtedness” means the Borrower’s Indebtedness up to a maximum aggregate principal amount of $5,300,000,000 under the following agreements (as amended, restated, supplemented, extended, refinanced, replaced or otherwise modified from time to time): (a) the USD1,550,000,000 revolving credit facility maturing in 2022 with Nordea Bank AB (publ), New York Branch as agent, (b) the USD1,925,000,000 revolving credit facility maturing in 2024 with The Bank of Nova Scotia as agent, (c) the USD1,000,000,000 term loan maturing on 5 April 2022 with Bank of America, N.A. as agent, (d) the USD300,000,000 term loan maturing on 7 June 2028 with Nordea Bank ABP, New York Branch as agent, (e) the USD55,827,065 term loan maturing on 5 December 2022 with Sumitomo Mitsui Banking Corporation as agent, (f) the €80,000,000 term loan maturing in November 2024 with Skandinaviska Enskilda Banken AB (publ) as agent, (g) the USD130,000,000 term loan maturing on 2 February 2023 with Industrial and Commercial Bank of China Limited, New York Branch as agent, (h) that certain guarantee dated 18 July 2016 with SMBC Leasing and Finance, Inc. as agent in connection with liabilities relating to the “Lease”, the “Construction Agency Agreement”, the “Participation Agreement” and any other “Operative Document” (as each term is defined in such guarantee) and (i) any other agreement (other than in connection with Credit Card Obligations) as to which the Second Priority Guarantors provide a first priority guarantee package.
“Basic Contract Price” is as defined in the Construction Contract.
“Borrower” is defined in the preamble.
“BpiFAE” means BpiFrance Assurance Export, the French export credit agency, a French société par action simplifiée à associé unique with its registered office at 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France, registered at the trade and companies registry of Créteil under number 815 276 308 and includes its successors in title or any other person succeeding to BpiFrance Assurance Export in the role as export credit agency of the Republic of France to manage and provide under its control, on its behalf and in its name the public export guarantees as provided by article L 432-1 of the French insurance code.
“BpiFAE Enhanced Guarantee” means the enhanced guarantee (garantie rehaussée) issued or to be issued by BpiFAE to the benefit of CAFFIL in accordance with article 84 of the French Amending Finance Law 2012 (as amended) in relation to the refinancing of SFIL’s participation and Commitments under the Loan, and any other documents (including any security) entered into or to be entered into by SFIL with CAFFIL and/or BpiFAE in relation thereto.
“BpiFAE Insurance Policy” means the export credit insurance policy in respect of the Loan issued by BpiFAE for the benefit of the Lenders.
“BpiFAE Premium” means the premium payable to BpiFAE under and in respect of the BpiFAE Insurance Policy (and including the Additional BpiFAE Premium).

“Builder” is defined in the preamble.
“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, London, Madrid or Paris, and if the Floating Rate applies, or is to apply, to any part of the Loan:
(a)    in the case of an advance of all or part of the Loan, an Interest Period, prepayment or conversion, in each case with respect to the Loan bearing interest by reference to the Floating Rate;
(b)    in the case of any date for payment or purchase of an amount relating to the Compounded Reference Rate (if applicable); or
(c)    in the case of the determination of the first day or the last day of an Interest Period for the Compounded Reference Rate (if applicable) or otherwise in relation to the determination of the length of such Interest Period, which is a US Government Securities Business Day.
“B34 Facility Amendment Date” means 20 March 2018, the effective date of the third supplemental agreement dated 16 March 2018 to (among other things) a credit facility supported by BpiFAE (pertaining to Hull No. B34) reflecting the alignment of certain provisions and covenants with the Borrower’s revolving credit facility refinanced on 12 October 2017.
“CAFFIL” means Caisse Française de Financement Local, a French société anonyme, with its registered office at 112-114 avenue Emile Zola – 75015 Paris - France, registered at the trade and companies registry of Paris under number 421 318 064.
“Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.
“Capitalization” means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.
“Capitalized Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.
“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have

“beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Change Orders” is as defined in the Novation Agreement.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Commitment” is defined in Section 2.2 and means, relative to any Lender, such Lender’s obligation to make the Loan pursuant to Section 2.1.
“Commitment Fees” is defined in Section 3.4.
“Commitment Fee Termination Date” is defined in Section 3.4.
“Commitment Termination Date” means the Back Stop Date (as defined in the Receivable Purchase Agreement) (or such later date as the Lenders and BpiFAE may agree).
“Compounded Reference Rate” has the meaning given to it in, and is determined in accordance with, Exhibit O.
“Compounded Reference Rate Supplement” has the meaning given to it in Exhibit O.
“Compounded Reference Rate Terms” has the meaning given to it in, and is determined in accordance with, Exhibit O
“Compounding Methodology Supplement” has the meaning given to it in Exhibit O.
“Construction Contract” is defined in the preamble.
“Contract Price” is as defined in the Construction Contract and which includes a lump sum amount in respect of the Non-Yard Costs.
“Contractual Delivery Date” means, at any time, the date which at such time is the date specified for delivery of the Purchased Vessel under the Construction Contract, as such date may be modified from time to time pursuant to the terms of the Construction Contract.
“Covered Taxes” is defined in Section 4.6.

“Credit Adjustment Spread” has the meaning given to it in Exhibit O.
“Credit Card Obligations” means any obligations of the Borrower under credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business of the Borrower.
“Cumulative Compounded RFR Rate” has the meaning given to it in, and is determined in accordance with, Exhibit O.
“Daily Non-Cumulative Compounded RFR Rate” has the meaning given to it in, and is determined in accordance with, Exhibit O.
“Debt Deferral Extension Regular Monitoring Requirements" means the general test scheme/reporting package in the forms set out in Part A and Part B of Exhibit M to this Agreement, the relevant part of which is to be submitted by the Borrower in accordance with Section 7.1.1(i).
“Debt Incurrence” means any incurrence of Indebtedness for borrowed money by any Group Member, whether pursuant to a public offering or a Rule 144A or other private placement of debt securities (including any secured debt securities (but excluding any unsecured debt securities) convertible into equity securities) or an incurrence of loans under any loan or credit facility, or any issuance of bonds, other than:
(a)    any Indebtedness (but having regard, in respect of any secured and/or guaranteed Indebtedness, to the restrictions set out in Section 7.2.9(b)) incurred by a Group Member between 1 April 2020 and 31 December 2023 (or such later date as may, with the prior consent of BpiFAE, be agreed between the Borrower and the Lenders) (the “Debt Incurrence Trigger Date”);
(b)    Indebtedness incurred by a Group Member pursuant to an intra-Group loan from another Group Member, provided that no Group Member shall be permitted to incur any such Indebtedness at any time where an Event of Default or a Prepayment Event has occurred and is continuing;
(c)    Indebtedness incurred to refinance (and for this purpose having regard to the applicable provisions of Section 7.2.9) a maturity payment under any existing loan or credit facility (including any crisis and/or recovery-related Indebtedness incurred by a Group Member prior to the Debt Incurrence Trigger Date) or issued bonds of a Group Member, provided that;
(i)    in the case of any such refinancing, the amount of such Indebtedness being used in connection with that refinancing does not increase the aggregate principal amount of such Indebtedness or the commitments outstanding at the time of that refinancing and is otherwise incurred on a basis permitted pursuant to this Agreement (including, without limitation, in relation to the provision of any Liens or guarantees that may be provided to support the relevant refinancing arrangement); and
(ii)    in the case of the refinancing of crisis and/or recovery-related Indebtedness of the type referred to above, that refinancing shall either (A) reduce the interest burden of the Borrower (and for such purposes the interest rate of any floating rate debt shall be determined based on reference rates then in effect at the time of the new debt incurrence) or (B) replace the existing secured and/or guaranteed Indebtedness with unsecured and unguaranteed debt;
(d)    Indebtedness provided by banks or other financial institutions under the Borrower’s senior unsecured revolving credit facilities in an aggregate amount not greater than the commitments thereunder as in effect on 19 February 2021 plus the amount of any existing uncommitted incremental facilities (i.e. any unused accordion) on such facilities;
(e)    [intentionally omitted]
(f)    any of the following types of indebtedness in each case incurred in the ordinary course of business of any Group Member and with the prior written consent of BpiFAE:
(i)    the issuances of commercial paper;
(ii)    Capitalized Lease Liabilities;
(iii)    purchase money indebtedness;
(iv)    indebtedness under overdraft facilities; and
(v)    financial obligations in connection with repurchase agreements and/or securities lending arrangements; and
(g)    vessel financings (including the financing of pre-delivery contract installments, change orders, owner furnished equipment costs or other such similar arrangements) in respect of vessels for which shipbuilding contracts have been executed on or prior to 28 April 2020 (provided, however, that a refinancing of a vessel financing shall not be included in this carve-out (g)).
“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
“Delivery Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit E-1 on or prior to the Actual Delivery Date certifying the amount in EUR of the Paid Non-Yard Costs and the Unpaid Non-Yard Costs as at the Actual Delivery Date, duly signed by the Borrower and endorsed by the Builder.
“Dispose” means to sell, transfer, license, lease, distribute or otherwise transfer, and “Disposition” shall have a correlative meaning.
"Disruption Event" means either or both of:
(a)    a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Loan Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties; or

(b)    the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party preventing that, or any other, party:
(i)    from performing its payment obligations under the Loan Documents; or
(ii)    from communicating with other parties or in accordance with the terms of the Loan Documents, and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.
“Dollar” and the sign “$” mean lawful money of the United States.
“ECA Agent” is defined in the preamble.
“ECA Financed Vessel” means any Vessel subject to any ECA Financing.
“ECA Financing” means any financing arrangement pursuant to which one or more ECA Guarantor provides guarantees or other credit support (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder, and, for the avoidance of doubt, committed but undrawn export credit agency facilities), entered into by the Borrower or a Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Equity Interests of entities owning, or to own, Vessels.
“ECA Guarantor” means BpiFrance Assurance Export, Finnvera plc or Euler Hermes Aktiengesellschaft (or, in each case, any successor thereof).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.
“Effective Time” means the Novation Effective Time as defined in the Novation Agreement.
“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding any debt securities convertible into such Equity Interests.
“Escrow Account” means the Dollar escrow account of the Borrower opened or to be opened with the Escrow Account Bank for the purpose of receiving the relevant amount of the Additional Advances in respect of Unpaid Non-Yard Costs in accordance with Section 2.3f).
“Escrow Account Bank” means Citibank N.A., London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.
“Escrow Account Security” means the account security in respect of the Escrow Account executed or, as the context may require, to be executed by the Borrower in favour of the Security Trustee prior to the Actual Delivery Date in the form agreed by the Lenders and the Borrower on or about the Signing Date.
“Escrow Agency and Trust Deed” means the agency and trust deed executed or, as the context may require, to be executed by, amongst others, the Borrower, the parties to this Agreement and the Security Trustee.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EUR”, “Euro” and the sign “€” mean the currency of participating member states of the European Monetary Union pursuant to Council Regulation (EC) 974/98 of 3 May 1998, as amended from time to time.
“Event of Default” is defined in Section 8.1.
“Existing Principal Subsidiaries” means each Subsidiary of the Borrower that is a Principal Subsidiary on the Signing Date.
“Facility Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Facility Agent, and as shall have accepted such appointment, pursuant to Section 10.5.
“FATCA” means (a) Sections 1471 through 1474 of the Code, as in effect at the date hereof, and any current or future regulations promulgated thereunder or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.
“FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter entered into by reference to this Agreement between any or all of the Facility Agent, the ECA Agent, the Mandated Lead Arrangers, the Arrangers, the Lenders and/or the Borrower setting out the amount of certain fees referred to in, or payable in connection with, this Agreement.
“Final Maturity” means twelve (12) years after the Actual Delivery Date.
“Final Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit E-2 on or prior to the NYC Cut Off Date certifying the amount in Euro of the Paid Non-Yard Costs as at the date of that certificate, duly signed by the Borrower.
“First Priority Assets” means the Vessels known on the date the Second Novation Agreement Supplement becomes effective as or that sailed under the name (i) Celebrity Constellation, (ii) Celebrity Equinox, (iii) Celebrity Millennium, (iv) Celebrity Silhouette, (v) Celebrity Summit, (vi) Celebrity Eclipse, (vii) Celebrity Infinity, (viii) Celebrity Reflection and (ix) Celebrity Solstice (it being understood that such Vessels shall remain “First Priority Assets” regardless of any change in name or ownership after such date).
“First Priority Guarantee” means the first priority guarantee granted by the First Priority Guarantor prior to the Effective Time (and any other first priority guarantee granted by a First Priority Holdco Subsidiary in connection with becoming a First Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit G.
“First Priority Guarantor” means Celebrity Cruise Lines Inc. (and any of its successors) and any other First Priority Holdco Subsidiary that has granted or, prior to that entity becoming a First Priority Holdco Subsidiary pursuant to a Disposal of a First Priority Asset in accordance with Section 7.2.5(a)(v)(A), will grant a First Priority Guarantee.
“First Priority Holdco Subsidiaries” means one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any First Priority Assets.
“First Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Second Novation Agreement Supplement (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Secured Note Indebtedness outstanding as of the effectiveness of the Second Novation Agreement Supplement (being $3,320,000,000):
a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and
b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower.
Notwithstanding the foregoing, a First Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a First Priority Release Event would have occurred but for the continuance of the payment default described above, then a First Priority Release Event will occur immediately upon that payment default being remedied.
“Fiscal Quarter” means any quarter of a Fiscal Year.
“Fiscal Year” means any annual fiscal reporting period of the Borrower.
“Fifth Novation Agreement Supplement” means the supplemental agreement dated 21 July 2022 and made between, amongst others, the Original Borrower, the Security Trustee and the parties hereto.
“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:
a)
i)    save as provided in (a)(ii) below, net cash from operating activities (determined in accordance with GAAP) for such period; or
ii)    in the case of the end of each of the first three Fiscal Quarters ending after the last day of the Fiscal Quarter ending on September 30, 2022, the Annualized Net Cash from Operating Activities for such relevant Fiscal Quarter to:
b)    the sum of:
i)    dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus
ii)    scheduled cash payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period.
“Fixed Rate” means:
a)    if the specifications of the Vessel reflect the terms of the LNG Change Order, 2.95% per annum (reflecting a stabilisation based funding rate of 2.55% per annum and a margin of 0.40% per annum); or
b)    if the specifications of the Vessel do not reflect the terms of the LNG Change Order, 3.00% per annum (reflecting a stabilisation based funding rate of 2.55% per annum and a margin of 0.45% per annum).
“Floating Rate” means the percentage rate per annum equal to the sum of:

a.    in the case of the Floating Rate Loan (excluding the Upsize Additional Advance, in respect of which sub-paragraph (b) below shall apply), the Reference Rate (or, if applicable at the relevant time of determination, the Compounded Reference Rate) plus the relevant Floating Rate Margin and, save in the case of the Compounded Reference Rate (on the basis that the Credit Adjustment Spread forms, where applicable, part of such rate), the Credit Adjustment Spread; and
b.    in the case of the Upsize Additional Advance, the Reference Rate (or, if applicable at the relevant time of determination, the Compounded Reference Rate) plus the relevant Floating Rate Margin.
“Floating Rate Loan” means all or any portion of the Loan bearing interest at the Floating Rate (and including, at all times, the Upsize Additional Advance).
“Floating Rate Margin” means, for each Interest Period:
(a) in respect of the Floating Rate Loan (but for this purpose excluding the Upsize Additional Advance), 0.85% per annum; and
(b) in respect of the Upsize Additional Advance, 1.20% per annum.
“Fourth Novation Agreement Supplement” means the supplemental agreement dated 22 December 2021 and made between, amongst others, the Original Borrower, the Security Trustee and the parties hereto.
“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“French Authorities” means the Direction Générale du Trésor of the French Ministry of Economy and Finance, any successors thereto, or any other governmental authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as BpiFAE (in any of its capacities).
“Funding Losses Event” is defined in Section 4.4.1.
“GAAP” is defined in Section 1.4.
“Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.
“Group” means the Borrower and its Subsidiaries from time to time.
“Group Member” means any entity that is a member of the Group.

“Group Member Guarantee” means any guarantee or other similar or analogous credit support arrangement granted by a Group Member (other than the Borrower) in support of the Indebtedness of another Group Member or any other Person.
“Guarantee” means the First Priority Guarantee, the Second Priority Guarantee, the Third Priority Guarantee and (if applicable) any Additional Guarantee and “Guarantees” means any or all of them.
“Guarantee Release Date” means the date upon which the First Priority Release Event, the Second Priority Release Event and the Third Priority Release Event have all occurred and accordingly, subject to Section 7.2.5(g) (and in particular proviso (2) to such Section 7.2.5(g)) each of the Guarantees has been released by the Facility Agent, and also being the date upon which, in accordance with Section 7.3, certain provisions of this Agreement shall be replaced by the provisions set out in Exhibit N, and if such date falls prior to the Novation Effective Time, the Guarantee Release Date shall be deemed to occur at the Novation Effective Time.
“Guarantor” means the provider of any Guarantee from time to time and “Guarantors” means any or all of them.
“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.
“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.
“Illegality Notice” is defined in Section 3.2(b).
“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered and (ii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation); (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.
“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.
“Interest Payment Date” means each Repayment Date.
“Interest Period” means the period between the Actual Delivery Date and the first Repayment Date, and subsequently each succeeding period between two consecutive Repayment Dates.
“Interest Stabilisation Agreement” means an agreement on interest stabilisation entered into between BpiFAE and each Lender (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of any security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1) in connection with the Loan.
“Investment Grade” means, with respect to Moody’s, a Senior Debt Rating of Baa3 or better and, with respect to S&P, a Senior Debt Rating of BBB- or better.
“JPM Agreements” means those certain Amended and Restated Credit Agreements, each dated as of October 4, 2023, among the Borrower, the various financial institutions parties thereto, as lenders, and JPMorgan Chase Bank, N.A. (as successor to The Bank of Nova Scotia), as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.
“Last Reported Fiscal Quarter(s)” means the most recently completed Fiscal Quarter(s) for which the Borrower has filed financial statements with the SEC as part of an annual report on Form 10-K or a quarterly report on Form 10-Q.
“Lender Assignment Agreement” means any Lender Assignment Agreement substantially in the form of Exhibit C.
“Lender” and “Lenders” are defined in the preamble, and shall include the Upsize Lender in its capacity as Lender of the Upsize Additional Advance.
“Lending Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or (as the case may be) opposite its name in schedule 1 of the Novation Agreement or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Facility Agent, whether or not outside the United States but subject in all cases to the agreement of BpiFAE in relation to the Fixed Rate, which shall be making or maintaining the Loan of such Lender hereunder.
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.
“Lien Basket Amount” is defined in SECTION 7.2.3.(b)
“LNG Change Order” means the Change Order implementing the LNG Solution (as defined in addendum no.13 to the Building Contract).

“Loan” means the advances made by the Lenders under this Agreement from time to time or, as the case may be, the aggregate outstanding amount of such advances from time to time.
“Loan Documents” means this Agreement, the Novation Agreement, the Second Novation Agreement Supplement, the Third Novation Agreement Supplement, the Fourth Novation Agreement Supplement, the Fifth Novation Agreement Supplement, the Sixth Novation Agreement Supplement and the Seventh Novation Agreement Supplement, the Escrow Agency and Trust Deed, the First Priority Guarantee, the Second Priority Guarantee, the Third Priority Guarantee, any Additional Guarantee, the Subordination Agreement, any Additional Subordination Agreement, any New Guarantor Subordination Agreement, the Fee Letters, the Escrow Account Security, each Compounded Reference Rate Supplement, each Compounding Methodology Supplement and any other document designated as a Loan Document by the Borrower and the Facility Agent.
“Loan Request” means the loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents to which it is a party.
“Material Guarantor” means (i) each of Celebrity Cruise Lines Inc., RCI Holdings LLC, RCL Cruise Holdings LLC and RCL Cruises Ltd (and each of their respective successors) and (ii) any other entity that becomes a First Priority Guarantor, a Second Priority Guarantor or a Third Priority Guarantor after the effectiveness of the Second Novation Agreement Supplement.
“Material Litigation” is defined in Section 6.7.
“Maximum Loan Amount” is defined in the preamble.
“Maximum Non-Yard Costs Amount” is defined in the preamble.
“Moody's” means Moody's Investors Service, Inc.“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);
a)    all cash on hand of the Borrower and its Subsidiaries; plus
b)    all Cash Equivalents.
“Net Debt to Capitalization Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.
“New Capital” means the aggregate gross amount of proceeds from any capital (whether in the form of debt, equity or otherwise) raised by the Borrower or any of its Subsidiaries in one or a series of financings after January 1, 2021 (including (a) amounts borrowed (that were previously undrawn) under committed term loan facilities existing as of such date and (b) Indebtedness borrowed in lieu of the committed term loan facilities described in the foregoing clause (a) if the incurrence of such Indebtedness results in a reduction or termination of such commitments); provided that proceeds of any capital raise which are used substantially concurrently for (i) the purchase price of a new Vessel or (ii) repayment of existing Indebtedness (other than Indebtedness (A) maturing no later than the end of the first full calendar year following the date of such repayment or (B) under any revolving credit agreement the repayment of which is not accompanied by a corresponding permanent reduction in the related revolving credit commitments), in each case, shall not constitute New Capital.
“New Financings” means proceeds from:
a)    borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities of the Borrower, and
b)    the issuance and sale of equity securities.
“New Guarantor” means, with respect to any Vessel delivered after the effectiveness of the Second Novation Agreement Supplement, the Subsidiary of the Borrower that (a) directly owns the Equity Interests of the Principal Subsidiary that acquired such Vessel and (b) delivers an Additional Guarantee.
“New Guarantor Subordination Agreement” means a subordination agreement pursuant to which the Lenders’ rights under the applicable Additional Guarantee will be fully subordinated in right of payment to the rights of the beneficiaries of the applicable Senior Guarantee, which subordination agreement shall be in a form and substance substantially the same as the other Subordination Agreements (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and the agent, trustee or other representative for such Senior Guarantee.
“Nominated Owner” means a Subsidiary of the Borrower to be nominated by the Borrower prior to the Actual Delivery Date to take delivery of the Vessel under the Construction Contract.
“Non-Yard Costs” has the meaning assigned to “NYC Allowance” in paragraph 1.5 of Article II of the Construction Contract and, when such expression is prefaced by the word “incurred”, shall mean such amount of the Non-Yard Costs, not exceeding EUR 145,910,000, as shall at the relevant time have been paid, or become payable, to the Builder by the Borrower under the Construction Contract as part of the Contract Price.
“Novated Loan Balance” is as defined in the Novation Agreement.
“Novation Agreement” means the novation agreement dated 13 December 2019 (as amended from time to time) and made between the Original Borrower and the parties hereto pursuant to which (amongst other things) this Agreement was novated, amended and restated.
“Novation Effective Time” is as defined in the Novation Agreement.
“NYC Applicable Rate” is as defined in the Novation Agreement.
“NYC Cut Off Date” means the date falling 60 days after the Actual Delivery Date or such later date as the Lenders (with the approval of BpiFAE) may agree.

“Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement.
“Obligor” means the Borrower and the Guarantors.
"Option Period" is defined in Section 3.2(c).
“Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.
“Original Borrower” means Palmeraie Finance Limited of 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.
“Other Basic Contract Price Increases” is defined in the Novation Agreement.
“Other ECA Parties” means the facility agents acting on behalf of the creditors under any ECA Financing, whether existing on or after the effectiveness of the Second Novation Agreement Supplement (excluding the Facility Agent acting in any representative capacity in connection with this Agreement).
“Other Guarantees” means the guarantees issued, or to be issued, by any of the First Priority Guarantor, the Second Priority Guarantors, the Third Priority Guarantor or any New Guarantor in favor of any Other ECA Party; provided that any Other Guarantee issued by (a) the First Priority Guarantor shall be pari passu in right of payment with the First Priority Guarantee, (b) any Second Priority Guarantor shall be pari passu (or junior) in right of payment with the Second Priority Guarantee, (c) the Third Priority Guarantor shall be pari passu (or junior) in right of payment with the Third Priority Guarantee and (d) any New Guarantor shall be pari passu in right of payment with each Additional Guarantee issued by such New Guarantor.
“Other Senior Parties” means each agent, trustee or other representative in respect of Bank Indebtedness or Credit Card Obligations.
“Paid Non-Yard Costs” means as at any relevant date, the amount in Euro of the Non-Yard Costs which have been paid for by the Borrower and, where applicable, supplied, installed and completed on the Purchased Vessel and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate or, as the case may be, the Final Non-Yard Costs Certificate as at such time.
“Pari Passu Creditor” means with respect to any Group Member, any creditor under or in respect of any Indebtedness incurred by such Group Member (including in respect of any ECA Financing) which is not, as at December 31, 2020, secured by a Lien over a Vessel or which, at any time (whether pursuant to the operation of Section 7.1.9(b) or otherwise), shares in the same security and/or guarantee package as the Lenders.
“Participant” is defined in Section 11.11.2.
“Participant Register” is defined in Section 11.11.2.
“Percentage” means, relative to any Lender, the percentage set forth opposite its name in schedule 1 of the Novation Agreement or as set out in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 4.9 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.1.
“Permitted Refinancing” means, in respect of any Indebtedness or commitments, any amendment, restatement, extension, renewal, refinancing or replacement that does not increase the aggregate principal amount of such Indebtedness or commitments outstanding at the time of such Permitted Refinancing other than by the amount of unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses associated with such amendment, restatement, supplement, refinancing or other modification.
“Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.
“Prepayment Event” is defined in Section 9.1.
“Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel.
“Purchase Price” means, with respect to any Vessel, the book value of such Vessel at the time initially acquired by a Principal Subsidiary.
“Purchased Vessel” is defined in the preamble.
“Receivable Purchase Agreement” is as defined in the Novation Agreement.
“Reference Rate” has the meaning given to it in Exhibit O.
“Register” is defined in Section 11.11.3.
“Repayment Date” means, subject to Section 4.8(c), each of the dates for payment of the repayment installments of the Loan pursuant to Section 3.1.
“Required Lenders” means (a) at any time when SFIL is a Lender, SFIL and at least one other Lender that in the aggregate with SFIL hold more than 50% of the aggregate unpaid principal amount of the Loan or (b) or at any other time, Lenders that in the aggregate hold more than 50% of the aggregate unpaid principal amount of the Loan, and in each case, if no such principal amount is then outstanding, Lenders that in the aggregate have more than 50% of the Commitments.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Restricted Credit Enhancement” means any Group Member Guarantee, Lien or other security or other similar or analogous credit support arrangement granted by a Group Member in respect of any Indebtedness of a Group Member.

“S&P” means Standard & Poor's Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Financial Inc.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or any person owned or controlled by any such Person or Persons, or (b) any Person operating, organized or resident in a Sanctioned Country.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Second Novation Agreement Supplement” means the supplemental agreement dated 13 November 2020 and made between, amongst others, the Original Borrower and the parties hereto, pursuant to which the Novation Agreement was supplemented.
“Second Priority Assets” means the Vessels known on the date the Second Novation Agreement Supplement becomes effective as or that sailed under the name (i) Azamara Quest, (ii) Azamara Pursuit, (iii) Azamara Journey, (iv) Celebrity Edge, (v) Celebrity Apex, (vi) Celebrity Flora, (vii) Celebrity Xpedition, (viii) Celebrity Xperience, (ix) Celebrity Xploration, (x) Monarch, (xi) Horizon and (xii) Sovereign (it being understood that such Vessels shall remain “Second Priority Assets” regardless of any change in name or ownership after such date).
“Second Priority Guarantee” means the second priority guarantee granted by the Second Priority Guarantors prior to the Effective Time (and any other second priority guarantee granted by a Second Priority Holdco Subsidiary in connection with becoming a Second Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit H.
“Second Priority Guarantors” means RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd and RCL Investments Ltd (and any of their respective successors) and any other Second Priority Holdco Subsidiary that has granted or, prior to that entity becoming a Second Priority Holdco Subsidiary pursuant to a Disposal of a Second Priority Asset in accordance with Section 7.2.5(b)(iii)(A), will grant a Second Priority Guarantee.
“Second Priority Holdco Subsidiaries” means (a) RCL Cruises Ltd. or any other Subsidiaries of the Borrower that directly own all of the equity interests in (i) RCL TUI Cruises German Verwaltungs GmbH and (ii) RCL TUI Cruises German Holding GmbH & Co. KG and (b) one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any Second Priority Asset. For the avoidance of doubt, Second Priority Holdco Subsidiaries shall not include any Principal Subsidiary.
“Second Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Second Novation Agreement Supplement (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Secured Note Indebtedness outstanding as of the effectiveness of the Second Novation Agreement Supplement (being $3,320,000,000):
a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and
b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower, and which, in the case of (y) above, has resulted in the release of (or will result in the substantially simultaneous release of) each guarantee granted by the Second Priority Guarantors in respect of the Bank Indebtedness.
Notwithstanding the foregoing, a Second Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a Second Priority Release Event would have occurred but for the continuance of the payment default described above, then a Second Priority Release Event will occur immediately upon that payment default being remedied.
“Secured Note Indebtedness” means the aggregate amount from time to time of the Borrower’s Indebtedness under the Secured Note Indentures.
“Secured Note Indentures” means, together, (i) that certain Indenture dated as of May 19, 2020 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the 11.500% Senior Secured Notes due 2025, among the Borrower, as issuer, guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee, principal paying agent, transfer agent, registrar and security agent, and (ii) that certain Indenture dated as of October 6, 2022 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the 8.250% Senior Secured Notes due 2029, among the Borrower, as issuer, guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent, registrar and security agent.
“Security Trustee” means Citicorp Trustee Company Limited of Citigroup Centre, Canada Square, London E14 5LB in its capacity as security trustee for the purpose of the Escrow Account Security.
“Senior Debt Rating” means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the

Obligations as given by Moody's and S&P or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody's and/or S&P, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from either agency).
“Senior Guarantee” means any guarantee by a New Guarantor of Indebtedness incurred by the Borrower or any of its Subsidiaries after the effectiveness of the Second Novation Agreement Supplement; provided that the aggregate principal amount of Indebtedness guaranteed under any Senior Guarantee shall in no case exceed 10.0% of the Purchase Price of the relevant Vessel owned by the Principal Subsidiary of such New Guarantor that acquired such Vessel.
▪    “Senior Parties” means each agent, trustee or other representative in respect of Unsecured Note Indebtedness.
“Seventh Novation Agreement Supplement” means the supplemental agreement dated 31 May 2024 and made between, amongst others, the Original Borrower, the Security Trustee and the parties hereto.
“SFIL” means SFIL, a French société anonyme with is registered office at 112-114 avenue Emile Zola, 75015 Paris, France, registered at the trade and companies registry of Paris under number 428 782 585.
“Signing Date” means the date of the Novation Agreement.
“Sixth Novation Agreement Supplement” means the amendment letter dated 3 November 2023 and made between, amongst others, the Original Borrower, the Security Trustee and the parties hereto.
“Spot Rate of Exchange” is as defined in the Novation Agreement.
“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.
“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP and which shall, for the purposes of determining the level of Stockholders’ Equity for the purposes of assessing compliance with the financial covenants contained in Section 7.2.4.:
1)    for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), also include the 4.25% Converted Debt in the amount of $1,150,000,000 as reduced by (i) the value of the 4.25% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 4.25% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 4.25% Converted Debt obligation;
2)    for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), also include the 2.875% Converted Debt in the amount of $575,000,000 as reduced by (i) the value of the 2.875% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 2.875% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 2.875% Converted Debt obligation; and
3)    for all periods starting after September 30, 2022, the outstanding amount of the 4.25% Converted Debt and 2.875% Converted Debt (as applicable) will be accounted for as equity (and, in the case of the 4.25% Converted Debt for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), in accordance with calculations set out in paragraph 1) above and, in the case of the 2.875% Converted Debt for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), in accordance with calculations set out in paragraph 2)) and accordingly shall be added to Stockholders’ Equity; provided that, on and after (x) the 4.25% Maturity Date, only such part of the 4.25% Converted Debt as has actually been converted into equity securities and (y) the 2.875% Maturity Date, only such part of the 2.875% Converted Debt as has actually been converted into equity securities, shall, in each case, be added to Stockholders’ Equity, provided that:
(a)    any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity;
(b)    any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;
(c)    any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2021 or December 31, 2022 (excluding any such write-offs to goodwill with respect to either such Fiscal Year) shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-off shall be added back to Stockholders’ Equity; provided that the aggregate amount of such write-offs added back to Stockholders’ Equity pursuant to this clause (c) shall not exceed the greater of (i) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended Fiscal Quarter and (ii) $3,000,000,000;
(d)    any non-cash write-off to such part of the Borrower’s goodwill as existed on the Borrower’s balance sheet as of December 31, 2020 (namely $809,480,000) in respect of the Fiscal Years ended December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;

(e)    the impact, as determined in accordance with GAAP, on the computation of Stockholders’ Equity of one-time expenses (including, without limitation, prepayment penalties) related to the refinancing of secured or guaranteed Debt Incurrence in respect of the Fiscal Quarters commencing on and from March 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such expenses shall be added back to Stockholders’ Equity; and
(f)    “net loss attributable to Royal Caribbean Cruises Ltd.” (but excluding any net loss associated with an impairment or write-off added back pursuant to clause (b), clause (c), clause (d) or clause (e) above), determined in accordance with GAAP as shown in the Borrower’s consolidated statement of comprehensive (loss) income, attributable to the Fiscal Years ending December 31, 2021 and December 31, 2022 shall be added back to Stockholders’ Equity; provided that the aggregate amount added back to Stockholders’ Equity pursuant to clause (c) above and this clause (f) shall not exceed $4,500,000,000, and provided further that unless the Borrower, the Facility Agent and the ECA Agent (acting upon the instructions of BpiFAE) have agreed otherwise in writing the aggregate amount of the add backs made pursuant to paragraphs (b) to (f) above shall automatically be reduced successively by 25 per cent of such aggregate amount in the last Fiscal Quarter of each of the four (4) Fiscal Years commencing January 1, 2025 so as to reduce to zero any such add backs by, and in the assessment of, the Fiscal Year ended December 31, 2028.
For the avoidance of doubt:
(A)    no item added back to Stockholders’ Equity pursuant to paragraphs (b), to (f) above shall be added back pursuant to any other clause, section or paragraph of this Agreement; and
(B)    for the purposes of this Agreement, and notwithstanding any amendment, supplement or other modification to the 4.25% Convertible Notes Indenture or the 2.875% Convertible Notes Indenture the maximum amount of 4.25% Converted Debt and 2.875% Converted Debt shall, subject to the reductions referred to in paragraphs 1) and 2) above, at no time exceed $1,150,000,000 and $575,000,000 (respectively).
“Subordination Agreement” means any subordination agreement with respect to the Second Priority Guarantee or the Third Priority Guarantee executed by the Facility Agent and any of the Senior Parties or Other Senior Parties.
“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.
“Third Novation Agreement Supplement” means the supplemental agreement dated 6 July 2021 and made between, amongst others, the Original Borrower, the Security Trustee and the parties hereto, pursuant to which the Novation Agreement was amended in connection with the framework set out in Exhibit L to this Agreement.
“Third Priority Assets” means the Vessels known on the date the Second Novation Agreement Supplement becomes effective as (i) Symphony of the Seas, (ii) Oasis of the Seas, (iii) Harmony of the Seas, (iv) Spectrum of the Seas, (v) Quantum of the Seas, (vi) Ovation of the Seas and (vii) Anthem of the Seas (it being understood that such Vessels shall remain “Third Priority Assets” regardless of any change in name or ownership after the such date).
“Third Priority Guarantee” means the third priority guarantee granted by RCI Holdings LLC prior to the Effective Time (and any other third priority guarantee granted by a Third Priority Holdco Subsidiary in connection with becoming a Third Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit I.
“Third Priority Guarantor” means RCI Holdings LLC (and any of its successors) and any other Third Priority Holdco Subsidiary that has granted or, prior to that entity becoming a Third Priority Holdco Subsidiary pursuant to a Disposal of a Third Priority Asset in accordance with Section 7.2.5(c)(iii)(A), will grant a Third Priority Guarantee.
“Third Priority Holdco Subsidiaries” means one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any Third Priority Asset.
“Third Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Second Novation Agreement Supplement (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Unsecured Note Indebtedness outstanding as of the effectiveness of the Second Novation Agreement Supplement (being, in aggregate, $1,700,000,000):
a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and
b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower, and which, in the case of (y) above, has resulted in the release of (or will result in the substantially simultaneous release of) each guarantee granted by the Third Priority Guarantor in respect of the Unsecured Note Indebtedness and the Bank Indebtedness.
Notwithstanding the foregoing, a Third Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a Third Priority Release Event would have occurred but for the continuance of the payment default described above, then a Third Priority Release Event will occur immediately upon that payment default being remedied.
“Third Supplement Effective Date” has the meaning ascribed to the term “Amendment Effective Date” in the Third Novation Agreement Supplement.
“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“Unpaid Non-Yard Costs” means, as at the Actual Delivery Date, the amount in Euro of the Non-Yard Costs which have not been paid for by the Borrower and/or where applicable, supplied, installed and completed on the Purchased Vessel as at the Actual Delivery Date and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate.
“Unsecured Note Indebtedness” means the aggregate amount from time to time of the Borrower’s Indebtedness under the Unsecured Note Indentures.
“Unsecured Note Indentures” means, together, (i) that certain Indenture dated as of October 6, 2022 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the 9.250% Senior Notes due 2029, among the Borrower, as issuer, RCI Holdings LLC, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar, and (ii) that certain Indenture dated as of February 13, 2023 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the 7.250% Senior Notes due 2030, among the Borrower, as issuer, RCI Holdings LLC, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar.
“US Dollar Equivalent” means (i) for all EUR amounts payable in respect of the Additional Advances for the amount of the Change Orders and the Non-Yard Costs referred to in clauses 5.2(a)(i) and (a)(ii) and 5.2(c)(i) and (c)(ii) of the Novation Agreement (and disregarding for the purposes of this definition that the Additional Advance in respect of such amounts shall be drawn in Dollars), such EUR amounts converted to a corresponding Dollar amount at the Weighted Average Rate of Exchange and (ii) for the EUR amount payable in respect of the Additional Advance for the BpiFAE Premium referred to in clauses 5.2(b) and 5.2(c)(iii) of the Novation Agreement and for the calculation and payment of the Novated Loan Balance (as defined in the Novation Agreement), the amount thereof in EUR converted to a corresponding Dollar amount as determined by the Facility Agent on the basis of the Spot Rate of Exchange. Such rate of exchange under (i) above shall be evidenced by foreign exchange counterparty confirmations to the extent applicable. The US Dollar Equivalent of the Maximum Loan Amount shall be calculated by the Borrower in consultation with the Facility Agent no less than two (2) Business Days prior to the proposed Actual Delivery Date.
“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Upsize Additional Advance” has the meaning given to it in the Novation Agreement.
“Upsize Lenders” has the meaning given to it in the Novation Agreement.
“US Government Securities Business Day” has the meaning given to it in Exhibit O.
“Vessel” means a passenger cruise vessel owned by a Group Member.
“Weighted Average Rate of Exchange” means the weighted average rate of exchange that the Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of euro with Dollars for the payment of the euro amount of the Contract Price, including:
(a)    the portion thereof comprising the Change Orders (including the Change Orders to be financed pursuant to Additional Advances (including the Upsize Additional Advance) to be made available to the Borrower pursuant to clauses 5.2(a)(ii) and 5.2(c)(ii) (as applicable) of the Novation Agreement); and
(b)    the Non-Yard Costs,
but excluding any Other Basic Contract Price Increases, and including in such weighted average calculation (i) the NYC Applicable Rate in relation to the portion of the Contract Price comprising the Non-Yard Costs and (ii) the spot rates for any other euro amounts that have not been hedged by the Borrower.
“Write-down and Conversion Powers” means:
(a)    in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)    in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(c)    in relation to any other applicable Bail-In Legislation (excluding the UK Bail-In Legislation and the Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time):
(i)    any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that Bail-In Legislation.
SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Loan Request and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.
SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 6.15, there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the financial covenants contained in Section 7.2.4 in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Section 7.2.4 continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on the B34 Facility Amendment Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations for the purposes of this Agreement regardless of any change in GAAP following the B34 Facility Amendment Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capital leases, provided that, for clarification purposes, operating leases recorded as liabilities on the balance sheet due to a change in accounting treatment, or otherwise, shall for all purposes not be treated as Indebtedness, Capital Lease Obligations or Capitalized Lease Liabilities.
SECTION 1.5. Construction of certain provisions relating to the Floating Rate Loan
(a)    A Lender's "cost of funds" in relation to its participation in the Floating Rate Loan (or any part of it (and including the Upsize Additional Advance)) is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Floating Rate Loan or that part of it for a period equal in length to the Interest Period of the Floating Rate Loan or that part of it.
(b)    A reference in this Agreement (including Exhibit O) to a page or screen of an information service displaying a rate shall include:
i.    any replacement page of that information service which displays that rate; and
ii.    the appropriate page of such other information service which displays that rate from time to time in place of that information service,
1.    and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.
(c)    Any Compounded Reference Rate Supplement overrides anything in:
i.    Schedule 1 to Exhibit O; or
ii.    any earlier Compounded Reference Rate Supplement.
(d)    A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:
i.    Schedule 2 or Schedule 3 (as applicable) to Exhibit O; and
ii.    any earlier Compounding Methodology Supplement.

ARTICLE II

COMMITMENTS AND BORROWING PROCEDURES
SECTION 2.1. Commitment. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make its portion of the relevant part of the Loan pursuant to its Commitment described in Section 2.2. No Lender’s obligation to make its portion of the Loan shall be affected by any other Lender’s failure to make its portion of the Loan. It is acknowledged and agreed that only the Upsize Lenders shall be obliged to make available the Commitments in respect of the Upsize Additional Advance and no other Lender shall have any responsibility with respect, or obligation to contribute, to such amount.

SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments.
a)    Each Lender will make its portion of the Loan available to the Borrower in accordance with Section 2.3 on the Actual Delivery Date. The commitment of each Lender described in this Section 2.2 (herein referred to as its “Commitment”) shall be the commitment of such Lender to make available to the Borrower its portion of the Loan hereunder (including, in the case of the Upsize Lenders, the Upsize Additional Advance) expressed as the initial amount or (as the case may be) amounts set forth opposite such Lender’s name in schedule 1 of the Novation Agreement or, in the case of any Lender that becomes a Lender pursuant to an assignment pursuant to Section 11.11.1, the amount set forth as such Lender’s Commitment in the related Lender Assignment Agreement, in each case as such amount may be reduced from time to time pursuant clause 10.2 of the Novation Agreement or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11.1. Notwithstanding the foregoing, each Lender’s Commitment shall terminate on the earlier of (i) the Commitment Termination Date if the Purchased Vessel is not delivered prior to such date and (ii) the Actual Delivery Date.
b)    If any Lender shall default in its obligations under Section 2.1, the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Lender.
SECTION 2.3. Borrowing Procedure.
a)    Part of the Loan in an amount equal to the Novated Loan Balance shall be assumed by the Borrower and be deemed to be advanced to, and borrowed by the Borrower, pursuant to the provisions of clause 3 of the Novation Agreement and thereafter converted into Dollars pursuant to clause 5.1 of the Novation Agreement.
b)    In relation to the amount of the Loan comprised by the Additional Advances, the Borrower shall deliver a Loan Request and the documents required to be delivered pursuant to Section 5.1.1(a) to the Facility Agent on or before 3:00 p.m., London time, not less than two (2) Business Days prior to the anticipated Actual Delivery Date. The Additional Advances shall be drawn in Dollars.

c)    The Facility Agent shall promptly notify each Lender of the Loan Request in respect of the Additional Advances by forwarding a copy thereof to each Lender, together with its attachments. On the terms and subject to the conditions of this Agreement, the portion of the Loan in respect of the Additional Advances shall be made by the Lenders participating in each Additional Advance on the Actual Delivery Date. On or before 11:00 a.m., London time, on the Actual Delivery Date:
i)     the Lenders (excluding the Upsize Lenders) shall, without any set-off or counterclaim, deposit with the Facility Agent same day funds in an amount equal to such Lender’s Percentage of the requested portion of the Additional Advances (excluding the Upsize Additional Advance) in Dollars; and
ii)     the Upsize Lenders shall, without any set-off or counterclaim, deposit with the Facility Agent same day funds in an amount equal to such Upsize Lender’s Percentage of the requested portion of the Upsize Additional Advance in Dollars.
Such deposits will be made to such account which the Facility Agent shall specify from time to time by notice to the relevant Lenders. To the extent funds are so received from the Lenders (and having regard, where applicable, to Sections 2.3d), e) and f) below), the Facility Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Actual Delivery Date by wire transfer of same day funds to the accounts the Borrower shall have specified in its Loan Request.
d)    If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clauses 5.2(b)(i) and 5.2(c)(iii) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request. The amount of the advance in Dollars (the “US Dollar BpiFAE Advance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Advance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Advance Amount with the Facility Agent in accordance with Section 2.3.c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Advance Amount. If the Borrower elects to so finance the BpiFAE Premium, the Borrower will be deemed to have directed the Facility Agent to pay over directly to BpiFAE on behalf of the Borrower that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the portion of the US Dollar BpiFAE Advance Amount attributable to the BpiFAE Premium paid by the Facility Agent to BpiFAE on behalf of the Borrower.
e)    If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(b)(ii) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request (and whether it wishes to receive such amount in EUR or in Dollars). The amount of the advance in Dollars (the “US Dollar BpiFAE Balance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Balance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Balance Amount with the Facility Agent in accordance with Section 2.3 c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Balance Amount. If the Borrower elects to so finance the BpiFAE Premium and receive the proceeds in EUR, the Borrower will be deemed to have directed the Facility Agent to pay over to the Borrower that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the US Dollar BpiFAE Balance Amount.
f)    In relation to any Additional Advance that is to be advanced to the Borrower in respect of the Non-Yard Costs it is agreed that:
i)    an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Paid Non-Yard Costs shall be advanced to the Borrower on the Actual Delivery Date in accordance with the provisions of Section 2.3 c), which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate; and
ii)    an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Unpaid Non-Yard Costs, which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate (the “Escrow Amount”), shall be remitted by the Facility Agent (and the Borrower hereby instructs the Facility Agent to make such remittance) to the Escrow Account and such amount shall be regulated in accordance with the following provisions of this Section 2.3 f) and the Escrow Account Security, subject to the aggregate of the amounts referred to in i) and ii) above not exceeding the Maximum Non-Yard Costs Amount.
Where an Escrow Amount payment is made to the Escrow Account pursuant to ii) above, the Borrower shall be entitled at any time prior to the NYC Cut Off Date to provide the Facility Agent with the Final Non-Yard Cost Certificate setting out the final amount of the Paid Non-Yard Costs. Where the Final Non-Yard Costs Certificate is so received by the Facility Agent, the Facility Agent shall determine promptly the US Dollar Equivalent of the EUR amount of the Paid Non-Yard Costs and within one Business Day thereafter shall authorize the release of the Escrow Amount (or, if less, an amount equal to the US Dollar Equivalent of eighty per cent of the final amount of the Paid Non-Yard Costs (as determined above) less the amount previously advanced to the Borrower under i) above) to the Borrower. Any interest accruing on the Escrow Account shall be released to the Borrower at the same time as the release of the Escrow Amount (or, if applicable, part thereof) to the Borrower pursuant to this provision.
If any amount of the Escrow Amount remains on the Escrow Account on the day falling immediately after the NYC Cut Off Date (having regard to any applicable permitted release of moneys from the Escrow Account to the Borrower referred to above) then on the Business Day thereafter the Facility Agent shall be entitled to request (and, promptly upon the written instructions of the Borrower, shall request) the withdrawal of that amount from the Escrow Account and shall apply the amount so received, on behalf of the Borrower, in or towards prepayment of the Loan.
The basis on which the Escrow Account Security is held by the Security Trustee for the benefit of the Lenders is regulated under the Escrow Agency and Trust Deed.
SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make or continue its portion of the Loan hereunder by causing a branch or Affiliate (or an international banking facility created by such Lender) other than that indicated next to its signature to this Agreement or (as the case may be) opposite its name in schedule 1 of the Novation Agreement (as amended pursuant to the Seventh Novation Agreement Supplement) or, as the case may be, in the relevant Lender Assignment Agreement, to make or maintain such portion of the Loan; provided that such portion of the Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such portion of the Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that the Borrower shall not be required to pay any amount under Clause 6 of Exhibit O or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had the Lender not caused such branch or Affiliate (or international banking facility) to make or maintain such portion of the Loan.
ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
SECTION 3.1. Repayments.
a)    The Borrower shall repay the Loan in 24 equal semi-annual installments, with the first installment to fall due on the date falling six (6) months after the Actual Delivery Date and the final installment to fall due on the date of Final Maturity.
b)    No such amounts repaid by the Borrower pursuant to this Section 3.1 may be re-borrowed under the terms of this Agreement.
SECTION 3.2. Prepayment.
a)    The Borrower
i)    may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:
(A)    all such voluntary prepayments shall require at least five (5) Business Days’ prior written notice to the Facility Agent; and
(B)    all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or in the remaining amount of the Loan) and shall be applied in inverse order of maturity or ratably among all remaining installments, as the Borrower shall designate to the Facility Agent, in satisfaction of the remaining repayment installments of the Loan; and
ii)    shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Section 8.2 or 8.3 or the mandatory prepayment of the Loan pursuant to Section 9.2, repay the Loan.
b)    If it becomes unlawful in any jurisdiction for any Lender to perform any of its obligations under the Loan Documents or to maintain or fund its portion of the Loan, the affected Lender may give written notice (the "Illegality Notice") to the Borrower and the Facility Agent of such event, including reasonable details of the relevant circumstances.
c)    If an affected Lender delivers an Illegality Notice, the Borrower, the Facility Agent and the affected Lender shall discuss in good faith (but without obligation) what steps may be open to the relevant Lender to mitigate or remove such circumstances but, if they are unable to agree such steps within 20 Business Days or if the Borrower so elects, the Borrower shall have the right, but not the obligation, exercisable at any time within 50 days after receipt of such Illegality Notice or, if earlier, the date upon which the unlawful event referred to in (b) above will apply (but not being a date falling earlier than the end of the 20 Business Day period referred to above) (the "Option Period"), either (1) to prepay the portion of the Loan held by such Lender in full on or before the expiry of the Option Period, together with all unpaid interest and fees thereon accrued to but excluding the date of such prepayment, or (2) to replace such Lender on or before the expiry of the Option Period with one or more financial institutions (I) acceptable to the Facility Agent (such consent not to be unreasonably withheld or delayed) and (II) where relevant, eligible to benefit from an Interest Stabilisation Agreement, pursuant to assignment(s) notified to and consented in writing by BpiFAE, provided that (x) in the case of a single assignment, any such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or, in the case of more than one assignment, an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that collectively cover all of the rights and obligations of the assigning Lender under this Agreement and (y) no Lender shall be obliged to make any such assignment as a result of an election by the Borrower pursuant to this Section 3.2(c) unless and until such Lender shall have received one or more payments from one or more Assignee Lenders and/or the Borrower in an aggregate amount at least equal to the portion of the Loan held by such Lender, together with all unpaid interest and fees thereon accrued to but excluding the date of such assignment (and all other amounts then owing to such Lender under this Agreement).
Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No amounts prepaid by the Borrower may be re-borrowed under the terms of this Agreement.
SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.3 and, in the case of the Upsize Additional Advance and if the Floating Rate otherwise applies, Exhibit O.

SECTION 3.3.1. Rates. The Loan shall accrue interest from the Actual Delivery Date to the date of repayment or prepayment of the Loan in full to the Lenders at either the Fixed Rate or, in the case of the Upsize Additional Advance or otherwise where the proviso to Section 5.1.10 applies, the Floating Rate. Interest calculated at the Fixed Rate or the Floating Rate shall (having regard in the case of a Defaulting Lender to Section 10.3(b)) be payable in arrears on each Repayment Date. The Loan shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to the Loan. All interest shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.
SECTION 3.3.2. [Intentionally omitted]
SECTION 3.3.3. Interest stabilisation. Each Lender who is a party hereto on the Signing Date represents and warrants to the Borrower that it has entered into an Interest Stabilisation Agreement or is in all respects eligible and authorised to enter into and shall enter into an Interest Stabilisation Agreement promptly after the Signing Date and by no later than the Initial Effective Date (as defined in the Receivable Purchase Agreement), and any Lender not a party hereto on the Signing Date (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1(iv)) represents and warrants to the Borrower on the date that such Lender becomes a party hereto that it has entered into an Interest Stabilisation Agreement on or prior to becoming a party hereto.
SECTION 3.3.4. Post-Maturity Rates. After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum certified by the Facility Agent to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to the sum of the Floating Rate plus 1.5% per annum.
SECTION 3.3.5. Payment Dates. Interest accrued on the Loan shall be payable, without duplication, on the earliest of:
a)    each Interest Payment Date;
b)    each Repayment Date;
c)    the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and
d)    on that portion of the Loan the repayment of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

SECTION 3.3.6. Interest Rate Determination. Where Section 3.3.4 or the Floating Rate applies to the Loan (or any part of it) or (as contemplated by Section 3.3.4, any unpaid sum), the Floating Rate for each Interest Period (or, in the case of Section 3.3.4, any relevant period) (and any other terms relating to the Floating Rate) shall be determined in accordance with the provisions set out in Exhibit O.
Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.
SECTION 3.4. Commitment Fees. Subject to clause 10.1 of the Novation Agreement, the Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on its daily unused portion of Maximum Loan Amount (as such amount may be adjusted from time to time), for the period commencing on the Signing Date (or, in the case of Commitment Fee payable on the Upsize Additional Advance, the Amendment Effective Date (as defined in the Seventh Novation Agreement Supplement)) and continuing through the earliest to occur (the “Commitment Fee Termination Date”) of (i) the Actual Delivery Date, (ii) the date upon which the Facility Agent has provided the Borrower with written notice that the Lenders will not advance the Loan because the Commitments have been terminated pursuant to Section 8.2 or 8.3, (iii) the Commitment Termination Date and (iv) the date the Commitments shall have been terminated in full pursuant to clause 10.2 of the Novation Agreement.
SECTION 3.4.1. Payment. The Commitment Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender six-monthly in arrears, with the first such payment (the “First Commitment Fee Payment”) to be made on the day falling six months following the Signing Date and the final such payment to be made on the Commitment Fee Termination Date (each date on which a Commitment Fee payment is required to be made in accordance with this Section 3.4.1 referred to herein as a “Commitment Fee Payment Date”). The Commitment Fee shall be in the amount in EUR equal to the product of the Applicable Commitment Rate, multiplied by, for each day elapsed since the preceding Commitment Fee Payment Date (or, in the case of the First Commitment Fee Payment, the Signing Date), 75% of the daily unused portion of Maximum Loan Amount (as such amount may be adjusted from time to time), divided by 360 days. It is acknowledged and agreed that only the Upsize Lenders shall receive Commitment Fees in respect of the Upsize Additional Advance.
SECTION 3.5. Other Fees. The Borrower agrees to pay to the Facility Agent and the ECA Agent the agreed-upon fees set forth in the Fee Letters on the dates and in the amounts set forth therein.
ARTICLE IV

CERTAIN FLOATING RATE AND OTHER PROVISIONS
SECTION 4.1. Floating Rate Lending Unlawful. If after the Signing Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful for such Lender to make, continue or maintain its portion of any part of the Floating Rate Loan at a rate based on the applicable Floating Rate (and, if applicable, the Compounded Reference Rate), the obligation of such Lender to make, continue or maintain its portion of the Floating Rate Loan shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its portion of the Floating Rate Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its portion of the Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the Reference Rate (or, if applicable at such time, the Compounded Reference Rate) for the relevant Interest Period plus the applicable Floating Rate Margin and, other than in the case of the Upsize Additional Advance (in respect of which there shall be no Credit Adjustment Spread) and the Compounded Reference Rate (on the basis that the Credit Adjustment Spread forms, where appliable, part of such rate), the Credit Adjustment Spread (but without double counting (and having regard to the definition of Compounded Reference Rate)).
SECTION 4.2. [Intentionally omitted]
SECTION 4.3. Increased Floating Rate Loan Costs, etc. If after the Signing Date a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority including, without limitation, any agency of the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:
a.    subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its portion of the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 4.6, withholding taxes); or
b.    change the basis of taxation to any Lender (other than a change in taxation on the overall net income of any Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or
c.    impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Section 4.5 and the reserve costs described in Section 4.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or
d.    impose on any Lender any other condition affecting its portion of the Loan or any part thereof,

and the result of any of the foregoing is either (i) to increase the cost to such Lender of making its portion of the Loan or maintaining its portion of the Loan or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) such Lender shall (through the Facility Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender’s jurisdiction of organization or in the relevant jurisdiction in which such Lender does business. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender’s intention to claim compensation therefor.
It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for amounts of increased costs that accrue before the Effective Time on the Actual Delivery Date (with any such amounts arising before the Effective Time being the responsibility of the Original Borrower).

SECTION 4.4. Funding Losses.
SECTION 4.4.1. Indemnity. In the event any Lender shall incur any loss or expense (for the avoidance of doubt excluding loss of profit) by reason of the liquidation or re-employment (at not less than the market rate) of deposits or other funds acquired by such Lender, to make, continue or maintain any portion of the principal amount of its portion of the Loan as a result of:
i)    any repayment or prepayment or acceleration of the principal amount of such Lender’s portion of the Loan, other than any repayment made on the date scheduled for such repayment or (if the Floating Rate applies) any repayment or prepayment or acceleration on a date other than the scheduled last day of an Interest Period or otherwise scheduled date for repayment or payment; or
ii)    the relevant portion of the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in clause 6.1(c) of the Novation Agreement and Article V not being satisfied,
(a “Funding Losses Event”) then, upon the written notice of such Lender to the Borrower (with a copy to the Facility Agent), the Borrower shall, within three (3) days of its receipt thereof:
a.    if at that time interest is calculated by reference to the Reference Rate on such Lender’s portion of the Loan, pay directly to the Facility Agent for the account of such Lender an amount equal to the amount by which:
(i)    interest calculated by reference to the Reference Rate plus, if applicable, the Credit Adjustment Spread which such Lender would have received on its share of the amount of the Loan subject to such Funding Losses Event for the period from the date of receipt of any part of its share in the Loan to the last day of the applicable Interest Period, exceeds:
(ii)    the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period; or
b.    if at that time interest is calculated by reference to the Compounded Reference Rate on such Lender’s portion of the Loan, pay directly to the Facility Agent for the account of such Lender any amount specified as “Break Costs”, if any, in the Compounded Reference Rate Terms; or
c.    if at that time interest is calculated at the Fixed Rate on such Lender’s portion of the Loan, pay to the Facility Agent the amount notified to it following the calculation referred to in the next paragraph.
Since the Lenders commit themselves irrevocably to the French Authorities in charge of monitoring the Fixed Rate mechanism, any prepayment (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan) will be subject to the mandatory payment by the Borrower of the amount calculated in liaison with the French Authorities two (2) Business Days prior to the prepayment date by taking into account the differential (the “Rate Differential”) between the Fixed Rate (but, for this purpose, not including the margin element of 0.45%) and the prevailing market yield (currently ISDAFIX) for each installment to be prepaid and applying such Rate Differential to the remaining residual period of such installment and discounting to the net present value as described below. Each of these Rate Differentials will be applied to the corresponding installment to be prepaid during the period starting on the date on which such prepayment is required to be made and ending on the original Repayment Date (as adjusted following any previous prepayments) for such installment and:
(A)     the net present value of each corresponding amount resulting from the above calculation will be determined at the corresponding market yield; and
(B)     if the cumulated amount of such present values is negative, no amount shall be due to the Borrower or from the Borrower.
Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.
SECTION 4.4.2. Exclusion In the event that a Lender’s wilful misconduct or gross negligence has caused the loss or cancellation of the BpiFAE Insurance Policy, the Borrower shall not be liable to indemnify that Lender under Section 4.4.1 for its loss or expense arising due to the occurrence of the Prepayment Event referred to in Section 9.1.9.
SECTION 4.5. Increased Capital Costs. If after the Signing Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or its portion of the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business. In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor.
It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for reduced returns that accrue before the Effective Time on the Actual Delivery Date (with any compensation liability to the Lenders arising before the Effective Time being the responsibility of the Original Borrower).
SECTION 4.6. Taxes. All payments by any Obligor of principal of, and interest on, the Loan and all other amounts payable under any Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the applicable Obligor’s activities in such other jurisdiction, and any taxes imposed under FATCA (such non-excluded items being called “Covered Taxes”). In the event that any withholding or deduction from any payment to be made by an Obligor under any Loan Document is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

a.    pay directly to the relevant authority the full amount required to be so withheld or deducted;
b.    promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and
c.    pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Covered Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received or paid by the Facility Agent or such Lender hereunder, the Facility Agent or such Lender may pay such Covered Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such person would have received had no such Covered Taxes been asserted.
Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Covered Taxes). For purposes of this Section 4.6, a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.
If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Section 4.6 or by reason of any payment made by the Borrower pursuant to Section 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.
Each Lender (and each Participant) agrees with the Borrower and the Facility Agent that it will (i) in the case of a Lender or a Participant organized under the laws of a jurisdiction other than the United States (a) provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States (or alternatively, an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any Assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate, (b) notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) without prejudice to its obligations under Section 4.13, provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender (or Participant) hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes or any payments made to or for benefit of such Lender or such Participant, provided that the Lender or Participant is legally able to deliver such forms, certificates or other documents. For any period with respect to which a Lender (or Assignee Lender or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an Assignee Lender, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or Assignee Lender or Participant) shall not be entitled to the benefits of this Section 4.6 with respect to Covered Taxes imposed by reason of such failure.
All fees and expenses payable pursuant to Section 11.3 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by a Lender or an Agent under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.
SECTION 4.7. Reserve Costs. Without in any way limiting the Borrower’s obligations under Section 4.3, the Borrower shall, with effect from the Effective Time, pay to the Facility Agent for the account of each Lender on the last day of each Interest Period, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Loan for each day during such Interest Period:
(i)    the principal amount of the Loan outstanding on such day; and
(ii)    the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Loan for such Interest Period as provided in this Agreement (less, if applicable, the relevant Floating Rate Margin) and the denominator of which is one minus any increase after the Signing Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and
(iii)    1/360.

Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.
Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
SECTION 4.8. Payments, Computations, etc.
a.    Unless otherwise expressly provided, all payments by an Obligor pursuant to any Loan Document shall be made by such Obligor to the Facility Agent for the pro rata account of the Lenders entitled to receive such payment (which, in the case of any payment in respect of the Upsize Additional Advance, shall include only the Upsize Lenders). All such payments required to be made to the Facility Agent shall be made, without set-off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Facility Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.
b.    Each Lender hereby instructs the Facility Agent, with respect to any portion of the Loan held by such Lender, to pay directly to such Lender interest thereon at the Fixed Rate or (if the proviso to Section 5.1.10 applies) the Floating Rate, on the basis that (if the Fixed Rate applies) such Lender will, where amounts are payable to BpiFAE by that Lender under the Interest Stabilisation Agreement, account directly to BpiFAE for any such amounts payable by that Lender under the Interest Stabilisation Agreement to which such Lender is a party.
c.    The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in clause (a) of this Section, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.
d.    The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Loan Document shall be rounded to 2 decimal places.

SECTION 4.9. Replacement Lenders, etc. If the Borrower shall be required to make any payment to any Lender pursuant to Clause 6 of Exhibit O or Section 4.3, 4.4, 4.5, 4.6 or 4.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lender’s Commitment (where upon the Percentage of each other Lender shall automatically be adjusted to an amount equal to such Lender’s ratable share of the remaining Commitments), (b) prepay the affected portion of such Lender’s Loan in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not terminate any Lender’s Commitment pursuant to clause (a) or prepay any such Lender pursuant to this clause (b) without replacing such Lender pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Facility Agent shall have attempted in good faith to replace such Lender), and/or (c) replace such Lender with another financial institution reasonably acceptable to the Facility Agent and (if the Fixed Rate applies) BpiFAE, provided that (i) each such transfer shall be either a transfer of all of the rights and obligations of the transferring Lender under this Agreement or a transfer of a portion of such rights and obligations made concurrently with another such transfer or other such transfers that together cover all of the rights and obligations of the transferring Lender under this Agreement and (ii) no Lender shall be obligated to make any such transfer as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrower or one or more Assignee Lenders in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement. Each Lender represents and warrants to the Borrower that, as of the Signing Date (or, with respect to any Lender not a party hereto on the Signing Date, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Clause 6 of Exhibit O or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 to or for account of such Lender.
SECTION 4.10. Sharing of Payments.
SECTION 4.10.1. Payments to Lenders.
If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Section 4.8 (Payments, Computations, etc.) (a "Recovered Amount") and applies that amount to a payment due under the Loan Documents then:
a.    the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

b.    the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the said Section 4.8, without taking account of any taxes which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
c.    the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with any applicable provisions of this Agreement.

SECTION 4.10.2. Redistribution of payments. The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Lenders (other than the Recovering Lender) (the "Sharing Lenders") in accordance with the provisions of this Agreement towards the obligations of the Borrower to the Sharing Lenders.
SECTION 4.10.3. Recovering Lender's rights. On a distribution by the Facility Agent under Section 4.10.2 of a payment received by a Recovering Lender from the relevant Obligor, as between that Obligor and the Recovering Lender, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the relevant Obligor.
SECTION 4.10.4. Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:
a.    each Sharing Lender shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the "Redistributed Amount"); and
b.    as between the relevant Obligor and each relevant Sharing Lender, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the relevant Obligor.
SECTION 4.10.5. Exceptions.
a.    This Section 4.10 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Section 4.10, have a valid and enforceable claim against the relevant Obligor.
b.    A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)    it notified the other Lender of the legal or arbitration proceedings; and
(ii)    the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 4.11. Set-off. Upon the occurrence and during the continuance of an Event of Default or a Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of any Obligor then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.10. Each Lender agrees promptly to notify the applicable Obligor and the Facility Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Lender may have.
SECTION 4.12. Use of Proceeds The Borrower shall apply the proceeds of the Loan made available to the Borrower in respect of the Additional Advances for the purpose of making payments of, or reimbursing the Borrower for payments already made for, the amounts referred to in clauses 5.2, 5.3 and/or 5.4 of the Novation Agreement and, without limiting the foregoing, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.
SECTION 4.13. FATCA Information.
a.    Subject to paragraph c) below, each party (other than the Borrower) shall, within ten Business Days of a reasonable request by another party (other than the Borrower):
(i)    confirm to that other party whether it is:
(A)    a FATCA Exempt Party; or
(B)    not a FATCA Exempt Party;
(ii)    supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party's compliance with FATCA;
(iii)    supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party's compliance with any other law, regulation, or exchange of information regime.
b.    If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.
c.    Paragraph a) above shall not oblige any Lender or the Facility Agent to do anything, and paragraph a)(iii) above shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)    any law or regulation;
(ii)    any fiduciary duty; or
(iii)    any duty of confidentiality.

d.    If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.
e.    Each party may make a FATCA Deduction from a payment under this Agreement that it is required to be made by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
SECTION 4.14. Resignation of the Facility Agent. The Facility Agent shall resign (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent) if, either:
a.    the Facility Agent fails to respond to a request under Section 4.13 and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;
b.    the information supplied by the Facility Agent pursuant to Section 4.13 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party; or
c.    the Facility Agent notifies the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;
and (in each case) a Lender reasonably believes that a party to this Agreement will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.
ARTICLE V

CONDITIONS TO BORROWING
SECTION 5.1. Advance of the Loan. The obligation of the Lenders to fund the relevant portion of the Loan to be made available on the Actual Delivery Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1. The Facility Agent shall advise the Lenders of the satisfaction of the conditions precedent set forth in this Section 5.1 prior to funding on the Actual Delivery Date.
SECTION 5.1.1. Resolutions, etc. The Facility Agent shall have received from the Borrower:

a.    a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:
(x) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and
(y) Organic Documents of the Borrower,
and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and
b.    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.
SECTION 5.1.2. Opinions of Counsel. The Facility Agent shall have received opinions, addressed to the Facility Agent, the Security Trustee (in relation to a) and b) below) and each Lender from:
a.    Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian Law, covering the matters set forth in Exhibit B-1 hereto;
b.    Norton Rose Fulbright LLP, counsel to the Facility Agent and the Lenders, covering the matters set forth in Exhibit B-2 hereto and, if the BpiFAE Insurance Policy is to be re-issued or replaced on or about the Actual Delivery Date, Exhibit B-3 hereto; and
c.    Clifford Chance US LLP, United States tax counsel to the Facility Agent for the benefit of the Lenders, covering the matters set forth in Exhibit B-4 hereto, each such opinion to be updated to take into account all relevant and applicable Loan Documents at the time of issue thereof.
SECTION 5.1.3. BpiFAE Insurance Policy. The Facility Agent or the ECA Agent shall have received the BpiFAE Insurance Policy duly issued and BpiFAE shall not have, prior to the advance of the Loan, delivered to the Facility Agent or the ECA Agent any notice seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy or the suspension of the drawing of the Additional Advances under this Agreement.
SECTION 5.1.4. Closing Fees, Expenses, etc. The Facility Agent shall have received for its own account, or for the account of each Lender or BpiFAE, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any of the Lenders) that are due and owing as of the date of such funding and all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent and the BpiFAE Premium) required to be paid by the Borrower pursuant to Section 11.3 or that the Borrower has otherwise agreed in writing to pay to the Facility Agent, in each case on or prior to the date of such funding.

SECTION 5.1.5. Compliance with Warranties, No Default, etc. Both before and after giving effect to the funding of the Loan the following statements shall be true and correct:
a.    the representations and warranties set forth in Article VI (excluding, however, those set forth in Section 6.10) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and
b.    no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.
SECTION 5.1.6. Loan Request. The Facility Agent shall have received a Loan Request duly executed by the Borrower together with:
a.    where an Additional Advance is requested in respect of the Non-Yard Costs, the Delivery Non-Yard Costs Certificate;
b.    certified as true (by the Builder) copies of the invoice and supporting documents received by the Builder from the Borrower pursuant to Appendix C of the Construction Contract in relation to the Paid Non-Yard Costs to be financed as at the time of issue and a declaration from the Borrower in substantially the form set forth in Exhibit D hereto that the requirements for a minimum 10% French content in respect of Non-Yard Costs have been fulfilled;
c.    a copy of the final commercial invoice from the Builder showing the amount of the Contract Price (including the Non-Yard Costs) and the portion thereof payable to the Builder on the Actual Delivery Date under the Construction Contract; and
d.    copies of the wire transfers for all payments by the Borrower to the Builder under the Construction Contract in respect of the Basic Contract Price to the extent not already provided as part of the drawdown conditions for drawdowns made by the Original Borrower.
SECTION 5.1.7. Foreign Exchange Counterparty Confirmations. The Facility Agent shall have received the documentation and other information referred to in clause 5.6 of the Novation Agreement.
SECTION 5.1.8. Protocol of delivery. The Facility Agent shall have received a copy of the protocol of delivery and acceptance under the Construction Contract duly signed by the Builder and the Borrower or the Nominated Owner to be notified to the Facility Agent.
SECTION 5.1.9. Title to Purchased Vessel. The Facility Agent shall have received evidence that the Purchased Vessel is legally and beneficially owned by the Borrower or the Nominated Owner (as the case may be), free of all recorded Liens, other than Liens permitted by Section 7.2.3 and, to the extent not yet discharged, the Mortgage (as defined in the Novation Agreement).

SECTION 5.1.10. Interest Stabilisation. The ECA Agent shall have received a duly executed fixed rate approval from BpiFAE issued to the Lenders in respect of the Fixed Rate applicable to the Loan and shall have been informed by the French Authorities of the conditions of the interest make-up mechanisms (stabilisation du taux d'intérêt) applicable to the Loan under the applicable Interest Stabilisation Agreement in respect of the Lenders, such conditions to specify, among other things, that the Fixed Rate has been retained under the interest make-up mechanisms applicable to the Loan.
In relation to Section 5.1.10, if a Lender (an “Ineligible Lender”) becomes ineligible or otherwise ceases to be a party to an Interest Stabilisation Agreement, it shall promptly upon becoming aware thereof (and by no later than 15 Business Days before the anticipated Actual Delivery Date) notify the Borrower, the ECA Agent and the Facility Agent.
Following receipt of such a notice, the ECA Agent (through the Facility Agent) shall give to the Borrower at least 10 Business Days’ prior notice stating if the condition precedent in Section 5.1.10 will not be satisfied due to the Ineligible Lender but would be satisfied by the replacement of the Ineligible Lender as set out below, with such replacement to take effect for the purpose of this Section on the Actual Delivery Date.
On its receipt of such notice from the ECA Agent, the Borrower shall be entitled, at any time thereafter and without prejudice to any rights and remedies it may have against such Ineligible Lender pursuant to Section 3.3.3,to replace such Ineligible Lender with another bank or financial institution reasonably acceptable to the Facility Agent and BpiFAE with effect from the Actual Delivery Date, provided that (i) each such transfer shall be either a transfer of all of the rights and obligations of the Ineligible Lender under this Agreement or a transfer of a portion of such rights and obligations made concurrently with another such transfer or other such transfers that together cover all of the rights and obligations of the Ineligible Lender under this Agreement and (ii) no Lender shall be obligated to make effective any such transfer as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from one or more Assignee Lenders in an aggregate amount equal to the aggregate outstanding principal amount of the portion of the Novated Loan Balance which, immediately following the Effective Time, would have been owing to such Lender pursuant to Section 2.3(a) had that Lender not been replaced prior to the Effective Time. The ECA Agent and the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Ineligible Lender, and taking such other steps that may be reasonably required and which are within the control of the ECA Agent and the Facility Agent to assist with the satisfaction of the condition precedent in Section 5.1.10 prior to funding on the Actual Delivery Date.
Provided however the Borrower shall be entitled, without prejudice to its rights and remedies pursuant to Section 3.3.3, to elect that if at the Actual Delivery Date the condition precedent in Section 5.1.10 is not satisfied the Floating Rate should apply to the Loan, such election to be made by notice in writing to the Facility Agent not less than five (5) Business Days prior to the anticipated Actual Delivery Date in which event, subject to the approval of BpiFAE, the Loan shall bear interest at the Floating Rate and the condition set out in Section 5.1.10 shall be deemed waived by the Lenders.
The ECA Agent (through the Facility Agent) shall, promptly after the Borrower’s request, advise the Borrower whether it is aware (based solely on information obtained from

BpiFAE and other French Authorities and/or received from the Lenders at the time of any such request and without any liability on the ECA Agent for the accuracy of that information) that the condition precedent in Section 5.1.10 will not or may not be satisfied as required by Section 5.1.10.
SECTION 5.1.11. Escrow Account Security. The Facility Agent shall have received:
a)    the Escrow Account Security duly executed by the Borrower together with a duly executed notice of charge and acknowledgement thereto executed by the Borrower and the Escrow Account Bank respectively; and
b)    the Escrow Agency and Trust Deed duly executed by the parties thereto.
SECTION 5.1.12. LNG Change Order
The Facility Agent shall have received, not later than one month prior to the Actual Delivery Date (or such shorter period as may be agreed by the Lenders), a written confirmation from the Borrower as to whether the specifications of the Vessel will, as at the Actual Delivery Date, reflect the terms of the LNG Change Order.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Facility Agent to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Facility Agent and each Lender as set forth in this Article VI as of the Actual Delivery Date and on the Guarantee Release Date (in each case except as otherwise stated).
SECTION 6.1. Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document to which it is a party and to perform the Obligations.
SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:
a.    contravene the Borrower’s Organic Documents;
b.    contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

c.    contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;
d.    contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or
e.    result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Actual Delivery Date or that have been obtained or actions not required to be taken on or prior to the Actual Delivery Date or that have been taken). The Borrower holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Actual Delivery Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.
SECTION 6.4. Compliance with Environmental Laws. The Borrower is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.
SECTION 6.5. Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
SECTION 6.6. No Default, Event of Default or Prepayment Event. No Default, Event of Default or Prepayment Event has occurred and is continuing.
SECTION 6.7. Litigation. There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, that (i) except as set forth in filings made by the Borrower with the SEC in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

SECTION 6.8. The Purchased Vessel. Immediately following the delivery of the Purchased Vessel to the Borrower under the Construction Contract, the Purchased Vessel will be:
a.    legally and beneficially owned by the Borrower or one of the Borrower’s wholly owned Subsidiaries,
b.    registered in the name of the Borrower or one of the Borrower’s wholly owned Subsidiaries under the Bahamian or Maltese flag or such other flag as the parties may mutually agree,
c.    classed as required by Section 7.1.4(b),
d.    free of all recorded Liens, other than Liens permitted by Section 7.2.3,
e.    insured against loss or damage in compliance with Section 7.1.5, and
f.    exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries.
SECTION 6.9. Obligations rank pari passu; Liens.
a.    The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower other than Indebtedness preferred as a matter of law.
b.    As at the date of this Agreement, the provisions of this Agreement which permit or restrict the granting of Liens are no less favorable than the provisions permitting or restricting the granting of Liens in any other agreement entered into by the Borrower with any other person providing financing or credit to the Borrower.
SECTION 6.10. Withholding, etc.. As of the Signing Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.
SECTION 6.11. No Filing, etc. Required. No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Actual Delivery Date or that have been made).
SECTION 6.12. No Immunity. The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

SECTION 6.13. Investment Company Act. The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 6.14. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
SECTION 6.15. Accuracy of Information. The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature. All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized). All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.
SECTION 6.16. Compliance with Laws. The Borrower is in compliance with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE VII

COVENANTS
SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date (or, where applicable, from such time as may be stated in any applicable provision below) until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 7.1.
SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Facility Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:
a.    as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;
b.    as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;
c.    together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, setting out, as of the last day of the relevant Fiscal Quarter or Fiscal Year, computations as to compliance with the covenants set forth in Section 7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent) ;
d.    as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;
e.    as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;
f.    as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, would be expected to materially adversely affect the business,

operations or financial condition of the Borrower and its Subsidiaries taken as a whole;
g.    promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;
h.    such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Facility Agent may from time to time reasonably request (including an update to any information and projections previously provided to the Lenders where these have been prepared and are available);
i.    until the repayment of all sums described as 'Deferred Tranches’ in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist, as soon as available and in any event within respectively five (5) Business Days, ten (10) and forty (40) days (or such other period as BpiFAE may require from time to time) after the end of each monthly, bi-monthly and quarterly period (save that the period in respect of the final quarter of each Fiscal Year shall be sixty (60) days) from the Third Supplement Effective Date, the information required under Part B (but not Part A) of the Debt Deferral Extension Regular Monitoring Requirements (as such information requirements may be amended on the basis set out in the Debt Deferral Extension Regular Monitoring Requirements) (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent).
It is acknowledged and agreed that if the Borrower reports a net operating loss (determined in accordance with GAAP) for two consecutive Fiscal Quarters (as notified to the Facility Agent pursuant to Section 7.1.1.k)ii) below), the Borrower shall, until the repayment of all sums described as 'Deferred Tranches’ in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist, supply to the Facility Agent the information required under Part A (but not Part B) of the Debt Deferral Extension Regular Monitoring Requirements on the basis referred to in the above paragraph;
j.    [intentionally omitted]
k.    during the period from the Novation Effective Time until the Minimum Liquidity Cut-off Date (as defined in Section 7.2.4(C)), within sixty (60) days after the end of each Fiscal Quarter (save that the period in respect of the final Fiscal Quarter for each Fiscal Year shall be one hundred twenty (120) days), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower:
(i)    showing, as of the last day of the relevant Fiscal Quarter, compliance with the covenant set forth in Section 7.2.4(C); and
(ii)    evidencing whether there has been a net operating loss (determined in accordance with GAAP) in respect of the relevant Fiscal

Quarter (and, if applicable, whether that would result in two consecutive Fiscal Quarters of net operating loss), provided that if, during such period, the Borrower is not in compliance with the covenant set forth in Section 7.2.4(C) as of the last day of such Fiscal Quarter, the Borrower shall show compliance with such covenant as of the date such certificate is delivered.
It is acknowledged and agreed that if the Borrower reports a net operating loss for two consecutive Fiscal Quarters (as notified to the Facility Agent pursuant to sub-paragraph ii above), the Borrower shall, until the Minimum Liquidity Cut-off Date, provide the certificate referred to above on a monthly basis (rather than a quarterly basis) and within 5 Business Days of the end of each such month (and showing, as of the last day of the relevant month, compliance with the covenant set forth in Section 7.2.4(C), provided that if, during such monthly period, the Borrower is not in compliance with the covenant set forth in Section 7.2.4(C) as of the last day of such month, the Borrower shall show compliance with such covenant as of the date such certificate is delivered);
l.    [intentionally omitted]
m.    on one occasion during each calendar year from the Novation Effective Time, the environmental plan of the Borrower (and including the Group’s carbon emissions for the past two years (calculated according to methodologies defined by the IMO or any other public methodology specified by the Borrower) as required to be published pursuant to each letter of the Borrower issued pursuant to the Third Novation Agreement Supplement;
n.    [intentionally omitted]
o.    [intentionally omitted]
p.    following the repayment of all sums described as 'Deferred Tranches' in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist, within 5 Business Days of any Group Member agreeing to any new, modified or substitute financial covenants of the type or similar to the financial covenants set out in Section 7.2.4 in respect of any of its Indebtedness for borrowed money, the Borrower shall provide written notice to the Facility Agent of such agreement (and setting out full details of the relevant new, modified or substitute financial covenants) and, if requested by the Facility Agent (acting upon the instructions of the Required Lenders), the Borrower and the Lenders shall discuss in good faith whether or not such new, modified or substitute financial covenants shall be incorporated into this Agreement and, if agreed, the parties shall promptly enter into an amendment agreement to reflect such agreement, provided that information required to be furnished to the Facility Agent under subsections (a), (b), (g) and (m) of this Section 7.1.1 shall be deemed furnished to the Facility Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the SEC’s website at http://www.sec.gov.

SECTION 7.1.2. Approvals and Other Consents. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) each Obligor to perform its obligations under the Loan Documents to which it is a party and (b) the operation of the Purchased Vessel in compliance with all applicable laws, except, in each case, to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect.
SECTION 7.1.3. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clauses (a) and (f) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):
a.    in the case of the Borrower, the maintenance and preservation of its corporate existence (subject to the provisions of Section 7.2.6);
b.    in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;
c.    the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;
d.    compliance with all applicable Environmental Laws;
e.    compliance with all anti-money laundering and anti-corrupt practices laws applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this agreement to the extent the same would be in contravention of such applicable laws; and
f.    the Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
SECTION 7.1.4. The Purchased Vessel. The Borrower will:
a.    cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries, provided that the Borrower or such Subsidiary may charter out the Purchased Vessel (i) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one year;
b.    cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing;
c.    provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)    evidence as to the ownership of the Purchased Vessel by the Borrower, the Nominated Owner or one of the Borrower’s wholly owned Subsidiaries; and
(ii)    evidence of no recorded Liens on the Purchased Vessel, other than Liens permitted pursuant to Section 7.2.3;
d.    within seven days after the Actual Delivery Date, provide the following to the Facility Agent with respect to the Purchased Vessel:
(i)    evidence of the class of the Purchased Vessel; and
(ii)    evidence as to all required insurance being in effect with respect to the Purchased Vessel; and
e.    on or before the later of (i) 31 July and (ii) 30 days after its own receipt of a Statement of Compliance in each calendar year, supply, or procure the supply, to the Facility Agent (for distribution to BpiFAE and the Lenders) (in each case at the cost of the Borrower) of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI (as collated and reported to the Purchased Vessel’s flag state using the verification report submitted to that flag state) and any Statement of Compliance, in each case relating to the Purchased Vessel for the preceding calendar year, provided always that such information shall be confidential information for the purposes of Section 11.15 and, accordingly, no Lender shall publicly disclose such information with the identity of the Purchased Vessel or the Borrower (or, if applicable, the Borrower’s wholly owned Subsidiary that then owns the Purchased Vessel) without the prior written consent of the Borrower (it being expressly agreed however that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment).
SECTION 7.1.5. Insurance. The Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and certifying as to compliance with this Section.
SECTION 7.1.6. Books and Records. The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable prior notice, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.
SECTION 7.1.7. BpiFAE Insurance Policy/French Authority Requirements. The Borrower shall, on the reasonable request of the ECA Agent or the Facility Agent, provide such other information as required under the BpiFAE Insurance Policy and/or the Interest Stabilisation Agreement as necessary to enable the ECA Agent or the Facility Agent to obtain the full support of the relevant French Authority pursuant to the BpiFAE Insurance Policy and/or the Interest Stabilisation Agreement (as the case may be). The Borrower must pay to the ECA Agent or the Facility Agent the amount of all reasonable costs and expenses reasonably incurred by the ECA Agent or the Facility Agent in connection with complying with a request by any French Authority for any additional information necessary or desirable in connection with the BpiFAE Insurance Policy or the Interest Stabilisation Agreement (as the case may be); provided that the Borrower is consulted before the ECA Agent or BpiFAE incurs any such cost or expense.
SECTION 7.1.8. [Intentionally omitted]
SECTION 7.1.9. Equal Treatment with Pari Passu CreditorsThe Borrower undertakes with the Facility Agent that it shall ensure (and shall procure that each other Group Member shall ensure) that the Lenders are treated equally in all respects with all other Pari Passu Creditors, and accordingly:
a.    prior to any Group Member entering into any Restricted Credit Enhancement with a Pari Passu Creditor (other than a Restricted Credit Enhancement granted in accordance with Section 7.2.9(a)(ii)), the Borrower shall promptly notify the Facility Agent (and such notification shall include details of the new Lien or Group Member Guarantee and shall otherwise be in form and substance reasonably satisfactory to the Facility Agent); and
b.    at the same time as any relevant Restricted Credit Enhancement is provided to the relevant Pari Passu Creditor (other than a Restricted Credit Enhancement granted in accordance with Section 7.2.9(a)(ii)), the Borrower, any relevant Group Member and the Lenders shall enter into such documentation as may be necessary in the reasonable opinion of the Facility Agent to ensure that the Lenders benefit from that Restricted Credit Enhancement on the same terms as the relevant Pari Passu Creditor(s) and, where that Restricted Credit Enhancement is a Lien or a Group Member Guarantee, to share in that Lien or Group Member Guarantee on a pari passu basis (and the Lenders agree to enter into such intercreditor documentation to reflect such pari passu ranking (in a form and substance satisfactory to the Lenders (acting reasonably)) as may be required in connection with such arrangements).
SECTION 7.2. [Intentionally omitted] Negative Covenants. The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related, ancillary or complimentary thereto or that are reasonable extensions thereof.
SECTION 7.2.2. Indebtedness. Until the occurrence of the Guarantee Release Date (whereupon Section 7.2.2 of Exhibit N shall apply in accordance with Section 7.3), the Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:
a.    Indebtedness secured by Liens of the type described in Section 7.2.3;
b.    Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
c.    Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the Effective Date;
d.    Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted to be secured under Section 7.2.3(b), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;
e.    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and
f.    Indebtedness of Silversea Cruise Holding Ltd. and its Subsidiaries (“Silversea”) identified in Section 1 of Exhibit F hereto.
SECTION 7.2.3. Liens. Until the occurrence of the Guarantee Release Date (whereupon Section 7.2.2 of Exhibit N shall apply in accordance with Section 7.3) the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:
a.    Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, after three months after the acquisition of a Vessel, owns a Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;
b.    in addition to other Liens permitted under this Section 7.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 7.2.2(d), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10% of the total assets of the Borrower and its Subsidiaries (the “Lien Basket Amount”) taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; provided, however that, if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody’s and S&P, the Lien Basket Amount shall be the greater of (x) 5.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and (y) $735,000,000;
c.    Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;
d.    Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;
e.    Liens securing Government-related Obligations;
f.    Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;
g.    Liens of carriers, warehousemen, mechanics, material-men and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;
h.    Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;
i.    Liens for current crew’s wages and salvage;

j.    Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;
k.    Liens on Vessels that:
(i)    secure obligations covered (or reasonably expected to be covered) by insurance;
(ii)    were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or
(iii)    were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;
provided that, in each case described in this clause (k), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;
l.    normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights in favor of banks or other depository institutions;
m.    Liens in respect of rights of set-off, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;
n.    Liens on cash or Cash Equivalents or marketable securities securing obligations in respect of Hedging Instruments not incurred for speculative purposes or securing letters of credit that support such obligations;
o.    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;
p.    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
q.    licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and
r.    Liens on any property of Silversea identified in Section 2 of Exhibit F hereto, provided, however that from the Third Supplement Effective Date until the Guarantee Release Date, no Group Member shall be entitled to grant any Lien of the type referred to in paragraphs (a) to (d) above over any ECA Financed Vessel.

SECTION 7.2.4. Financial Condition. The Borrower will not permit:
a.    Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth in the table below (the “NDCR Table”) opposite such Fiscal Quarter under the below heading “Net Debt to Capitalization Ratio”:

Fiscal Quarter Ending	Net Debt to Capitalization Ratio
December 31, 2022	0.750 to 1 (for financial reporting purposes only)
March 31, 2023	0.725 to 1
June 30, 2023	0.725 to 1
September 30, 2023	0.700 to 1
December 31, 2023	0.700 to 1
March 31, 2024	0.700 to 1
June 30, 2024	0.700 to 1
September 30, 2024	0.675 to 1
December 31, 2024	0.650 to 1
March 31, 2025 and thereafter	0.625 to 1
provided however that unless the Borrower, the Facility Agent and the ECA Agent (acting upon the instructions of BpiFAE) have agreed otherwise in writing, if BpiFAE has issued its written consent (the “NDCR Adjustment Consent”) to the adjustment of the figures in the NDCR Table as set out below, the figures in the NDCR Table shall automatically be adjusted and replaced with effect from the date of the NDCR Adjustment Consent so as to read as follows as set out in the table below (the “Further Revised NDCR Table”):

Fiscal Quarter Ending	Net Debt to Capitalization Ratio
December 31, 2022	0.750 to 1 (for financial reporting purposes only)
March 31, 2023	0.750 to 1
June 30, 2023	0.750 to 1
September 30, 2023	0.750 to 1
December 31, 2023	0.750 to 1
March 31, 2024	0.725 to 1
June 30, 2024	0.700 to 1
September 30, 2024	0.675 to 1
December 31, 2024	0.650 to 1
March 31, 2025 and thereafter	0.625 to 1

and accordingly with effect from the date of the NDCR Adjustment Consent the Borrower will instead not permit the Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth in the Further Revised NDCR Table. Where BpiFAE issues the NDCR Adjustment Consent the ECA Agent shall communicate such consent promptly to the other parties to this Agreement;
b.    Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter; and
c.    if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody’s and S&P, Stockholders’ Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) the applicable Starting Threshold plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).
For the purposes of this paragraph (c), “Starting Threshold” shall mean, for the Fiscal Quarter:
i.    up to and ending on March 31, 2023, $3,000,000,000;
ii.    ending on June 30, 2023, $3,250,000,000;
iii.    ending on September 30, 2023, $3,500,000,000;
iv.    ending on December 31, 2023, $3,750,000,000;
v.    ending on March 31, 2024, $4,000,000,000; and
vi.    ending on June 30, 2024 and for each Fiscal Quarter falling after June 30, 2024, $4,150,000,000.
In connection with the determination of Stockholders’ Equity for the Fiscal Quarter ended March 31, 2023 or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date, the Borrower hereby undertakes that it will act in good faith and will provide to the Facility Agent no later than March 25, 2023 or, if later, no later than 6 days prior to the end of the last full Fiscal Quarter to end prior to the 4.25% Maturity Date written confirmation of the actual amount of 4.25% Converted Debt it has elected to settle (i) in equity, (ii) in cash and (iii) in cash generated from equity issued for the purpose of settling the 4.25% Converted Debt obligation in cash, together with copies of all notices of conversion provided to the noteholders pursuant to section 14.02 of the 4.25% Convertible Notes Indenture.
In connection with the determination of Stockholders’ Equity for the Fiscal Quarter ended September 30, 2023 or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date, the Borrower hereby undertakes that it will act in good faith and will provide to the Facility Agent no later than September 24, 2023 or, if later, no later than 6 days prior to the end of the last full Fiscal Quarter to end prior to the 2.875% Maturity Date written confirmation of the actual amount of 2.875% Converted Debt it has elected to settle (i) in equity, (ii) in cash and (iii) in cash generated from equity issued for the purpose of settling the 2.875% Converted Debt obligation in cash, together with copies of all notices of conversion provided to the noteholders pursuant to section 14.02 of the 2.875% Convertible Notes Indenture.
SECTION 7.2.4(A). [Intentionally omitted]
SECTION 7.2.4(B). [Intentionally omitted]
SECTION 7.2.4(C). Minimum liquidity.
a.    The Borrower will not allow the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as determined in accordance with GAAP to be less than the Adjustable Amount as of (i) the last day of any calendar month from the Third Supplement Effective Date until the earlier to occur of (A) the date of repayment or prepayment of all sums described as 'Deferred Tranches' in each ECA Financing of the Borrower and its Subsidiaries for which such “Deferred Tranches” exist and (B) the Add Back End Date (the “Minimum Liquidity Cut-off Date”), or (ii) if the Borrower is not in compliance with the requirements of this Section 7.2.4(C) as of the last day of any calendar month falling prior to the Minimum Liquidity Cut-off Date, the date that the certificate required by Section 7.1.1(k) with respect to such month is delivered to the Facility Agent demonstrating such compliance.
For the purposes of this Section 7.2.4(C), on and from 1 October 2022, the calculation of unrestricted cash and Cash Equivalents shall also include the aggregate amount of any amounts available to be drawn by the Borrower and/or any of its Subsidiaries under committed but undrawn term loan or revolving credit facility agreements where such amounts are to be made available for general corporate purposes or which would, once utilised, otherwise increase the liquidity of the Borrower or the relevant Subsidiary.
SECTION 7.2.5. Additional Undertakings. From the effectiveness of the Second Novation Agreement Supplement, and notwithstanding anything to the contrary set out in this Agreement or any other Loan Document:
a.    First Priority Guarantee Matters. Until the occurrence of a First Priority Release Event:
(i)    the Borrower will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of the First Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);
(ii)    the First Priority Guarantor will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(iii)    the First Priority Guarantor will not incur any additional Indebtedness for borrowed money (including any guarantees in respect of Indebtedness), except in connection with any Other Guarantees;
(iv)    neither Celebrity Cruises Holdings Inc. nor Celebrity Cruises Inc will incur any additional Indebtedness for borrowed money (including any guarantees in respect of Indebtedness), except in connection with the Secured Note Indebtedness or any Permitted Refinancing thereof; and
(v)    the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any First Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any First Priority Assets, other than
(A)    to any other entity that is a First Priority Guarantor;
(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of First Priority Assets made after the effectiveness of the Second Novation Agreement Supplement (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A) and any Disposition, the net proceeds of which are applied in accordance with the following clause (C)) is less than the sum of:
(1)    $250,000,000 plus
(2)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) First Priority Assets or other assets owned by another First Priority Guarantor immediately prior to acquisition) acquired by any First Priority Guarantor after the effectiveness of the Second Novation Agreement Supplement; or
(C)    if the net proceeds therefrom are applied in accordance with Section 4.09(b)(i) or 4.09(b)(iii) of the relevant Secured Note Indenture, to the extent applicable at such time; provided, however, that if, within 450 days of such Disposition, any net proceeds of such Disposition have not been utilized in accordance with such provisions and are retained by the Borrower or any Subsidiary after such application (such retained net proceeds, “Excess Proceeds”), then:

(1)    if not already held by a First Priority Guarantor, such Excess Proceeds shall be promptly transferred to a First Priority Guarantor to be (x) retained in an account and on the balance sheet of that First Priority Guarantor and (y) used solely (i) for capital expenditures for the benefit of the remaining First Priority Assets or for the purposes of any asset purchase by that First Priority Guarantor or (ii) to make an offer to each ECA Guarantor in accordance with the following sub-clause (2); or
(2)    where the Borrower has elected to utilize the Excess Proceeds in the manner referred to in (ii) above, the Borrower shall make a written offer contemporaneously to each ECA Guarantor to apply such Excess Proceeds as a pro rata prepayment of the Loan and the Indebtedness under each other ECA Financing that is pari passu in right of payment to the Obligations. If any ECA Guarantor provides written notice to the Borrower within 90 days of such offer accepting such offer, the Borrower shall prepay the relevant Indebtedness notified to it within 10 Business Days (or such longer period as may be agreed with the lenders under each relevant ECA Financing being prepaid) of the date of receipt of such notice. If any ECA Guarantor fails to accept such offer within the said 90 days referred to above, then the pro rata portion of such Excess Proceeds that would have been applied to prepay the ECA Financings with respect to such ECA Guarantor if such offer was accepted shall be retained and applied in accordance with the foregoing sub-clause (1)(i).
b.    Second Priority Guarantee Matters. Until the occurrence of a Second Priority Release Event:
(i)    the Borrower will not, and will not permit any of its Subsidiaries to, form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Second Priority Guarantor

(and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);
(ii)    no Second Priority Guarantor will form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests); and
(iii)    the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any Second Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any Second Priority Assets, other than:
(A)    to any other entity that is a Second Priority Guarantor; or
(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of Second Priority Assets made after the effectiveness of the Second Novation Agreement Supplement (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A)) is less than the sum of:
(1)    $250,000,000 plus
(2)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Second Priority Assets or other assets owned by another Second Priority Guarantor immediately prior to acquisition) acquired by any Second Priority Guarantor after the effectiveness of the Second Novation Agreement Supplement.
c.    Third Priority Guarantee Matters. Until the occurrence of a Third Priority Release Event:
(i)    the Borrower will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of the Third Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);
(ii)    the Third Priority Guarantor will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests); and

(iii)    the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any Third Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any Third Priority Assets, other than:
(A)    to any other entity that is a Third Priority Guarantor;
(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of Third Priority Assets made after the effectiveness of the Second Novation Agreement Supplement (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A) and any Disposition, the net proceeds of which are applied in accordance with the following clause (C)) is less than the sum of:
(1)    $250,000,000 plus
(2)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Third Priority Assets or other assets owned by another Third Priority Guarantor immediately prior to acquisition) acquired by any Third Priority Guarantor after the effectiveness of the Second Novation Agreement Supplement; or
(C)    if the net proceeds therefrom are applied in accordance with those provisions of the relevant Unsecured Note Indenture and to the extent applicable at the time which allow the Borrower to make an offer to prepay and/or repay the debt evidenced by that Unsecured Note Indenture, as applicable; provided that, if any such net proceeds are retained by the Borrower or any Subsidiary after such application, the Borrower shall promptly repay or redeem all or any portion of any Indebtedness that is pari passu or senior in right of payment to the Obligations and for which a Third Priority Guarantor is a guarantor, in each case, subject to the terms of the documentation governing such Indebtedness (including the Unsecured Note Indebtedness, any Bank Indebtedness, any Credit Card Obligations, the Loan and any other Indebtedness under an ECA Financing); provided, further, that any repayment of Indebtedness under any revolving credit agreement pursuant to this paragraph shall be accompanied by a corresponding permanent reduction in the related revolving credit commitments.
d.    New Guarantor Matters. In the event the Borrower or any of its Subsidiaries acquires an ECA Financed Vessel:
(i)    the Borrower will cause the applicable New Guarantor to provide:
(A)    on or before the later of (1) 15 Business Days of the purchase of the relevant ECA Financed Vessel and (2) the Effective Time, (A) an Additional Guarantee, together with each equivalent Other Guarantee required to be provided under the terms of the other ECA Financings (as amended from time to time) and (B) all documents and information required by the Lenders in order to satisfy any applicable “know your customer” checks and any other reasonable condition precedent requirements of the Lenders (excluding, for the avoidance of doubt, legal opinions); provided that, in each case, if such New Guarantor is party to a Senior Guarantee at such time, the Facility Agent shall have contemporaneously entered into a New Guarantor Subordination Agreement; and
(ii)    until the occurrence of a Second Priority Release Event and a Third Priority Release Event:
(A)    the Borrower will not permit the applicable New Guarantor to incur any Indebtedness for borrowed money (including any guarantees in respect of Indebtedness) other than the applicable Additional Guarantee, any Other Guarantee and any Senior Guarantee;
(B)    the Borrower will not permit the Principal Subsidiary that acquires the relevant ECA Financed Vessel to incur any Indebtedness for borrowed money (including any guarantees in respect of Indebtedness);
(C)    notwithstanding any other provision of this Agreement, the Borrower will not, and shall procure that no other Subsidiary shall Dispose (whether to a Group Member or otherwise) of the relevant ECA Financed Vessel (or any equity interests in a Subsidiary that owns, directly or indirectly, such ECA Financed

Vessel); provided that (1) such ECA Financed Vessel may be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries and (2) the Borrower or such Subsidiary may charter out such ECA Financed Vessel (x) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (y) on a time charter with a stated duration not in excess of one year; and
(D)    notwithstanding the provisions of Sections 7.2.2 and 7.2.3, the Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon the relevant ECA Financed Vessel, other than Liens permitted under Section 7.2.3 that do not secure Indebtedness for borrowed money.
e.    Further Assurances. At the Borrower’s reasonable request, the Facility Agent shall execute (i) any Additional Subordination Agreement or any Subordination Agreement, in substantially the form attached hereto as Exhibit J or Exhibit K (or a joinder to any of them) with such changes, or otherwise in form and substance, reasonably satisfactory to the Facility Agent (acting upon the instructions of the Required Lenders and BpiFAE), to ensure the required priority of the Second Priority Guarantee and the Third Priority Guarantee and (ii) any New Guarantor Subordination Agreement (or a joinder to any of them) contemporaneously with the execution of any Senior Guarantee by a New Guarantor if such New Guarantor is party to an Additional Guarantee at such time.
f.    Amount of Indebtedness. The Borrower shall ensure that:
(i)    the maximum aggregate principal amount of Bank Indebtedness (or any Permitted Refinancing thereof) guaranteed by the Second Priority Guarantors shall not exceed, in the aggregate, $5,300,000,000 (or its equivalent in any other currency) until the occurrence of a First Priority Release Event, a Second Priority Release Event, and a Third Priority Release Event;
(ii)    the maximum aggregate principal amount of Unsecured Note Indebtedness (or any Permitted Refinancing thereof), in each case, guaranteed by the Third Priority Guarantor shall not exceed, in the aggregate, $1,700,000,000 (or its equivalent in any other currency) until the occurrence of a Third Priority Release Event;
(iii)    until the occurrence of a Second Priority Release Event, none of the Second Priority Guarantors will grant any guarantee that is pari passu with or senior to its obligations under the Second Priority Guarantee, except in connection with (A) any Bank Indebtedness or any Permitted Refinancing thereof, (B) any Credit Card Obligations or (C) any Other Guarantees, provided that each Other Guarantee shall be on terms no more favourable in any material respect (including for this purpose the priority of that guarantee)

than that currently provided by that Second Priority Guarantor in connection with the relevant Indebtedness; and
(iv)    until the occurrence of a Third Priority Release Event, the Third Priority Guarantor will not grant any guarantee that is pari passu with or senior to its obligations under the Third Priority Guarantee, except in connection with (A) any Bank Indebtedness, Unsecured Note Indebtedness or any Permitted Refinancing of any thereof, (B) any Credit Card Obligations or (C) any Other Guarantees, provided that each Other Guarantee shall be on terms no more favourable in any material respect (including for this purpose the priority of that guarantee) than that currently provided by the Third Priority Guarantor in connection with the relevant Indebtedness.
g.    Release of Guarantees. The Borrower agrees to give the Facility Agent written notice of the occurrence of any First Priority Release Event, Second Priority Release Event or Third Priority Release Event. The Facility Agent agrees, subject to the proviso (2) below, that:
(i)    the First Priority Guarantee shall be automatically released upon the occurrence of a First Priority Release Event;
(ii)    the Second Priority Guarantee shall be automatically released upon the occurrence of a Second Priority Release Event;
(iii)    the Third Priority Guarantee shall be automatically released upon the occurrence of a Third Priority Release Event; and
(iv)    each Additional Guarantee shall be automatically released upon the occurrence of both a Second Priority Release Event and a Third Priority Release Event,
provided (1) in each case, and subject to proviso (2) below, that upon the Borrower’s request, the Facility Agent shall promptly confirm in writing the release of the applicable Guarantee following the occurrence of the relevant release event and (2) where the Borrower is of the opinion that it would, if the Guarantee Release Date was to occur, be in breach of the provisions of Section 7.2.2 as set out in Exhibit N (and which would otherwise come into effect on that Guarantee Release Date) on the Guarantee Release Date, the Borrower shall be entitled, by serving written notice on the Facility Agent, to request that the Guarantee Release Date be postponed until such time as the Borrower is satisfied that it will be able to comply with the provisions of the said Section 7.2.2. Where the Borrower issues a notice pursuant to this proviso (2) it agrees that it shall use all reasonable endeavors and take all appropriate action as may be practicable at such time to enable it to comply with the said Section 7.2.2 as soon as practicable following the date that the Guarantee Release Date would have occurred but for this proviso (2) so that the Guarantee Release Date can then occur and, as soon as it is satisfied that it will be able to comply with the said Section 7.2.2 it will promptly serve a further written notice on the  Facility Agent. Upon receipt of this further notice, the provisions of this paragraph (g) shall once again apply and the Facility Agent shall then take the action required of it to enable the Guarantee Release Date to occur.

SECTION 7.2.6. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, except:
a.    any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 7.2.7; and
b.    so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:
(i)    after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders’ Equity immediately prior thereto; and
(ii)    in the case of a merger involving the Borrower where the Borrower is not the surviving corporation, (and without prejudice to the provisions of Sections 3.2b) and c) and 9.1.10, which shall not restrict the proposed merger but which can still apply to the extent that the proposed merger would give rise to any of the events or circumstances contemplated by such Sections):
(A)    the surviving corporation shall have assumed in writing, delivered to the Facility Agent, all of the Borrower’s obligations hereunder and under the other Loan Documents; and
(B)    the surviving corporation shall, promptly upon the request of the Facility Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Facility Agent or any Lender in order for the Facility Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.
SECTION 7.2.7. Asset Dispositions, etc. Subject to Section 7.2.5, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of (a) the Borrower or (b) the Subsidiaries of the Borrower, taken as a whole, except sales of assets between or among the Borrower and Subsidiaries of the Borrower.
SECTION 7.2.8. Borrower’s Procurement Undertaking. Where any of the covenants set out in this Agreement require performance by any Subsidiary of the Borrower, the Borrower shall procure the performance of that obligation by such Subsidiary.
SECTION 7.2.9. Lien and Guarantee Restriction. From the Third Supplement Effective Date until the Guarantee Release Date, and without prejudice to Section 7.2.3, the Borrower shall not (and shall procure that each other Group Member shall not, save in respect of a Restricted Credit Enhancement of the type referred to in Section 7.1.9(b) (and in respect of which the Lenders therefore receive the benefit)):
a.    grant any Restricted Credit Enhancement in respect of any Indebtedness for borrowed money, provided that:
(i)    subject to the limitations set out in paragraph (b) below, this paragraph (a) shall not prohibit any Group Member from providing any Lien or Group Member Guarantee in connection with Indebtedness incurred after the Third Supplement Effective Date (provided that such Lien and/or Group Member Guarantee is issued at the same time, and in connection with, the initial incurrence of that Indebtedness (and is therefore not by way of additional credit support));
(ii)    in connection with a Permitted Refinancing of any Indebtedness, the relevant Group Member shall be entitled to provide the creditors under that Permitted Refinancing with Liens and/or Group Member Guarantees (as applicable) which:
(A)    in the case where the existing Indebtedness being refinanced was previously supported by Liens, the Liens and/or the Group Member Guarantees securing or supporting the Permitted Refinancing (as applicable) are over some or all of the same assets and
(1)    with respect to any Liens, are with the same or lower priority as the Liens in respect of such assets that secured the Indebtedness being refinanced; and
(2)    with respect to any Group Member Guarantees, are Group Member Guarantees provided by a Group Member that owns (directly or indirectly) only those Vessels (or some of those Vessels but not any other Vessel) that were previously secured pursuant to the Liens referred to in the first sentence of this paragraph (A); and
(B)    in the case where the existing Indebtedness being refinanced was previously supported by any Group Member Guarantee, the Group Member

Guarantee(s) supporting such Permitted Refinancing are:
(1)    guarantees of obligations in an amount no greater than the guarantees granted in connection with the original Indebtedness being refinanced;
(2)    in the case where the entity providing the relevant Group Member Guarantee(s) supporting such Permitted Refinancing is the same entity providing the Group Member Guarantees that are being replaced, provided by entities owning (directly or indirectly) only those Vessels (or some of those Vessels but not any other Vessel) that it owned when the previous Group Member Guarantee was provided;
(3)    in the case where the entity providing the relevant Group Member Guarantee(s) supporting such Permitted Refinancing differs from the entity providing the Group Member Guarantees being replaced, provided by entities that directly or indirectly own Vessels with an aggregate book value no greater than the Vessels that were owned (directly or indirectly) by the previous provider of the relevant Group Member Guarantee(s) that supported the existing Indebtedness; and
(4)    the same or lower priority as the original Group Member Guarantee(s) and are issued by either the same entities or from shareholders of those entities, provided that this paragraph (a) shall not prohibit any Group Member from providing or maintaining any Lien in accordance with the provisions of Section 7.2.3(d) through to (q) inclusive, provided, however, that the proviso at the end of Section 7.2.3(d) shall apply with respect to Liens granted pursuant to that provision; and
b.    incur any new Indebtedness (including Indebtedness of the type referred to in paragraph (a)(i) above but excluding any Permitted Refinancing Indebtedness in connection with paragraph (a)(ii) above) which is secured by a Lien or is supported by a Group Member Guarantee and which, when taken with all other Indebtedness incurred by the Group since the Third Supplement Effective Date and which is also secured by a Lien or supported by a Group Member Guarantee, is greater than $1,300,000,000 (but deducting from this amount for this purpose, $700,000,000 (being the aggregate amount of Indebtedness originally incurred by the Borrower as a result of its issuance of the 7.250% Senior Notes due 2030) or its equivalent in any other currency, and provided that no Group Member shall, as contemplated by the proviso to Section 7.2.3, from the Third Supplement Effective Date until the Guarantee Release Date (whereupon the relevant provisions of Exhibit N shall apply) be permitted to grant any Lien over an ECA Financed Vessel as security for any Indebtedness permitted to be incurred under this Agreement after the Third Supplement Effective Date.
SECTION 7.3. Covenant Replacement. With effect on and from the Guarantee Release Date, it is agreed that Sections 7.2.2 and 7.2.3 shall be deleted in their entirety and replaced with the covenants and other provisions set out in Exhibit N, which shall become part of this Agreement and effective and binding on all Parties.
SECTION 7.4. Lender incorporated in the Federal Republic of Germany. The representations and warranties and covenants given in Sections 6.16 and 7.1.3(f) respectively shall only be given, and be applicable to, a Lender incorporated in the Federal Republic of Germany insofar as the giving of and compliance with such representations and warranties do not result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 a no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation.
ARTICLE VIII

EVENTS OF DEFAULT
SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.
SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment when due of any amount payable by it under the Loan Documents in the manner required under the Loan Documents unless such failure is solely as a result of either (a) an administrative or technical error or (b) a Disruption Event , and, in either case, payment is made within 3 Business Days of its due date.
SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to Article V) or under any other Loan Document is or shall be incorrect in any material respect when made.
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein (including, from the Guarantee Release Date, Exhibit N) or in any other Loan Document (other than the covenants set forth in Section 7.1.1(i), Section 7.1.1(m), Section 7.1.1(p), Section 7.1.4(e) and Section 7.2.4 (but excluding Section 7.2.4(C), a breach of which shall, subject to the cure periods set out in this Section 8.1.3, result in an Event of Default) and the obligations referred to in Section 8.1.1) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).
SECTION 8.1.4. Default on Other Indebtedness. (a) The Borrower or any of its Principal Subsidiaries shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $100,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder or with respect to Hedging Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (b) the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods; or (c) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity; or (d) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); provided that any required prepayment or right to require prepayment triggered by terms that are certified by the Borrower to be unique to, but customary in, ship financings shall not constitute an Event of Default under this Section 8.1.4 so long as any required prepayment is made when due. For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.
SECTION 8.1.5. Bankruptcy, Insolvency, etc. The Borrower, any of the Material Guarantors or any of the Principal Subsidiaries (or any of its other

Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:
a.    generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

b.    apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;
c.    in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that in the case of such an event in respect of the Borrower or any Material Guarantor, such Person hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents;
d.    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, any Material Guarantor or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower, such Material Guarantor or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Material Guarantor or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each Material Guarantor hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents; or
e.    take any corporate action authorizing, or in furtherance of, any of the foregoing.
SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (b) through (d) of Section 8.1.5 shall occur with respect to any Group Member, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.
SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.5 with respect to a Group Member) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Lenders (after consultation with BpiFAE who shall have the right to instruct the Lenders to waive such Event of Default), shall by notice to the Borrower declare all of the outstanding principal amount of the Loan and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.
ARTICLE IX

PREPAYMENT EVENTS

SECTION 9.1. Listing of Prepayment Events. Each of the following events or occurrences described in this Section 9.1 shall constitute a “Prepayment Event”.
SECTION 9.1.1. Change of Control. There occurs any Change of Control.
SECTION 9.1.2. Unenforceability. Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower or, to the extent applicable, any Material Guarantor (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower’s counsel set forth as Exhibit B-1 or in any opinion delivered to the Facility Agent after the Signing Date in connection with this Agreement or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Facility Agent.
SECTION 9.1.3. Approvals. Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower, any Material Guarantor or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.
SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of the covenants set forth in Sections 4.12, Section 7.1.1(m), 7.1.1(p), Section 7.1.4(e) or 7.2.4 (but excluding Section 7.2.4(C), a breach of which is regulated in accordance with Section 8.1.3) and, in the case of Sections 7.1.1(m) and 7.1.4(e), such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).
SECTION 9.1.5. Judgments. Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:
a.    enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5) Business Days after the commencement of such enforcement proceedings; or

b.    there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
SECTION 9.1.6. Condemnation, etc.. The Purchased Vessel shall be condemned or otherwise taken under color of law or requisitioned and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.
SECTION 9.1.7. Arrest. The Purchased Vessel shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.
SECTION 9.1.8. Sale/Disposal of the Purchased Vessel. The Purchased Vessel is sold to a company which is not the Borrower or any other Subsidiary of the Borrower (other than for the purpose of a lease back to the Borrower or any other Subsidiary of the Borrower).
SECTION 9.1.9. BpiFAE Insurance Policy. The BpiFAE Insurance Policy is cancelled for any reason or ceases to be in full force and effect.
SECTION 9.1.10. Illegality. No later than the close of business on the last day of the Option Period related to the giving of any Illegality Notice by an affected Lender pursuant to Section 3.2(b), either: (x) the Borrower has not elected to take an action specified in clause (1) or (2) of Section 3.2(c) or (y) if any such election shall have been made, the Borrower has failed to take the action required in respect of such election. In such circumstances the Facility Agent (at the direction of the affected Lender) shall by notice to the Borrower require the Borrower to prepay in full all principal and interest and all other Obligations owing to such Lender either (i) forthwith or, as the case may be, (ii) on a future specified date not being earlier than the latest date permitted by the relevant law.
SECTION 9.1.11. [Intentionally omitted]
SECTION 9.1.12. [Intentionally omitted]
SECTION 9.2. Mandatory Prepayment. If any Prepayment Event (other than a Prepayment Event under Section 9.1.10) shall occur and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations).
SECTION 9.3. Mitigation. If the ECA Agent, the Facility Agent or any of the Lenders become aware that an event or circumstance has arisen which will cause the BpiFAE Insurance Policy to be cancelled for any reason or no longer remain in full force and effect they shall notify the Borrower and the Lenders, the Borrower, the ECA Agent and the Facility Agent shall negotiate in good faith for a period of up to 30 days or, if less, the date by which the BpiFAE Insurance Policy shall be terminated or cease to be in full force and effect to determine whether the facility can be restructured and/or the Loan refinanced in a manner acceptable to each of the Lenders in their absolute discretion. The Lenders will use reasonable efforts to involve BpiFAE in such negotiations.
ARTICLE X

THE FACILITY AGENT AND THE ECA AGENT
SECTION 10.1. Actions. Each Lender hereby appoints Citibank Europe plc, UK Branch, as Facility Agent and HSBC Continental Europe as ECA Agent, as its agent under and for purposes of this Agreement and each other Loan Document (for purposes of this Article X, the Facility Agent and the ECA Agent are referred to collectively as the “Agents”). Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel or as otherwise instructed by any French Authority, it being understood and agreed that any instructions provided by a French Authority shall prevail), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Neither Agent shall be obliged to act on the instructions of any Lender or the Required Lenders if to do so would, in the opinion of such Agent, be contrary to any provision of this Agreement or any other Loan Document or the BpiFAE Insurance Policy or to any law or the conflicting instructions of any French Authority, or would expose such Agent to any actual or potential liability to any third party. As between the Lenders and the Agents, it is acknowledged that each Agent’s duties under this Agreement and the other Loan Documents are solely mechanical and administrative in nature.
SECTION 10.2. Indemnity. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender’s Percentage, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that are incurred by or asserted or awarded against, such Agent in any way relating to or arising out of this Agreement and any other Loan Document or any action taken or omitted by such Agent under this Agreement or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party. Neither Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.
SECTION 10.3. Funding Reliance, etc
a.    Each Lender shall notify the Facility Agent by 4:00 p.m., London time, one day prior to the advance of the Loan if it is not able to fund the following day. Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., London time, on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its Percentage of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount (and for this purpose having regard to the provisions of paragraph (b) below). If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.
b
(i)     Where a sum is to be paid to an Agent under the Finance Documents for another party to this Agreement, that Agent is not obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum
(ii)    Unless paragraph (iii) below applies, if an Agent or its Affiliate or representative on its behalf or at its direction in performing the role of Agent (that Agent and its applicable Affiliate or representative being an “Agent Entity”) pays an amount to another party to this Agreement (unless sub-paragraph (iii) below applies) or, at the direction of such party, that party’s Affiliate, related fund or representative (such other party and its applicable Affiliate, related fund or representative being an “Other Party Entity”) and it proves to be the case (and for this purpose a statement of the relevant Agent given in good faith shall be prima facie evidence of this) that

(A) neither that Agent nor the applicable Agent Entity actually received that amount or (B) such amount was otherwise paid in error (whether such error was known or ought to have been known to such other party or applicable Other Party Entity), then the party to whom that amount (or the proceeds of any related exchange contract) was paid (or on whose direction its applicable Other Party Entity was paid) by the applicable Agent Entity shall hold such amount on trust or, to the extent not possible as a matter of law, for the account (or will procure that its applicable Other Party Entity holds on trust or for the account) of the Agent Entity and on demand (or will procure that its applicable Other Party Entity shall on demand) refund the same to the Agent Entity together with interest on that amount from the date of payment to the date of receipt by the Agent Entity, calculated by the Agent to reflect its cost of funds.
(iii)    If an Agent, upon the Borrower’s written request, is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then, if and to the extent that such Agent does so but it proves to be the case (and for this purpose a statement of the relevant Agent given in good faith shall be prima facie evidence of this) that it does not then receive funds from a Lender (such Lender being a “Defaulting Lender”) in respect of such sum which it paid to the Borrower (or as it may direct) then: (A) the Agent shall notify (and the Lenders expressly acknowledge that the Agent shall be entitled to so notify) the Borrower of the identity of the Defaulting Lender; (B) without prejudice to any rights of the Borrower against the Defaulting Lender under this Agreement (including, without limitation, in relation to any amounts required to be paid by the Borrower under sub-paragraph (C) below) the Borrower shall (or shall procure that its applicable Other Party Entity to whom such amount was paid shall) hold such amount on trust or, to the extent not possible as a matter of law, for the account, of the relevant Agent and on demand refund it to that Agent; and (C) the Defaulting Lender by whom those funds should have been made available or, if that Defaulting Lender fails to do so (and having regard to paragraph (iv) below), the Borrower shall on demand pay to the relevant Agent the amount (as certified by that Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from the Defaulting Lender
(iv)    It is expressly acknowledged and agreed that, without prejudice to the requirement of the Borrower to make the payments referred to in paragraphs (ii) and (iii) above:
(A) the Borrower shall not be obliged to pay interest for the account of the Defaulting Lender on the part of the Loan that was not made available by that Defaulting Lender but which was pre-funded by the relevant Agent pursuant to this Section 10.3(b); and
(B) the Defaulting Lender shall indemnify the Borrower for any costs, losses or liabilities incurred by the Borrower arising from the Defaulting Lender’s failure to make any payment under sub-Section (iii) above.

SECTION 10.4. Exculpation. Neither of the Agents nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence. Without limitation of the generality of the foregoing, each Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Obligors or the existence at any time of any Default or Prepayment Event or to inspect the property (including the books and records) of the Obligors, (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (v) shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties, and (vi) shall have no responsibility to the Borrower or any Lender on account of (A) the failure of a Lender or the Obligors to perform any of its obligations under this Agreement or any Loan Document; (B) the financial condition of the Obligors; (C) the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any Loan Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any Loan Document; or (D) the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any Loan Document or of any document executed or delivered pursuant to or in connection with any Loan Document.
SECTION 10.5. Successor. The Facility Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders and shall resign where required to do in accordance with Section 4.14, provided that any such resignation shall not become effective until a successor Facility Agent has been appointed as provided in this Section 10.5 and such successor Facility Agent has accepted such appointment. If the Facility Agent at any time shall resign, the Required Lenders shall, subject to the immediately preceding proviso and subject to the consent of the Borrower (such consent not to be unreasonably withheld), appoint another Lender as a successor to the Facility Agent which shall thereupon become such Facility Agent’s successor hereunder (provided that the Required Lenders shall, subject to the consent of the Borrower unless an Event of Default or a Prepayment Event shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders in turn, in the order of their respective Percentages of the Loan, the right to become successor Facility Agent). If no successor Facility Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Facility Agent’s giving notice of resignation, then the Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $1,000,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld). Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall be entitled to receive from the resigning Facility Agent such documents of transfer and assignment as such successor Facility Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Facility Agent, and the resigning Facility Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Facility Agent’s resignation hereunder as the Facility Agent, the provisions of:
a.    this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and
b.    Section 11.3 and Section 11.4 shall continue to inure to its benefit.
If a Lender acting as the Facility Agent assigns its Loan to one of its Affiliates, such Facility Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Facility Agent to such Affiliate.
SECTION 10.6. Loans by the Facility Agent. The Facility Agent shall have the same rights and powers with respect to the Loan made by it or any of its Affiliates. The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the Lenders. The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.
SECTION 10.7. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender’s review of the financial information of the Obligors, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.
SECTION 10.8. Copies, etc. Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement.
SECTION 10.9. The Agents’ Rights. Each Agent may (i) assume that all representations or warranties made or deemed repeated by the Obligors in or pursuant to this Agreement or any Loan Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary, (ii) assume that no Default has occurred unless, in its capacity as an Agent, it has acquired actual knowledge to the contrary, (iii) rely on any document or notice believed by it to be genuine, (iv) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it, (v) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate signed by or on behalf of the Borrower and (vi) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until such Agent has received from the Lenders any payment which such Agent may require on account of, or any security which such Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.
SECTION 10.10. The Facility Agent’s Duties. The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any Loan Document by the Borrower or as to the existence of an Event of Default and (ii) inform the Lenders promptly of any Event of Default of which the Facility Agent has actual knowledge.
The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Obligors or actual knowledge of the occurrence of any Default unless a Lender or the Borrower shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent. Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.
The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower’s Subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.

SECTION 10.11. Employment of Agents. In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement or the Loan Documents, each Agent shall be entitled to employ and pay agents to do anything which such Agent is empowered to do under or pursuant to this Agreement or the Loan Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including without limitation Section 11.3, the employment of such agents shall be for such Agent’s account, and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by such Agent in good faith to be competent to give such opinion, advice or information.
SECTION 10.12. Distribution of Payments. The Facility Agent shall pay promptly to the order of each Lender that Lender’s percentage share of every sum of money received by the Facility Agent pursuant to this Agreement or the Loan Documents (including, without limitation, any amounts payable pursuant to Section 4.4.1 but not including any amounts payable pursuant to the Fee Letter and any amounts which, by the terms of this Agreement or the Loan Documents, are paid to the Facility Agent for the account of the Facility Agent alone or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for that Lender.
SECTION 10.13. Reimbursement. The Facility Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum. If, however, the Facility Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender pursuant to Section 10.12 before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within two (2) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the Loan Documents, that Lender will, on demand by the Facility Agent, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the Loan Documents and ending on the date on which the Facility Agent receives reimbursement.
SECTION 10.14. Instructions. Where an Agent is authorized or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders each of the Lenders shall provide such Agent with instructions within three (3) Business Days of such Agent’s request (which request may be made orally or in writing). If a Lender does not provide such Agent with instructions within that period, that Lender shall be bound by the decision of such Agent. Nothing in this Section 10.14 shall limit the right of such Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the

Required Lenders if such Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement or the Loan Documents. In that event, such Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Facility Agent pursuant to this Section 10.14.
SECTION 10.15. Payments. All amounts payable to a Lender under this Section 10 shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Facility Agent.
SECTION 10.16. “Know your customer” Checks. Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement or the Loan Documents.
SECTION 10.17. No Fiduciary Relationship. Except as provided in Section 10.12, no Agent shall have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in this Agreement or any Loan Document shall constitute a partnership between any two or more Lenders or between either Agent and any other person.
SECTION 10.18. Illegality. The Agent shall refrain from doing anything which it reasonably believes would be contrary to any law of any jurisdiction (including but not limited to England and Wales, the United States of America or any jurisdiction forming part of it) or any regulation or directive of any agency of such state or jurisdiction or which would or might render it liable to any person and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
ARTICLE XI

MISCELLANEOUS PROVISIONS
SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:
a.    contravene or be in breach of the terms of the BpiFAE Insurance Policy or the arrangements with BpiFAE relating to the Fixed Rate (if the Fixed Rate applies) shall be effective unless consented to by BpiFAE;

b.    modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;
c.    modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;
d.    increase the Commitment of any Lender shall be made without the consent of such Lender;

e.    reduce any fees described in Article III payable to any Lender shall be made without the consent of such Lender;
f.    extend the Commitment Termination Date of any Lender shall be made without the consent of such Lender;
g.    extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Loan (or reduce the principal amount of or rate of interest on the Loan) owed to any Lender shall be made without the consent of such Lender; or
h.    affect adversely the interests, rights or obligations of the Facility Agent or the ECA Agent in its capacity as such shall be made without consent of the Facility Agent or the ECA Agent (respectively) .
No failure or delay on the part of the Facility Agent, the ECA Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any of the Facility Agent, the ECA Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The Lenders hereby agree, at any time and from time to time that either of the JPM Agreements is amended or refinanced, to negotiate in good faith to amend this Agreement to conform any representations, warranties, covenants or events of default in this Agreement to the amendments made to any substantively comparable provisions in the applicable JPM Agreement or any refinancing thereof.
Neither the Borrower’s rights nor its obligations under the Loan Documents shall be changed, directly or indirectly, as a result of any amendment, supplement, modification, variance or novation of the BpiFAE Insurance Policy, except any amendments, supplements, modifications, variances or novations, as the case may be, which occur (i) with the Borrower’s consent, (ii) at the Borrower’s request or (iii) in order to conform to amendments, supplements, modifications, variances or novations effected in respect of the Loan Documents in accordance with their terms.
SECTION 11.2. Notices.
a.    All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile or by electronic mail and addressed, delivered or transmitted to such party at its address, facsimile number or electronic mail address set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted provided it is received in legible form; any notice, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient.
b.    So long as Citibank Europe plc, UK Branch is the Facility Agent, the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing advance or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any advance or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Facility Agent to such email address notified by the Facility Agent to the Borrower; provided that any Communication requested pursuant to Section 7.1.1(h) shall be in a format acceptable to the Borrower and the Facility Agent.
c.    The Borrower agrees that the Facility Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Borrower, on Debt Domain or any similar such platform (the “Platform”) acceptable to the Borrower. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Facility Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Facility Agent or any of its Affiliates in connection with the Platform.
d.    The Facility Agent agrees that the receipt of Communications by the Facility Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Facility Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).
SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Facility Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Facility Agent and of local counsel, if any, who may be retained by counsel to the Facility Agent) in connection with any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, together with any documented costs and expenses incurred by the Facility Agent to the provider of the Platform (as defined in Section 11.2.c)) in connection with the operation and/or use of the Platform. The Borrower further agrees to pay, and to save the Facility Agent and the Lenders harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder or any other Loan Documents. The Borrower also agrees to reimburse the Facility Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Facility Agent or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Facility Agent, the ECA Agent each Lender and each of their respective Affiliates and their respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement, any other Loan Document, the BpiFAE Insurance Policy or any Interest Stabilisation Agreement and which breach is not attributable to the Borrower’s own breach of the terms of this Agreement or any other Loan Document or is a claim, damage, loss, liability or expense which would have been compensated under other provisions of the Loan Documents but for any exclusions applicable thereunder.

In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto. Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided that the Borrower shall reimburse such indemnified party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower shall consult in good faith with the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed). Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (iii) the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense. The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4 and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.
SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, as a novated and amended Agreement, shall become effective upon the occurrence of the Novation Effective Time under, and as defined in, the Novation Agreement.
SECTION 11.9. Third Party Rights. Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it with the exception of BpiFAE (in each of its capacities).
SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:
a.    except to the extent permitted under Section 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent, each Lender and BpiFAE; and
b.    the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.
SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan. Each Lender may (subject to the other provisions of this Section 11) assign its Percentage or portion of the Loan to one or more other Persons (a “New Lender”), or sell participations in its Percentage or portion of the Loan to one or more other Persons; provided that, in the case of assignments where the Fixed Rate applies, such New Lender (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, and subject as provided in Section 11.11.1(iv)) enters into an Interest Stabilisation Agreement.
SECTION 11.11.1. Assignments
(i) Any Lender with the prior written consents of the Borrower and the Facility Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign or transfer to one or more commercial banks or other financial institutions all or any fraction of such Lender’s portion of the Loan.
(ii) Any Lender, with notice to the Borrower and the Facility Agent, and, notwithstanding the foregoing clause (i), without the consent of the Borrower, or the Facility Agent may assign or transfer (A) to any of its Affiliates, (B) to SFIL or (C) following the occurrence and during the continuance of an Event of Default under Sections 8.1.1, 8.1.4(a) or 8.1.5, to any other Person, in each case, all or any fraction of such Lender’s portion of the Loan.
(iii) Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign or charge all or any fraction of its portion of the Loan to any federal reserve or central bank as collateral security in connection with the extension of credit or support by such federal reserve or central bank to such Lender.
(iv) SFIL may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign, charge or otherwise grant security over all or any fraction of its portion of the Loan and of its rights as Lender to CAFFIL as collateral security in connection with the extension of credit or support by CAFFIL to SFIL in respect of this Agreement and the BpiFAE Enhanced Guarantee, provided that at the time of the assignment, charge or grant of security CAFFIL is an Affiliate of SFIL and that such assignment, charge or other security is on terms that (i) CAFFIL shall not have any rights to assign, charge or grant any security over such rights to any other person (other than to BpiFAE pursuant to and in accordance with the BpiFAE Enhanced Guarantee) without the prior written consent of the Borrower, (ii) CAFFIL shall only be entitled to enforce its rights under such assignment, charge or other security without the prior written consent of the Borrower if at that time it remains an Affiliate of SFIL, (iii) prior to any enforcement of such assignment, charge or other security, the Borrower and the Facility Agent shall continue to deal solely and directly with SFIL in connection with its rights and obligations as Lender under this Agreement and other Loan Documents (subject to any payment instructions given by SFIL), (iv) for the avoidance of doubt, the Borrower’s rights and obligations under this Agreement shall not be increased or affected (including, without limitation, the right to pay Fixed Rate under Section 3.3.1) as a result of such assignment, charge or security or any enforcement thereof, (v) the Borrower shall not be liable to pay any amount under Clause 6 of Exhibit O or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay to SFIL had no such assignment, charge or other security been granted and (vi) without prejudice to SFIL’s obligations under that Section, CAFFIL shall be bound by the confidentiality provisions set forth in Section 11.15. in relation to any information to which it applies to the same extent as required of the Lenders. For the avoidance of doubt: (A) if CAFFIL becomes a Lender under this Agreement in respect of any portion of the Loan following enforcement of any assignment, charge or other security granted to it by SFIL pursuant to this Section 11.11.1(iv), it shall have the same rights to assign or transfer all or any fraction of such portion of the Loan on and subject to the same terms and conditions as are set forth in this Agreement for assignments and transfers by other Lenders and (B) CAFFIL may not enforce its rights under any such assignment, charge or other security by assigning or transferring all or any fraction of SFIL’s portion of the Loan or any of its rights or obligations under this Agreement or other Loan Documents except pursuant to an assignment or transfer to a commercial bank or other financial institution on and subject to the same terms and conditions as are set forth in this Agreement for assignments and transfers by Lenders.
(v) No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement unless it has given prior written notification of the transfer to BpiFAE and has obtained a prior written consent from BpiFAE and any Assignee Lender (other than BpiFAE and CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1(iv)) is, if the Fixed Rate applies, eligible to benefit from the Fixed Rate stabilisation. Any assignment or transfer shall comply with the terms of the BpiFAE Insurance Policy.
(vi) Nothing in this Section 11.11.1 shall prejudice the right of the Lender to assign its rights under this Agreement to BpiFAE, if such assignment is required to be made by that Lender to BpiFAE in accordance with the BpiFAE Insurance Policy or the BpiFAE Enhanced Guarantee or, if the Lender is SFIL, to CAFFIL (but only if CAFFIL is, at that time, an Affiliate of SFIL) upon the enforcement of any security granted pursuant, and subject to the provisions of paragraph (iv) of Section 11.11.1, in connection with the BpiFAE Enhanced Guarantee.
Each Person described in the foregoing clauses as being the Person to whom such assignment or transfer is to be made, is hereinafter referred to as an “Assignee Lender”. Assignments in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender’s portion of the Loan and Commitment) (which assignment or transfer shall be of a constant, and not a varying, percentage of such Lender’s portion of the Loan) are permitted; provided that the Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned or transferred to an Assignee Lender until:
a.    written notice of such assignment or transfer, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Facility Agent by such Lender and such Assignee Lender;
b.    such Assignee Lender shall have executed and delivered to the Borrower and the Facility Agent a Lender Assignment Agreement, accepted by the Facility Agent and any other agreements required by the Facility Agent or, if the Fixed Rate applies, BpiFAE in connection therewith; and

c.    the processing fees described below shall have been paid.
From and after the date that the Facility Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned or transferred to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned or transferred by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment. Except to the extent resulting from a subsequent change in law, in no event shall the Borrower be required to pay to any Assignee Lender any amount under Clause 6 of Exhibit O or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no such assignment been made. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Facility Agent upon delivery of any Lender Assignment Agreement in the amount of $5,000 (and shall also reimburse the Facility Agent and BpiFAE for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment).
SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Participant”) participating interests in its Loan; provided that:
a.    no participation contemplated in this Section 11.11.2 shall relieve such Lender from its obligations hereunder;
b.    such Lender shall remain solely responsible for the performance of its obligations hereunder;
c.    the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;
d.    no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clauses (b) through (f) of Section 11.1;
e.    the Borrower shall not be required to pay any amount under Clause 6 of Exhibit O or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and
f.    each Lender that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each of the Participant’s interest in that Lender’s portion of the Loan, Commitments or other interests hereunder (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.

The Borrower acknowledges and agrees that each Participant, for purposes of Clause 6 of Exhibit O or Sections 4.3, 4.4, 4.5, 4.6 and clause (e) of 7.1.1, shall be considered a Lender.
SECTION 11.11.3. Register. The Facility Agent shall maintain at its address referred to in Section 11.2 a copy of each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Loan owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
SECTION 11.11.4. Rights of BpiFAE to payments. The Borrower acknowledges that, immediately upon any payment by BpiFAE (i) of any amounts to a Lender under the BpiFAE Insurance Policy, BpiFAE will be automatically subrogated to the extent of such payment to the rights of that Lender under the Loan Documents or (ii) of any amount under the BpiFAE Enhanced Guarantee and the enforcement of any related security granted by SFIL to any of its Affiliates, which may benefit BpiFAE after payment by BpiFAE under the BpiFAE Enhanced Guarantee, BpiFAE will be automatically entitled to receive the payments normally due to SFIL under the Loan Documents( but, for the avoidance of doubt, such payments shall continue to be made by the Borrower to the Facility Agent in accordance with the provisions of Section 4.8 or any other relevant provisions of this Agreement, as applicable).
SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Facility Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
SECTION 11.13. BpiFAE Insurance Policy.
SECTION 11.13.1. Terms of BpiFAE Insurance Policy
a.    The BpiFAE Insurance Policy will cover 100% of the Loan.
b.    The BpiFAE Premium for the Loan (excluding the Upsize Additional Advance) will equal 3% of the aggregate principal amount of the Loan (excluding the Upsize Additional Advance) and the Additional BpiFAE Premium will equal 3% of the aggregate principal amount of the Upsize Additional Advance, in each case as at the Actual Delivery Date.
c.    If, after the Actual Delivery Date, the Borrower prepays all or part of the Loan in accordance with this Agreement, BpiFAE shall reimburse to the ECA Agent for the account of the Borrower an amount equal to 80% of all or a corresponding proportion of the unexpired portion of the BpiFAE Premium, having regard to the amount of the prepayment and the remaining term of the Loan, such amount to be calculated in accordance with the following formula:
R = P x (1 – (1 / (1+3%)) x (N / (12 * 365)) x 80%

where:
“R” means the amount of the refund;
“P” means the amount of the prepayment;
“N” means the number of days between the effective prepayment date and Final Maturity; and
P x (1 – (1 / (1+3%)) corresponds to the share of the financed BpiFAE Premium corresponding to P.
SECTION 11.13.2. Obligations of the Borrower. Provided that the BpiFAE Insurance Policy complies with Section 11.13.1 and remains in full force and effect, the Borrower shall pay the balance of the BpiFAE Premium calculated in accordance with Section 11.13.1(b) and still owing to BpiFAE on the Actual Delivery Date to BpiFAE on the Actual Delivery Date by directing the Agent in the Loan Request to pay the Additional Advances in respect of the BpiFAE Premium (including the Additional BpiFAE Premium) directly to BpiFAE.
SECTION 11.13.3. Obligations of the ECA Agent and the Lenders.
a.    Promptly upon receipt of the BpiFAE Insurance Policy from BpiFAE, the ECA Agent shall (subject to any confidentiality undertakings given to BpiFAE by the ECA Agent pursuant to the terms of the BpiFAE Insurance Policy) send a copy thereof to the Borrower.
b.    The ECA Agent shall perform such acts or provide such information, which are, acting reasonably, within its power so to perform or so to provide, as required by BpiFAE under the BpiFAE Insurance Policy as necessary to ensure that the Lenders obtain the support of BpiFAE pursuant to the BpiFAE Insurance Policy.
c.    Each Lender will co-operate with the ECA Agent, the Facility Agent and each other Lender, and take such action and/or refrain from taking such action as may be reasonably necessary, to ensure that the BpiFAE Insurance Policy and each Interest Stabilisation Agreement continues in full force and effect and shall indemnify and hold harmless each other Lender in the event that the BpiFAE Insurance Policy or such Interest Stabilisation Agreement (as the case may be) does not continue in full force and effect due to its gross negligence or willful default or due to a voluntary change in status which results in it no longer being eligible for Fixed Rate interest stabilisation.
d.    The ECA Agent, in conjunction with the Facility Agent, shall:
(i)     make written requests to BpiFAE seeking a reimbursement of the BpiFAE Premium in the circumstances described in Section 11.13.1(c) promptly after the relevant cancellation or prepayment and (subject to any confidentiality undertakings given to BpiFAE by the ECA Agent pursuant to the terms of the BpiFAE Insurance Policy) provide a copy of the request to the Borrower;
(ii)    use its reasonable endeavours to seek any reimbursement of the BpiFAE Premium to which the ECA Agent is entitled;

(iii)    pay to the Borrower (in the same currency as the refund received from BpiFAE) the full amount of any reimbursement of the BpiFAE Premium that the ECA Agent receives from BpiFAE within two (2) Business Days of receipt; and
(iv)    relay the good faith concerns of the Borrower to BpiFAE regarding the amount of any reimbursement to which the ECA Agent is entitled, it being agreed that the ECA Agent’s obligation shall be no greater than simply to pass on to BpiFAE the Borrower’s concerns.
SECTION 11.14. Law and Jurisdiction
SECTION 11.14.1. Governing Law. This Agreement and any non-contractual obligations arising out of or in respect of this Agreement shall in all respects be governed by and interpreted in accordance with English Law.
SECTION 11.14.2. Jurisdiction. For the exclusive benefit of the Facility Agent and the Lenders, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts. The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Section, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.
SECTION 11.14.3. Alternative Jurisdiction. Nothing contained in this Section shall limit the right of the Facility Agent or the Lenders to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.
SECTION 11.14.4. Service of Process. Without prejudice to the right of the Facility Agent or the Lenders to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at 7, The Heights, Brooklands, Weybridge, Surrey, KT13 0XW, United Kingdom, Attention: General Counsel, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 am on the third Business Day after posting by prepaid first class registered post or, if applicable (having regard to the location of the sender), international courier.
SECTION 11.15. Confidentiality. Each of the Facility Agent and the Lenders agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrower or any Subsidiary of the Borrower, or by the Facility Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by it or its Affiliates or their respective directors, officers, employees and agents, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Borrower or any of its Affiliates; provided, however, that it may disclose such information (A) at the request or pursuant to any requirement of any self-regulatory body, governmental body, agency or official to which the Facility Agent, any Lender or any of their respective Affiliates is subject or in connection with an examination of the Facility Agent, such Lender or any of their respective Affiliates by any such authority or body, including without limitation the Republic of France and any French Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Facility Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to the Facility Agent or such Lender’s independent auditors, counsel, and any other professional advisors of the Facility Agent or such Lender who are advised of the confidentiality of such information; (G) to any participant or assignee, provided that such Person agrees to keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (H) as to the Facility Agent, any Lender or their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party with the Facility Agent, such Lender or such Affiliate; (I) to its Affiliates and its Affiliates’ directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (J) to any other party to the Agreement and (K) to the French Authorities and any Person to whom information is required to be disclosed by the French Authorities. Each of the Facility Agent and the Lenders shall be responsible for any breach of this Section 11.15 by any of its Affiliates or any of its or its Affiliates’ directors, officers, employees, professional advisors and agents.
SECTION 11.16. French Authority Requirements. The Borrower acknowledges that:
a.    the Republic of France and any French Authority or any authorised representatives specified by these bodies shall be authorised at any time to inspect and make or demand copies of the records, accounts, documents and other deeds of any or all of the Lenders relating to this Agreement;
b.    in the course of its activity as the Facility Agent, the Facility Agent may:
(i)    provide the Republic of France and any French Authority with information concerning the transactions to be handled by it under this Agreement; and

(ii)    disclose information concerning the subsidized transaction contemplated by this Agreement in the context of internationally agreed consultation/notification proceedings and statutory specifications, including information received from the Lenders relating to this Agreement.
SECTION 11.17. Waiver of immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.
SECTION 11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
a.    the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
b.    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Hull No. A35 Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

Address:	1050 Caribbean Way
Miami, Florida 33132
Facsimile No.:	(305) 539-0562
Email:	agibson@rccl.com
alake@rccl.com
Attention:	Vice President, Treasurer
With a copy to:	General Counsel

CITIBANK EUROPE PLC as Lender
By__________________________ Name: Title:

1 North Wall Quay
Dublin 1
D01T8Y1
Ireland

Attention:    Wei-Fong Chan
        Kelly Wess

Address: Citigroup Centre, 33 Canada Square, London E14 5LB United Kingdom

Fax No:    +44 20 7986 4881
Tel No:    +44 20 7986 3036 /
        +44 20 7508 0344 /
        +44 20 7986 4824 /
    +44 20 7500 0907

E-mail:
weifong.chan@citi.com
kelly.wess@citi.com

HSBC CONTINENTAL EUROPE as Lender
By__________________________ Name: Title:

HSBC Continental Europe – Global Banking Agency Operations (GBAO) Transaction Manager Unit
103 avenue des Champs Elysées
75008 Paris
France

Attention:
                        Florencia Thomas
    Alexandra Penda

Fax No:    +33 1 40 70 28 80
Tel No:    +33 1 40 70 73 81 /
    +33 1 41 02 67 50

Email:        florencia.thomas@hsbc.fr
    alexandra.penda@hsbc.fr

Copy to:

HSBC Continental Europe
103 avenue des Champs Elysées
75008 Paris
France

Attention:     Julie Bellais
        Celine Karsenty

Fax No:     +33 1 40 70 78 93
Tel No:     +33 1 40 70 28 59 /
        + 33 1 40 70 22 97

Email:        julie.bellais@hsbc.fr celine.karesenty@hsbc.fr

BANCO SANTANDER S.A. as Lender
By__________________________ Name: Title:

Ciudad Grupo Santander.
Avda. Cantabria s/n 28660
Boadilla del Monte
SPAIN

For Operational / Servicing matters
Attention:    José Manuel Herrero
        Ana Sanz Gómez
        Carmen Molina Rodes
Tel No:    +91 2573221 /
        +91 2891790 /
        +91 1752530
Email:
sindicadossan@gruposantander.com
josema.herrero@gruposantander.com
anasanz@gruposantander.com
cmolinar@gruposantander.com

For Credit matters
Attention:    Elise Regnault
Tel No:    +34 91 289 3722 /
        +34 615 90 2718
Email:
elise.regnault@gruposantander.com

Attention:    Angela Rabanal
Tel No:    +1 212 297 2942
Email:        arabanal@santander.us

Attention:    Ecaterina Mucuta
Tel No:    +33 1 53 53 70 46 /
        +33 7 76 04 97 30
Email:
ecaterina.mucuta@gruposantander.com

BANCO BILBAO VIZCAYA ARGENTARIA S.A., PARIS BRANCH as Lender
By__________________________ Name: Title:

29 avenue de l'Opéra
75001 Paris
France

Attention:     David Albagli
        Alessandro Aiello
        Laura Luca de Tena
                        Natalia Herzner
                        Shirin Arabsolghar

Fax No:     +33 1 44 86 84 45
Tel No:     +39 02 76296 246 /
                    +33 1 44 86 83 21

Email:        david.albagli@bbva.com
        laura.luca@bbva.com
                   alessandro.aiello@bbva.com
                   natalia.herzner@bbva.com
                   shirin.arabsolghar@bbva.com

BNP PARIBAS SA as Lender
By__________________________ Name: Title:

16 Boulevard des Italiens
75009 Paris
France

For Operational / Servicing matters
Attention :    Thierry ANEZO

Tel No:    +33 1 43 16 81 57
Email:
Thierry.anezo@bnpparibas.com

Attention :    Estelle FARNY
Tel No :    +33 1 40 14 59 84
Email :        Estelle.farny@bnpparibas.com

For Credit matters

Attention:    Mauricio GONZALEZ
Fax No :     +1 212 841 2421
Tel No :    +1 212 841 3888
Email :     mauricio.gonzalez@us.bnpparibas.com

Attention :    Alexandre DE VATHAIRE
Fax No:    +33 1 42 98 13 15
Tel No:    +33 1 42 98 00 29
Email :
alexandre.devathaire@bnpparibas.com

SMBC BANK INTERNATIONAL PLC as Lender
By__________________________ Name: Title:

1/3/5 rue Paul Cézanne
75008 Paris
France

For Operational / Servicing matters
PRIMARY CONTACT
Attention:     European Loan Operations
Address:     Sumitomo Mitsui Banking             Corporation Europe Limited
        99 Queen Victoria Street
        London EC4V 4EH
        United Kingdom
Fax No:     +44 20 7786 1569
Tel No:    +44 20 7786 1789 / 1588
Email:
GBLOOADLOANELO@gb.smbcgroup.com
Note: notices to be sent by Fax only

SECONDARY CONTACT
Attention:    Guillaume Branco / Helene Ly
Address:    Transportation Department -             Maritime
        1/3/5 rue Paul Cézanne
        75008 Paris
        France
Tel No:    +33 1 44 90 48 71 /
        +33 1 44 90 48 76
Email:
guillaume_branco@fr.smbcgroup.com
helene_ly@fr.smbcgroup.com

For Credit matters
Attention:    Guillaume Branco
        Helene Ly
        Hervé Billi
        Claire Lucien
Fax No:    +33 1 44 90 48 01
Tel No:    +33 1 44 90 48 71 /

+33 1 44 90 48 76 / +33 1 44 90 48 48 / +33 1 44 90 48 49 Email: guillaume_branco@fr.smbcgroup.com helene_ly@fr.smbcgroup.com FRPAGTFD@fr.smbcgroup.com

SOCIÉTÉ GÉNÉRALE as Lender
By__________________________ Name: Title:

29 Boulevard Haussmann
75009 Paris
France

For Credit Matters

Attention:    Francois ROLLAND
        Mohamed MEROUANE
Address:    Société Générale, 189,
        rue d’Aubervilliers, 75886
        PARIS CEDEX 18
        GBSU/FTB/SMO/EXT
Tel No:    +33 1 58 98 17 78 /
        +33 1 58 98 92 06
Email:        list.par-gbsu-ftb-smo-ext-aom         @sgcib.com

For Operational Matters
Attention:    Paul Rousseau
Address:    189, rue d’Aubervilliers
        75886 Paris
        CEDEX 18
        OPER/FIN/STR/DMT6
Tel No:    +33 1 58 98 50 93
Email:        par-oper-caf-dmt6@sgcib.com

UNICREDIT BANK AG as Lender
By__________________________ Name: Title:

Arabellastrasse 12
81925 Munich
Germany

For Credit matters
Attention:    Michael Schwarz /
        Burcu Arslan
Tel No:    +49 89 378 20324 / 25207
Email:         michael.schwarz@unicredit.de        Burcu.arslan@unicredit.de

For Operational matters
Attention:    Agnieszka Karolina Starska /             Manuela Zuddas /
        Michele Angelo Pappalettera

Tel No:    +39 0288 629 985
Email:
munich_buyerscredit.uc@unicredit.eu

CITIBANK N.A., LONDON BRANCH as Global Coordinator
By__________________________ Name: Title:

Citigroup Centre
Canada Square
London E14 5LB
United Kingdom
Attention:    Wei-Fong Chan
        Kara Catt
        Romina Coates

Fax No:    +44 20 7986 4881
Tel No:    +44 20 7986 3036 /
        +44 20 7508 0344 /
        +44 20 7986 4824 /
    +44 20 7500 0907

E-mail:
weifong.chan@citi.com
kara.catt@citi.com
romina.coates@citi.com
kelly.wess@citi.com

HSBC CONTINENTAL EUROPE as ECA Agent
By__________________________ Name: Title:

HSBC Continental Europe – Global Banking Agency Operations (GBAO) Transaction Manager Unit
103 avenue des Champs Elysées
75008 Paris
France

Attention:    Florencia Thomas
    Alexandra Penda

Fax No:    +33 1 40 70 28 80
Tel No:    +33 1 40 70 73 81 /
    +33 1 41 02 67 50

Email:        florencia.thomas@hsbc.fr
    alexandra.penda@hsbc.fr

Copy to:

HSBC Continental Europe
103 avenue des Champs Elysées
75008 Paris
France

Attention:     Julie Bellais
        Celine Karsenty

Fax No:     +33 1 40 70 78 93
Tel No:     +33 1 40 70 28 59 /
        + 33 1 40 70 22 97

Email:        julie.bellais@hsbc.fr             celine.karesenty@hsbc.fr

CITIBANK EUROPE PLC, UK BRANCH as Facility Agent
By__________________________ Name: Title:
5th Floor Citigroup Centre Mail drop CGC2 05-65 25 Canada Square Canary Wharf London E14 5LB U.K. Fax no.: +44 20 7492 3980 Attention: EMEA Loans Agency

•Schedule 4
Amendments to the Novation Agreement
With effect from the Amendment Effective Date, the Novation Agreement shall be amended as follows:
1.    the form of Novated Credit Agreement set out in Schedule 3 (Form of Novated Credit Agreement) shall be replaced on the amended and restated basis referred to in this Amendment;
2.    Recital (D) shall be deleted and replaced as follows:
“(D)    This Agreement sets out the terms and conditions upon which (i) the parties hereto shall agree to such novation, amendment and restatement of the Principal Agreement, (ii) the Lenders shall agree to make additional advances (other than the Upsize Additional Advance (as defined below)) to the New Borrower and (iii) the Upsize Lenders shall agree to make the Upsize Additional Advance to the New Borrower”;
3.    a new definition of “Additional BpiFAE Premium” shall be inserted into clause 1.1 (Definitions) as follows:
“Additional BpiFAE Premium has the meaning given to it in the Novated Credit Agreement.”;
4.    a new definition of “Fixed Rate” shall be inserted into clause 1.1 (Definitions) as follows:
“Fixed Rate has the meaning given to it in the Novated Credit Agreement.”;
5.    the definition of “Other Basic Contract Price Increases” in clause 1.1 (Definitions) shall be deleted and replaced as follows:
“Other Basic Contract Price Increases means any increase in the Basic Contract Price pursuant to the following Articles of the Building Contract: I.5.7 and I.5.8 (choice of suppliers), II.1 (in relation to the Non-Exercise Premium as defined in that Article), III.2.3 (speed bonus) and III.6.2 (extra cabins).”;
6.    a new definition of “Upsize Additional Advance” shall be inserted into clause 1.1 (Definitions) as follows:
“Upsize Additional Advance means the Additional Advance to be made available to the New Borrower by the Upsize Lenders pursuant to clause 5.2(c).”;
7.    a new definition of “Upsize Lenders” shall be inserted into clause 1.1 (Definitions) as follows:
“Upsize Lenders means each lender of the Upsize Additional Advance, as more particularly set out in Schedule 1.”;
8.    the definition of “Weighted Average Rate of Exchange” in clause 1.1 (Definitions) shall be deleted and replaced as follows:
“Weighted Average Rate of Exchange means the weighted average rate of exchange that the New Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of euro with Dollars for the payment of the euro amount of the Contract Price, including:
◦(a)    the portion thereof comprising the Change Orders (including the Change Orders to be financed pursuant to the Additional Advances (including the Upsize Additional Advance)); and

◦(b)    the Non-Yard Costs,
◦but excluding for this purpose any Other Basic Contract Price Increases, and including in such weighted average calculation (i) the NYC Applicable Rate in relation to the portion of the Contract Price comprising the Non-Yard Costs and (ii) the spot rates for any other euro amounts that have not been hedged by the New Borrower.”;
9.    clause 5.2 (Additional Advances) shall be deleted and replaced as follows:
“5.2    Additional Advances
Subject to the terms and conditions of this Agreement, on the Novation Effective Date, the New Borrower shall be entitled to borrow further advances (the Additional Advances) in Dollars in respect of the following amounts:
(a)    an amount of up to:
◦(i)    80% of the incurred Non-Yard Costs (of up to €120,000,000); and
◦(ii)    80% of the aggregate amount equal to (A) the total Change Orders payable by the Borrower pursuant to Article V of the Building Contract in a maximum amount of up to €158,500,000 less (B) the actual Change Order Amount financed pursuant to the Loan made available to the Existing Borrower under the Principal Agreement and which will therefore form part of the Novated Loan Balance,
(b)    an amount equal to 100% of the BpiFAE Premium as calculated in accordance with Section 11.13.1(b) of the Novated Credit Agreement as at the Novation Effective Time, which amount shall be divided into two parts:
◦(iii)    the amount payable by the New Borrower to BpiFAE in respect of such part of the BpiFAE Premium which remains payable to BpiFAE at the Novation Effective Date;
◦(iv)    the balance, which shall, subject to the New Borrower’s set-off rights referred to in clause 13.3 of the Buyer Consent Agreement, be payable by the New Borrower to the Seller in reimbursement of the amounts which have been deducted from the Payment Amounts in respect of the BpiFAE Premium pursuant to the Receivable Purchase Agreement; and
(c)    an amount (in addition to the amounts referred to in paragraphs (a) and (b) above) of up to:
◦(i)    80% of incurred Non-Yard Costs of up to an additional €25,910,000;
◦(ii)    80% of the aggregate amount equal to the total Change Orders payable by the Borrower pursuant to Article V of the Building Contract of up to an additional amount of €16,455,000; and
◦(iii)    100% of the Additional BpiFAE Premium as calculated in accordance with Section 11.13.1(b) of the Novated Credit Agreement as at the Novation Effective Time,

provided however that the aggregate amount of the Additional Advances (as adjusted, where relevant, under clause 5.3), when added to the Novated Loan Balance (or, if different and to the extent applicable, the aggregate of any amounts advanced in respect of the Facility (and not of the Additional Advances) in the manner contemplated by clause 5.4), shall not exceed the Maximum Loan Amount.
The Weighted Average Rate of Exchange shall be used to calculate the Dollar amount of the Additional Advances referred to in clauses 5.2(a), 5.2(c)(i) and 5.2(c)(ii) and the Spot Rate of Exchange shall be used to calculate the Dollar amount of the Additional Advances referred to in clauses 5.2(b) and 5.2(c)(iii).
The Additional Advances referred to in clauses 5.2(b)(i) and 5.2(c)(iii) shall be paid directly to BpiFAE in the manner described in Section 2.3(d) of the Novated Credit Agreement.
It is expressly acknowledged and agreed that:
(1)    only the Upsize Lenders shall be required to make available the Upsize Additional Advance and no other Lender shall have any responsibility with respect, or obligation to contribute, to such amount; and
(2)     no amount of any Additional Advance shall be made available to the Seller for any Other Basic Contract Price Increases.”;
10.    clause 5.3 (Adjustment of Additional Advances) shall be deleted and replaced as follows:
“On the Novation Effective Date, the parties hereby agree that the aggregate amount of the Additional Advances (other than the amounts referred to in clauses 5.2(b)(i) and 5.2(c)(iii)) shall be adjusted, as applicable, by a Dollar amount (the Adjustment Amount) equal to the product of:
▪(a)    the difference obtained by subtracting the Spot Rate of Exchange on the Actual Delivery Date from the Weighted Average Rate of Exchange; and
▪(b)    the Novated Loan Balance.
If the Adjustment Amount is a positive number, the aggregate amount of the Additional Advances to be drawn in Dollars shall be increased by such Adjustment Amount.
Conversely, if the Adjustment Amount is a negative number, the aggregate amount of the Additional Advances to be drawn in Dollars shall be decreased by such Adjustment Amount, provided however, if such Adjustment Amount exceeds the amount of the Additional Advances that would have been advanced in Dollars but for the operation of this clause (and subject to any agreement reached to the contrary in the delivery funds flow agreement referred to in clause 3.5(c)), no Dollar Additional Advances will be made and the New Borrower shall prepay (in Dollars) an amount of the Novated Loan Balance corresponding to that excess amount on the Novation Effective Date (a Section 5.3 Prepayment), such prepayment to be without premium, penalty or breakage costs, and shall be by way of a regularly scheduled required prepayment (and not a requirement to make payment prior to the scheduled maturity thereof). Any failure by the New Borrower to make the Section 5.3 Prepayment on the Novation Effective Date shall be capable of giving rise to an Event of Default under Section 8.1.1 of the Novated Credit Agreement unless waived by, or alternative arrangements are agreed with, the Required Lenders (as defined in the Novated Credit Agreement) acting on the instructions of BpiFAE.”;
11.    in clause 5.6(b) (Notification of New Borrower’s hedging instruments) the reference to “Weighted Average Rate” shall be deleted and replaced with reference to “Weighted Average Rate of Exchange”;
12.    clause 7 (Fixed rate) shall be deleted and replaced as follows:

“7    Fixed rate
“It is acknowledged and agreed that the Fixed Rate shall apply under the Novated Credit Agreement other than in relation to the Upsize Additional Advance (to which the Floating Rate shall apply).”;
13.    clause 9.2 (Notification of increased costs, etc.) shall be deleted and replaced as follows:
“9.2    Notification of increased costs, etc.
Each Lender shall (through the Facility Agent) notify the New Borrower at least three months before the anticipated Novation Effective Date if:
(a)    it intends to claim for any increased cost under Sections 4.3 (Increased Floating Rate Loan Costs, etc.) or 4.5 (Increased capital costs) or for any Covered Taxes (as defined in the Novated Credit Agreement) under Section 4.6 (Taxes) or reserve costs under Section 4.7 (Reserve costs) of the Novated Credit Agreement for the period falling after the Novation Effective Date; or
(b)    any of the circumstances referred to in Sections 4.1 (Floating Rate lending unlawful) of the Novated Credit Agreement or, if interest is to accrue under the Novated Credit Agreement by reference to the Reference Rate (and not the Compounded Reference Rate), clause 6 of Exhibit O (Floating Rate Loan Provisions) to the Novated Credit Agreement apply to it, it being acknowledged that the New Borrower shall have no liability in respect of any such increased costs or amounts incurred or arising in respect of the period prior to the Novation Effective Time. Such notice shall include the relevant details referred to in those Sections.”;
14.    a new paragraph shall be inserted at the end of clause 10.5 (Fixed rate breakage costs) as follows:
“It is acknowledged and agreed that this clause 10.5 shall not apply in respect of the Upsize Additional Advance (and references to the Commitment shall exclude the Upsize Additional Advance) and accordingly the New Borrower shall not be liable to pay any amounts under this clause 10 in respect of the Upsize Additional Advance.”;
15.    the process agency details for the New Borrower set out in clause 14.2 (Submission to jurisdiction) shall be deleted and replaced as follows:

“New Borrower	RCL Cruises Ltd., 7, The Heights, Brooklands, Weybridge, Surrey, KT13 0XW, Attention: General Counsel”; and
16.    Schedule 1 (The Original Lenders) shall be deleted and replaced with Exhibit A to this Schedule 4 (and each reference to the said Schedule 1 shall be construed accordingly).

EXHIBIT A
Replacement Schedule 1 to the Novation Agreement

Lender	Facility Office and contact details	Original Commitment €	Commitment in respect of the Upsize Additional Advance €
Citibank Europe plc	1 North Wall Quay Dublin 1 D01T8Y1 Ireland Attention: Wei-Fong Chan Kara Catt Romina Coates Antoine Paycha Fax No: +44 20 7986 4881 Tel No: +44 20 7986 3036 / +44 20 7508 0344 / +44 20 7986 4824 / E-mail: weifong.chan@citi.com kara.catt@citi.com romina.coates@citi.com	48,157,650	34,908,760
HSBC Continental Europe	HSBC France – Global Banking Agency Operations (GBAO) Transaction Manager Unit 103 avenue des Champs Elysées 75008 Paris France Attention: Florencia Thomas Alexandra Penda Fax No: +33 1 40 70 28 80 Tel No: +33 1 40 70 73 81 / +33 1 41 02 67 50 Email: florencia.thomas@hsbc.fr alexandra.penda@hsbc.fr Copy to: HSBC France 103 avenue des Champs Elysées 75008 Paris France Attention: Celine Karsenty / Julie Bellais Fax No: +33 1 40 70 78 93 Tel No: +33 1 40 70 28 59 / +33 1 40 70 22 97 Email: celine.karsenty@hsbc.fr julie.bellais@hsbc.fr	9,631,530	0

Banco Santander S.A.
Ciudad Grupo Santander.
Avda. Cantabria s/n 28660
Boadilla del Monte
SPAIN

For Operational / Servicing matters
Attention:    José Manuel Herrero
        Ana Sanz Gómez
        Carmen Molina Rodes

Tel No:    +91 2573221 /
        +91 2891790 /
        +91 1752530

Email:
sindicadossan@gruposantander.com
josema.herrero@gruposantander.com
anasanz@gruposantander.com
cmolinar@gruposantander.com

For Credit matters
Attention:    Elise Regnault
Tel No:    +34 91 289 3722 /
        +34 615 90 2718
Email:
elise.regnault@gruposantander.com

Attention:    Angela Rabanal
Tel No:    +1 212 297 2942
Email:        arabanal@santander.us

Attention:    Ecaterina Mucuta
Tel No:    +33 1 53 53 70 46 /
        +33 7 76 04 97 30
Email:
ecaterina.mucuta@gruposantander.com
		166,946,520	0
Banco Bilbao Vizcaya Argentaria S.A., Paris Branch	29 avenue de l'Opéra 75001 Paris France Attention: David Albagli Alessandro Aiello Laura Luca de Tena Natalia Herzner Shirin Arabsolghar Fax No: +33 1 44 86 84 45 Tel No: +39 02 76296 246 / +33 1 44 86 83 21 Email: david.albagli@bbva.com laura.luca@bbva.com alessandro.aiello@bbva.com natalia.herzner@bbva.com shirin.arabsolghar@bbva.com	83,473,260	0

BNP Paribas SA	16 Boulevard des Italiens 75009 Paris France For Operational / Servicing matters Attention : Thierry ANEZO Tel No: +33 1 43 16 81 57 Email: Thierry.anezo@bnpparibas.com Attention : Estelle FARNY Tel No : +33 1 40 14 59 84 Email : Estelle.farny@bnpparibas.com For Credit matters Attention: Mauricio GONZALEZ Fax No : +1 212 841 2421 Tel No : +1 212 841 3888 Email : mauricio.gonzalez@us.bnpparibas.com Attention : Alexandre DE VATHAIRE Fax No: +33 1 42 98 13 15 Tel No: +33 1 42 98 00 29 Email : alexandre.devathaire@bnpparibas.com	166,946,520	0

Sumitomo Mitsui Banking Corporation Europe Limited
1/3/5 rue Paul Cézanne
75008 Paris
France

For Operational / Servicing matters
PRIMARY CONTACT
Attention:     European Loan Operations
Address:     Sumitomo Mitsui Banking Corporation Europe Limited,
        99 Queen Victoria Street
        London EC4V 4EH
        United Kingdom
Fax No:     +44 20 7786 1569
Tel No:    +44 20 7786 1789 / 1588
Email:
GBLOOADLOANELO@gb.smbcgroup.com
Note: notices to be sent by Fax only

SECONDARY CONTACT
Attention:    Guillaume Branco / Helene Ly
Address:    Transportation Department -     Maritime
        1/3/5 rue Paul Cézanne
        75008 Paris
        France
Tel No:    +33 1 44 90 48 71 /
        +33 1 44 90 48 76
Email:
guillaume_branco@fr.smbcgroup.com
helene_ly@fr.smbcgroup.com

For Credit matters
Attention:    Guillaume Branco
        Helene Ly
        Hervé Billi
        Claire Lucien
Fax No:    +33 1 44 90 48 01
Tel No:    +33 1 44 90 48 71 /
        +33 1 44 90 48 76 /
        +33 1 44 90 48 48 /
        +33 1 44 90 48 49

Email:
guillaume_branco@fr.smbcgroup.com
helene_ly@fr.smbcgroup.com
FRPAGTFD@fr.smbcgroup.com
	16,694,652	0

Société Générale	29 Boulevard Haussmann 75009 Paris France For Credit Matters Attention: Patricia SACCO Muriel BAUMANN Address: 189, rue d’Aubervilliers 75886 Paris CEDEX 18 OPER/FIN/SMO/EXT Tel No: +33 1 42 14 58 15 / +33 1 58 98 22 76 Email: patricia.sacco@sgcib.com muriel.baumann@sgcib.com For Operational Matters Attention: Paul Rousseau Address: 189, rue d’Aubervilliers 75886 Paris CEDEX 18 OPER/FIN/STR/DMT6 Tel No: +33 1 58 98 50 93 Email: par-oper-caf-dmt6@sgcib.com	166,946,520	0
UniCredit Bank AG	Arabellastrasse 12 81925 Munich Germany For Credit matters Attention: Thomas Stuhrmann / Burcu Arslan Tel No: +49 89 378 25693 / 25207 Email: thomas.stuhrmann@unicredit.de Burcu.arslan@unicredit.de For Operational matters Attention: Agnieszka Karolina Starska / Manuela Zuddas / Michele Angelo Pappalettera Tel No: +39 0288 629 985 Email: munich_buyerscredit.uc@unicredit.eu	3,210,510	0
SFIL	112-114 Avenue Emile Zola 75015 Paris Attention : Pierre-Marie Debreuille pierre-marie.debreuille@sfil.fr Emilie Boissier emilie.boissier@sfil.fr Middle-Office : SFIL_DCE_MO@sfil.fr Back-Office : creditexport_ops@sfil.fr	622,196,838	0
	Total:	1,284,204,000	34,908,760

•Schedule 5
Replacement Exhibit A to the form of Novated Credit Agreement

EXHIBIT A

FORM OF LOAN REQUEST

Citibank Europe plc, UK Branch as Facility Agent
5th Floor Citigroup Centre
Mail drop CGC2 05 65
25 Canada Square Canary Wharf
London E14 5LB
U.K.

Date: [●]

Attention:     [Name] [Title]

HULL NO. A35 – NOTICE OF DRAWDOWN

Gentlemen and Ladies:

This Loan Request is delivered to you pursuant to Section 2.3 of the Hull No. A35 Credit Agreement attached to the novation agreement dated 13 December 2019 (together with all amendments, if any, from time to time made thereto, the “Novation Agreement”), among Palmeraie Finance Limited as existing borrower, Royal Caribbean Cruises Ltd. (the “Borrower”), the various other financial institutions from time to time party thereto as Lenders, Citibank Europe plc, UK Branch as upsize lender (the “Upsize Lenders”), Citibank Europe plc, UK Branch as facility agent (in such capacity, the “Facility Agent”), Citibank N.A., London Branch as global coordinator, HSBC Continental Europe as ECA agent, Citicorp Trustee Company Limited as security trustee, Citibank Europe plc, HSBC Continental Europe, Banco Santander S.A., Banco Bilbao Vizcaya Argentaria S.A., Paris Branch, BNP Paribas SA, SMBC Bank International plc, Société Générale and Unicredit Bank AG as mandated lead arrangers. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Novation Agreement or in the form of amended and restated credit agreement (the “Agreement”) attached to it.
The Borrower hereby confirms that the Weighted Average Rate of Exchange is [●] and the Spot Rate of Exchange is [●]. True and complete copies of the counterparty confirmations evidencing the Weighted Average Rate of Exchange are attached (to the extent not previously provided to the Facility Agent pursuant to clause 5.6 of the Novation Agreement).
The Borrower hereby confirms that the total amount of the Loan is US$[●], comprised of (i) the Total Additional Advances (defined below) being requested hereby and (ii) the Novated Loan Balance assumed by the Borrower pursuant to the provisions of clause 3 of the Novation Agreement and converted into Dollars pursuant to clause 5.1 of the Novation Agreement.
The Borrower hereby requests that further advances in respect of the Loan be made in the principal amount of US$ [] (the “Total Additional Advances”) on [], 20[] (the “Disbursement Date”), which amount (when aggregated with the Novated Loan Balance) does not exceed the Maximum Loan Amount. The said amounts requested for the Loan are equal to the sum of:

(A)    The aggregate of:
(i)    US$[●] (the “NYC Amount”), which is equal to the US Dollar Equivalent of the amount of EUR[●] being 80% of the Non-Yard Costs of EUR [●] (the “Total NYC Allowance”) and being comprised of:

I.    US$[[●] EUR * WARE] (the “Paid NYC Portion”), being 80% of [●]% (the “Relevant Percentage”) of the Total NYC Allowance, such Relevant Percentage representing the percentage of the Total NYC Allowance that the Borrower has paid to the relevant suppliers and installed/provided as of [●] (and being the Paid Non-Yard Costs referred to in the Agreement),

II.    US$[[●] EUR * WARE] (the “Unpaid NYC Portion”) being the difference between the NYC Amount and the Paid NYC Portion and being 80% of the Unpaid Non-Yard Costs referred to in the Agreement;

(ii)    US$[●] (the “US Dollar Change Orders Amount”), which is equal to, and being, the US Dollar Equivalent of the amount of EUR[●] (the “EUR Change Orders Amount”), and also being 80% of the change orders referred to in recital (B)(ii) of the Agreement of EUR[●];

(iii)    US$[●], which is equal to the US Dollar Equivalent of the amount of EUR [●] being equal to 100% of the BpiFAE Premium and being comprised of:

I.    US$[●], being the US Dollar BpiFAE Advance Amount payable by the Borrower to BpiFAE; and

II.    US$[●], being the US Dollar BpiFAE Balance Amount payable by the Borrower to the Builder; and
plus

(B)    US$[], being the product of (a) the difference obtained from subtracting the Spot Rate of Exchange from the Weighted Average Rate of Exchange and (b) the Novated Loan Balance in accordance with clause 5.3 of the Novation Agreement.

Of the Total Additional Advances, it is acknowledged that an aggregate principal amount of US$[●] (being US$[●] in respect of part of the Paid NYC Portion, US$[●] in respect of part of the Unpaid NYC Portion, US$[●] in respect of the US Dollar Change Orders Amount and US$[●] in respect of the US Dollar BpiFAE Advance Amount) is being advanced by the Upsize Lender by means of the Upsize Additional Advance (which Upsize Additional Advance shall accrue interest determined by reference to the Floating Rate).

True and complete copies of the counterparty confirmations evidencing the rates of exchange making up the US Dollar Equivalent under (A) in the preceding paragraph are attached (to the extent not previously provided to the Facility Agent pursuant to clause 5.6 of the Novation Agreement). Also attached is the written confirmation of the Builder as to the amount of the incurred Non-Yard Costs and the Other Basic Contract Price Increases paid or payable to the Builder by the Borrower on or prior to delivery of the Purchased Vessel.

The Borrower hereby authorizes and instructs the Facility Agent on its behalf:
(1)    to convert the US Dollar BpiFAE Advance Amount (on the basis set out, in Section 2.3(d) of the Agreement) and pay directly to BpiFAE that portion of the EUR amount of the BpiFAE Premium which is payable to BpiFAE on the Disbursement Date;

(2)    rather than paying the US Dollar Change Orders Amount to the Borrower, to instead pay, on the Borrower’s behalf, the EUR Change Orders Amount to the Builder to the following account (the “Builder’s Account”) on the Disbursement Date:

[●]

and such payment shall satisfy the obligations of the Lenders to advance that portion of the Total Additional Advances equal to the US Dollar Change Orders Amount to the Borrower on the Disbursement Date;

(3)    to convert the US Dollar BpiFAE Balance Amount (on the basis set out in Section 2.3(e) of the Agreement) and pay the EUR amount on behalf of the Borrower directly to the Builder’s Account on the Disbursement Date:

[●]

(4)    to transfer the [Unpaid NYC Portion] to the Escrow Account which is subject to a charge in favor of the Security Trustee pursuant to the Escrow Account Security on the Disbursement Date; and

(5)    to transfer US$[●], being the Total Additional Advances less (A) the US Dollar BpiFAE Advance Amount, (B) the US Dollar BpiFAE Balance Amount, (C) the US Dollar Equivalent of the EUR Change Orders Amount and (D) the [Unpaid NYC Portion], to the following account on the Disbursement Date:

[●].

The Borrower hereby acknowledges that, pursuant to Section 5.1.5 of the Agreement, each of the delivery of this Loan Request and the acceptance by the Borrower of the proceeds of the borrowing requested hereby constitute a representation and warranty by the Borrower that, on the date of such borrowing (before and after giving effect thereto and to the application of the proceeds therefrom):

(a)     all statements set forth in Article VI of the Agreement (excluding, however, those set forth in Section 6.10) are true and correct in all material respects; and
(b)    no Default or Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event has occurred and is continuing.

The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Facility Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

The Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this    day of     , 202[●].

Royal Caribbean Cruises Ltd.

By: __________________________________________
Name:
Title:

Schedule 6
Exhibit O to the form of Novated Credit Agreement

Exhibit O
Floating Rate Loan Provisions
1    Definitions and interpretation
1.1    Words and expressions defined in the credit agreement to which this Exhibit is attached (as amended, restated, novated and/or supplemented from time to time, the Agreement) shall have the same meanings when used in this Exhibit and, in addition:
Compounded Reference Rate means, in relation to any US Government Securities Business Day during the Interest Period of the Floating Rate Loan (or the relevant part of it), the percentage rate per annum which is:
(a)    other than in the case of the Upsize Additional Advance (in respect of which paragraph (b) shall apply), the aggregate of:
(i)    the Daily Non-Cumulative Compounded RFR Rate for that US Government Securities Business Day; and
(ii)    the Credit Adjustment Spread; or
(b)    in the case of the Upsize Additional Advance, the Daily Non-Cumulative Compounded RFR Rate for that US Government Securities Business Day.
Compounded Reference Rate Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Loan Document at the Compounded Reference Rate.
Compounded Reference Rate Supplement means a document which:
(a)    is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Required Lenders);
(b)    specifies the relevant terms which are expressed in the Agreement (including this Exhibit) to be determined by reference to Compounded Reference Rate Terms; and
(c)    has been made available by the Facility Agent to the Borrower and each Lender.
Compounded Reference Rate Terms means the terms set out in Schedule 1 or in any Compounded Reference Rate Supplement.
Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:
(a)    is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Required Lenders);
(b)    specifies a calculation methodology for that rate; and
(c)    has been made available by the Facility Agent to the Borrower and each Lender.
Credit Adjustment Spread means, in the case of the Floating Rate Loan (but for this purpose excluding the Upsize Additional Advance, in respect of which there shall be no Credit Adjustment Spread), 0.42826% per annum.
Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 3 or in any relevant Compounding Methodology Supplement.

Daily Non-Cumulative Compounded RFR Rate means, in relation to any US Government Securities Business Day during an Interest Period for the Floating Rate Loan (or any part of it), the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 2 or in any relevant Compounding Methodology Supplement.
Daily Rate means the applicable rate specified as such in the Compounded Reference Rate Terms.
Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to clause 6.
Historic Term SOFR means, in relation to the Floating Rate Loan (or the relevant part of it), the most recent applicable Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan (or the relevant part of it) and which is as of a day which is no more than 5 US Government Securities Business Days before the Quotation Day.
Interpolated Historic Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(a)    either:
(i)    the most recent applicable Term SOFR (as of a day which is not more than 5 US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or
(ii)    if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), the most recent SOFR for a day which is no more than 5 US Government Securities Business Days (and no less than 2 US Government Securities Business Days) before the Quotation Day; and
(b)    the most recent applicable Term SOFR (as of a day which is not more than 3 US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).
Interpolated Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(a)    either
(i)    the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or
(ii)    if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), SOFR for a day which is 3 US Government Securities Business Days before the Quotation Day; and
(b)    the applicable Term SOFR (on the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).
LIBO Rate means the Screen Rate for Dollars at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period.

Lookback Period means the number of days specified as such in the Compounded Reference Rate Terms.

Market Disruption Rate means:
(a)    in the case of a Floating Rate Loan (or any part of it) accruing interest at the Reference Rate, the percentage rate per annum which is:
(i)    other than in the case of the Upsize Additional Advance (in respect of which sub-paragraph (ii) shall apply), the aggregate of:
(A)    the Reference Rate for the relevant Interest Period; and
(B)    the Credit Adjustment Spread; and
(ii)    in the case of the Upsize Additional Advance, the Reference Rate for the relevant Interest Period; and
(b)    in the case of a Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the rate specified as such in the Compounded Reference Rate Terms.
Quotation Day means, in relation to any period for which the Floating Rate is to be determined two US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
Reference Rate means, in relation to the Floating Rate Loan (or any part of it):
the applicable Term SOFR on the Quotation Day and for a period equal in length to the applicable Interest Period of the Floating Rate Loan (or the relevant part of it); or
as otherwise determined pursuant to sub-clauses 3.1 to 3.3 (inclusive).
Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
Seventh Novation Agreement Supplement Effective Date has the meaning given to the term Amendment Effective Date in the Seventh Novation Agreement Supplement.
SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).
US Government Securities Business Day means any day other than:
(a)    a Saturday or a Sunday; and

(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.
1.2    References to “clause” in this Exhibit shall be to clauses of this Exhibit and references to “section” shall be to sections of the Agreement.
1.3    The terms of Section 1.5 of the Agreement shall apply to this Exhibit.
2    Calculation of interest
Subject to clause 4, the rate of interest on each Floating Rate Loan for each Interest Period (and which Floating Rate Loan interest is payable by the Borrower pursuant to Section 3.3.1 of the Agreement) is the percentage rate per annum which is:
(a)    other than in the case of the Upsize Additional Advance (in respect of which paragraph (b) shall apply), the aggregate of:
(i)    the applicable Floating Rate Margin;
(ii)    the Reference Rate; and
(iii)    the Credit Adjustment Spread; or
(b)    in the case of the Upsize Additional Advance, the aggregate of the applicable Floating Rate Margin and the Reference Rate, and if, in any such case:
(A)    other than in the case of the Upsize Additional Advance (in respect of which sub-paragraph (B) shall apply), the aggregate of the Reference Rate and the Credit Adjustment Spread is less than zero, the Reference Rate will be deemed to be such a rate that the aggregate of the Reference Rate and the Credit Adjustment Spread is zero; and
(B)    in the case of the Upsize Additional Advance, the Reference Rate is less than or equal to zero, the Reference Rate shall be deemed to be zero.
3    Unavailability of Term SOFR
3.1    Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.
3.2    Historic Term SOFR: If clause 3.1 above applies but it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for the Floating Rate Loan or that part of the Floating Rate Loan.
3.3    Interpolated Historic Term SOFR: If clause 3.2 above applies but no Historic Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.
3.4    Compounded in Arrears: If clause 3.3 above applies but it is not possible to calculate the Interpolated Historic Term SOFR for the Interest Period of the Floating Rate Loan then the Reference Rate shall not apply for the Floating Rate Loan or that part of the Floating Rate Loan (as applicable) and instead interest shall be determined by reference to the Compounded

Reference Rate and the provisions of clause 4 will apply in respect of the Floating Rate Loan or the relevant part of the Floating Rate Loan (as applicable).
4    Determination of the Compounded Reference Rate
4.1    Where interest is to be determined by reference to the Compounded Reference Rate then the following provisions shall apply.
4.2    The rate of interest on the Floating Rate Loan (or any part thereof) for any day during an Interest Period is the percentage rate per annum which is the aggregate of:
(a)    the applicable Floating Rate Margin; and
(b)    the Compounded Reference Rate for that day.
4.3    If any day during an Interest Period for the Floating Rate Loan (or any part thereof) is not a US Government Securities Business Day, the rate of interest on the Floating Rate Loan (or any part of it) for that day will be the rate applicable to the immediately preceding US Government Securities Business Day.
5    Notification of the rates of interest
5.1    Subject to clause 5.2, the Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan (or any part of it).
5.2    If the Compounded Reference Rate is to apply to the Floating Rate Loan (or any part of it) in accordance with clause 3.4, the Facility Agent shall (promptly upon the Compounded Reference Rate Interest Payment being determinable) notify:
(a)    the Borrower of the amount of the Compounded Reference Rate Interest Payment;
(b)    the relevant Lenders and the Borrower of:
(i)    each applicable rate of interest relating to the determination of that Compounded Reference Rate Interest Payment; and
(ii)    to the extent it is then determinable, the Market Disruption Rate; and
(c)    each Lender of its portion of the amount referred to in (a) above, it being acknowledged and agreed that this clause 5.2 shall not apply to any Compounded Reference Rate Interest Payment determined pursuant to clause 6.
5.3    The Facility Agent shall, if clause 6 applies, promptly notify the Borrower of each Funding Rate relating to the Floating Rate Loan (or any part of it).
5.4    The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan to which clause 6 applies.
5.5    This clause 5 shall not require the Facility Agent to make any notification to any party on a day which is not a Business Day.
6    Market disruption
6.1    If:
(a)    the Compounded Reference Rate applies (or, pursuant to clause 3.4, is to apply) to the Floating Rate Loan for an Interest Period and by reason of circumstances affecting the

Lenders’ relevant markets, adequate means do not exist for ascertaining the Floating Rate by the Reporting Time for that Interest Period; or
(b)    before the Reporting Time (in the case of the Compounded Reference Rate) or, in the case of the Reference Rate, by close of business in London on the Quotation Day, in each case for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders, whose participations in the Floating Rate Loan (or the relevant part of it) exceed 50% of the outstanding aggregate principal amount of the Floating Rate Loan (or the relevant part of it) (and having regard to sub-paragraphs (i) and (ii) below) that the cost to it of funding its participation in the Floating Rate Loan (or the relevant part of it) would be in excess of the Market Disruption Rate, then the Facility Agent shall give notice of such determination (a Determination Notice) to the Borrower and each of the Lenders. It is acknowledged and agreed that, in the case of paragraph (b) above, the Upsize Additional Advance shall be treated as a separate part of the Floating Rate Loan and accordingly, a Determination Notice shall only be served in relation to the matters referred to in the said paragraph (b) if:
(i)    in the case of the Upsize Additional Advance, the notifications referred to in paragraph (b) above are from Upsize Lenders whose participations in the Upsize Additional Advance exceed 50% of the outstanding aggregate principal amount of the Upsize Additional Advance; and
(ii)    in the case of the Floating Rate Loan (excluding the Upsize Additional Advance), the notifications referred to in paragraph (b) above are from Lenders (excluding the Upsize Lenders) whose participations in the Floating Rate Loan (excluding the Upsize Additional Advance) exceed 50% of the outstanding aggregate principal amount of the Floating Rate Loan (excluding the Upsize Additional Advance), and (A) only the Lenders in respect of the relevant part of the Floating Rate Loan to which the Determination Notice relates shall be involved in the discussions referred to in clause 6.2 and (B) the following provisions of this clause 6 shall only be applicable to that part of the Floating Rate Loan to which the Determination Notice relates.
6.2    If:
(a)    the Determination Notice relates to the Reference Rate, the Borrower, the Lenders and the Facility Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied to the Floating Rate Loan (or the relevant part of it) under the Agreement. If the Borrower, the Lenders and the Facility Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring thirty (30) Business Days after the giving of such Determination Notice, clause 6.3 shall apply; or
(b)    the Determination Notice relates to the Compounded Reference Rate, there shall be no negotiation period of the type referred to in paragraph (a) above and instead clause 6.3 shall automatically apply.
6.3    If this clause 6.3 applies, the Facility Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which shall be equal to the sum of the applicable Floating Rate Margin and the lower of (a) the weighted average of the corresponding interest rates at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period on Reuters' pages KLIEMMM, GARBIC01 and FINA01 (or such other pages as may replace Reuters' pages KLIEMMM, GARBIC01 or FINA01 on Reuters' service) and (b) the cost to the Lenders of funding the portion of the Floating Rate Loan (or the relevant part of it) held by such Lenders.

6.4    It is acknowledged and agreed that no Lender shall be entitled to make a notification referred to in clause 6.1(b) in respect of, or to compensation under clause 6.3 for, amounts up to the difference between:
(a)    in the case of the Floating Rate Loan (but for this purpose excluding the Upsize Additional Advance):
(i)    subject to sub-paragraph (ii) below, such Lender's cost of obtaining matching deposits on the date such Lender became a Lender hereunder less the LIBO Rate on such date; or
(ii)    if such Lender becomes a Lender after the Seventh Novation Agreement Supplement Effective Date, such Lender's cost of obtaining matching deposits on the date such Lender became a Lender under this Agreement less the Reference Rate on such date or, if on such date the Floating Rate is determined pursuant to Clause 4, the Compounded Reference Rate (but for this purpose excluding the Credit Adjustment Spread) for the Interest Period in which such date occurs; and
(b)    in the case of the Upsize Additional Advance, such Lender's cost of obtaining matching deposits on the Seventh Novation Agreement Supplement Effective Date or, if later, the date upon which such Lender became a Lender, in each case less the Reference Rate on such date or, if on such date the Floating Rate is determined pursuant to Clause 4, the Compounded Reference Rate for the Interest Period in which such date occurs.
6.5    If, in relation to the Floating Rate Loan (or any part of it):
(a)    a Lender's Funding Rate is less than the relevant Market Disruption Rate; or
(b)    a Lender does not supply a quotation by the Reporting Time or by close of business on the Quotation Day (as applicable) for the relevant Interest Period, the cost to that Lender of funding its participation in that Floating Rate Loan for that Interest Period will be deemed, for the purposes of this clause 6, to be the Market Disruption Rate for that Floating Rate Loan.

7    Published Rate replacement
7.1    If a Published Rate Replacement Event occurs in relation to any Published Rate, any amendment or waiver which relates to
(a)    providing for the use of a Replacement Reference Rate in place of that Published Rate; and
(b)
(i)    aligning any provision of any Loan Document to the use of that Replacement Reference Rate;
(ii)    enabling that Replacement Reference Rate to be used for the calculation of interest under the Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of the Agreement);
(iii)    implementing market conventions applicable to that Replacement Reference Rate;
(iv)    providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)    adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Required Lenders) and the Borrower.
7.2    If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, clause 7.1 above within 5 Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:
(a)    its Commitment or its participation in the Loan shall not be included for the purpose of ascertaining whether any relevant percentage of Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and
(b)    its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
7.3    In this clause 7:
Published Rate means:
(a)    SOFR; or
(b)    Term SOFR for any Quoted Tenor.
Published Rate Contingency Period means, in relation to:
(a)    Term SOFR (all Quoted Tenors), ten US Government Securities Business Days; and
(b)    SOFR, ten US Government Securities Business Days.
Published Rate Replacement Event means, in relation to a Published Rate:
(a)    the methodology, formula or other means of determining that Published Rate has, in the opinion of the Required Lenders and the Borrower, materially changed;

(b)
(i)
(A)    the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)    information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;
(ii)    the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(c)    the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;
(d)    the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;
(e)    the supervisor of the administrator of that Published Rate makes a public announcement or publishes information stating that that Published Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor) and such official statement expresses awareness that any such announcement or publication will engage certain contractual triggers that are activated by pre-cessation or cessation announcements or publications; or
(f)    the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)    the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Required Lenders and the Borrower) temporary; or
(ii)    that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or
(g)    in the opinion of the Required Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under the Agreement.
Quoted Tenor means Term SOFR for periods of six months.
Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
Replacement Reference Rate means a reference rate which is:
(a)    formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)    the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)    any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;
(b)    in the opinion of the Required Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)    in the opinion of the Required Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.

Schedule 1
Compounded Reference Rate Terms

CURRENCY:	Dollars.
Cost of funds as a fallback
Cost of funds will not apply as a fallback.
Definitions
Additional Business Days:	A US Government Securities Business Day.
Break Costs:	Nil
Business Day Conventions:	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:
(a)    The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)    if that target is not a single figure, the arithmetic mean of:

(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and (ii) the lower bound of that target range.
`Central Bank Rate Adjustment:
In relation to the Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five (5) most immediately preceding US Government Securities Business Days for which the RFR was available.

Central Bank Rate Spreads:
means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent of:
(a)    the RFR for that US Government Securities Business Day; and
(b)    the Central Bank Rate prevailing at close of business on that US Government Securities Business Day.

Daily Rate:	The Daily Rate for any US Government Securities Business Day is:
(a) the RFR for that US Government Securities Business Day; or

(b)    if the RFR is not available for that US Government Securities Business Day, the percentage rate per annum which is the aggregate of:
(i)    the Central Bank Rate for that US Government Securities Business Day; and
(ii)    the applicable Central Bank Rate Adjustment; or
(c)    if paragraph (b) above applies but the Central Bank Rate for that US Government Securities Business Day is not available, the percentage rate per annum which is the aggregate of:
(i)    the most recent Central Bank Rate for a day which is no more than 5 US Government Securities Business Day before that US Government Securities Business Day; and

(ii)    the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places.
If:
(A)     other than in respect of the Upsize Additional Advance (in respect of which paragraph (B) below shall apply), in either case the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the Credit Adjustment Spread is zero; and
(B)    in respect of the Upsize Additional Advance, in either case that rate is less than zero, such rate shall be deemed to be zero.

Lookback Period:	Five US Government Securities Business Days.
Market Disruption Rate:
The percentage rate per annum which is:
(a)    other than in respect of the Upsize Additional Advance (in respect of which sub-paragraph (b) below shall apply), the aggregate of (i) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Floating Rate Loan (excluding the Upsize Additional Advance) and (ii) the Credit Adjustment Spread; and
(b)    in the case of the Upsize Additional Advance, the Cumulative Compounded RFR Rate for the Interest Period of the Upsize Additional Advance.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.
RFR:
The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Reporting Time
Deadline for Lenders to report market disruption in accordance with clause 6.1.	Close of business in London on the Reporting Day for the relevant Loan.

Schedule 2
Daily Non-Cumulative Compounded RFR Rate
The Daily Non-Cumulative Compounded RFR Rate for any US Government Securities Business Day "i" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that US Government Securities Business Day "i";
UCCDRi-1 means, in relation to that US Government Securities Business Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding US Government Securities Business Day (if any) during that Interest Period;
dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;
ni means the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day; and
the Unannualised Cumulative Compounded Daily Rate for any US Government Securities Business Day (the Cumulated US Government Securities Business Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose):
where:
ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day;
tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the US Government Securities Business Day which immediately follows the last day of the Cumulation Period;
Cumulation Period means the period from, and including, the first US Government Securities Business Day of that Interest Period to, and including, that Cumulated US Government Securities Business Day;
dcc has the meaning given to that term above; and
the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:
where:
d0 means the number of US Government Securities Business Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;
i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order in the Cumulation Period;
DailyRatei-LP means, for any US Government Securities Business Day "i" in the Cumulation Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";
ni means, for any US Government Securities Business Day "i" in the Cumulation Period, the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;
dcc has the meaning given to that term above; and
tni has the meaning given to that term above.

Schedule 3
Compounded RFR Rate
The Cumulative Compounded RFR Rate for any Interest Period for a Floating Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 2 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:
where:
d0 means the number of US Government Securities Business Days during the Interest Period;
i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order during the Interest Period;
DailyRatei-LP means for any US Government Securities Business Day "i" during the Interest Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";
ni means, for any US Government Securities Business Day "i", the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;
dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and
d means the number of calendar days during that Interest Period.

SIGNATORIES
Amendment Agreement in respect of Hull A35

Existing Borrower

SIGNED by	)
for and on behalf of	)
PALMERAIE FINANCE LIMITED	)	/s/ KIRSTIE KRYPNER
Name: Kirstie Krypner	)
Title: Director	)

New Borrower

SIGNED by	)
for and on behalf of	)
ROYAL CARIBBEAN CRUISES LTD.	)	/s/ ANTJE M. GIBSON
Name: Antje M. Gibson	)
Title: Treasurer	)

Facility Agent

SIGNED by	)
for and on behalf of	)
CITIBANK EUROPE PLC, UK BRANCH	)	/s/ HENRIK SLOTSAA
as Facility Agent on behalf of the Finance Parties	)
Name: Henrik Slotsaa	)
Title: Vice President	)

Security Trustee

SIGNED by	)
for and on behalf of	)
CITICORP TRUSTEE COMPANY LIMITED	)	/s/ VANESSA EVANS
as Security Trustee on behalf of the Finance Parties	)
Name: Vanessa Evans	)
Title: Attorney	)

Global Coordinator

SIGNED by	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	/s/ JAVIER ESPIAGO
Name: Javier Espiago	)
Title: Director	)

The ECA Agent

SIGNED by	)
for and on behalf of	)
HSBC CONTINENTAL EUROPE	)	/s/ NATHAN GHIOTTI
Name: Nathan Ghiotti	)
Title: BPI AE Agent	)

French Coordinating Bank

SIGNED by	)
for and on behalf of	)
HSBC CONTINENTAL EUROPE	)	/s/ GUY WOELFEL
Name: Guy Woelfel and Julie Bellais	)	/s/ JULIE BELLAIS
Title: Managing Director, Global Head of Aviation Finance and Real Asset Capital Management and Director, Head of Export Finance Continental Europe

Upsize Lenders

SIGNED by	)
for and on behalf of	)
CITIBANK EUROPE PL	)	/s/ JAVIER ESPIAGO
Name: Javier Espiago	)
Title: Director	)